                                                                     EXHIBIT 10B














                             AMENDED AND RESTATED

                           ASSET PURCHASE AGREEMENT,

                        DATED AS OF DECEMBER 22, 1994,

                                     AMONG

                   RHONE-POULENC RORER PHARMACEUTICALS INC.,

                      RHONE-POULENC RORER CARIBBEAN INC.

                                      AND

                          CIBA SELF-MEDICATION, INC.

                               TABLE OF CONTENTS

                                                                            PAGE
ARTICLE 1.      DEFINITIONS.................................................   1

ARTICLE 2.      PURCHASE AND SALE OF ASSETS.................................   8

     2.1   Assets of Seller to Be Purchased.................................   8
     2.2   Liabilities Assumed..............................................  11
     2.3   The Canadian Transaction.........................................  12

ARTICLE 3.      PAYMENTS....................................................  12

     3.1   Payments.........................................................  12
     3.2   Adjustment.......................................................  12
     3.3   Payment in Immediately Available Funds...........................  13

ARTICLE 4.      REPRESENTATIONS AND WARRANTIES OF SELLER....................  13

     4.1   Representations and Warranties...................................  13

           4.1.1   Organization of Seller...................................  13
           4.1.2   Authorization............................................  14
           4.1.3   Compliance...............................................  14
           4.1.4   Consents and Approvals of Governmental
                     Bodies.................................................  15
           4.1.5   Other Consents...........................................  15
           4.1.6   Financial Statements.....................................  17
           4.1.7   Tax Matters..............................................  16
           4.1.8   Contracts and Binding Commitments........................  17
           4.1.9   Status of Contracts......................................  18
           4.1.10  Good Title; Condition of Purchased Assets;
                     No Condemnation........................................  19
           4.1.11  Litigation; Warranty Claims..............................  20
           4.1.12  Environmental; Worker Health and Safety..................  21
           4.1.13  Material Changes.........................................  22
           4.1.14  Intellectual Property....................................  22
           4.1.15  Labor Matters............................................  23
           4.1.16  Employee Benefits........................................  25
           4.1.17  Inventory................................................  26
           4.1.18  Compliance with Law......................................  27
           4.1.19  Broker...................................................  27
           4.1.20  Assets of the Business...................................  28
           4.1.21  Related Person Transactions..............................  28
           4.1.22  Customers and Suppliers..................................  28
           4.1.23  Officers and Employees...................................  29
           4.1.24  Absence of Certain Changes...............................  29
           4.1.25  Insurance Matters........................................  30
           4.1.26  Books and Records........................................  30
           4.1.27  Products.................................................  31
           4.1.28  Product Warranties.......................................  31

                                                                            Page
ARTICLE 5.      REPRESENTATIONS AND WARRANTIES OF BUYER.....................  31

     5.1   Representations and Warranties...................................  31

           5.1.1   Organization and Standing................................  31
           5.1.2   Authorization............................................  32
           5.1.3   Compliance...............................................  32
           5.1.4   Broker...................................................  32
           5.1.5   Available Funds..........................................  33
           5.1.6   Consents and Approvals of Governmental
                     Bodies.................................................  33
           5.1.7   Other Consents...........................................  33

ARTICLE 6.      COVENANTS OF SELLER PENDING CLOSING.........................  33

     6.1   Operate in Ordinary Course.......................................  33
     6.2   Access...........................................................  36
     6.3   No Dealings with Other Possible Buyers...........................  36

ARTICLE 7.      CLOSING DATE; CONDITIONS PRECEDENT;
                TERMINATION.................................................  37

     7.1   Closing Date and Place...........................................  37
     7.2   Conditions Precedent to the Obligations of Buyer
                to Close....................................................  37

           7.2.1   No Injunctive Proceedings................................  37
           7.2.2   Hart-Scott...............................................  37
           7.2.3   Representations and Warranties...........................  37
           7.2.4   Performance of Agreements................................  38
           7.2.5   Material Adverse Effect..................................  38
           7.2.6   Intentionally Omitted....................................  38
           7.2.7   Litigation...............................................  38
           7.2.8   Regulatory Approvals.....................................  38
           7.2.9   Consents, Approvals, Assignments.........................  38
           7.2.10  Deliveries...............................................  38
           7.2.11  Canadian Purchase Agreement Closing......................  38
           7.2.12  Compliance Evidence......................................  38
           7.2.13  Proceedings Satisfactory.................................  39
           7.2.14  License Agreements.......................................  39
           7.2.15  Delivery of Possession...................................  39

     7.3   Conditions Precedent to the Obligations of Seller
                to Close....................................................  39

           7.3.1   No Injunctive Proceedings................................  39
           7.3.2   Hart-Scott...............................................  39
           7.3.3   Representations and Warranties...........................  39
           7.3.4   Performance of Agreements................................  39
           7.3.5   Payments.................................................  40

                                                                            Page
           7.3.6   Intentionally Omitted....................................  40
           7.3.7   Litigation...............................................  40
           7.3.8   Regulatory Approvals.....................................  40
           7.3.9   Consents, Approvals and Assignments......................  40
           7.3.10  Deliveries...............................................  40
           7.3.11  Canadian Purchase Agreement Closing......................  40
           7.3.12  Compliance Evidence......................................  40
           7.3.13  Proceedings Satisfactory.................................  41

     7.4   Termination of this Agreement....................................  41
           7.4.1   Termination..............................................  41
           7.4.2   Effect of Termination....................................  41
     7.5     Signing Deliveries.............................................  41

ARTICLE 7A.     CUT-OFF DATE AND CERTAIN REVISED ARRANGEMENTS...............  42

     7A.1.   When Effective.................................................  42
     7A.2.   Revised Arrangements...........................................  42

           7A.2.1. Cut-Off Event............................................  42
           7A.2.2. Conditions to Buyer's Obligations........................  42
           7A.2.3. Conditions to Seller's Obligations.......................  43
           7A.2.4. Termination..............................................  44
           7A.2.5. Effect of Termination....................................  45
           7A.2.6. Deliveries By Seller.....................................  45
           7A.2.7. Deliveries By Buyer......................................  46

     7A.3.   Interim Period.................................................  46
     7A.4.   Post-Closing Payment...........................................  47
     7A.5.   Affirmative Covenants..........................................  48

ARTICLE 8.      CLOSING DELIVERIES..........................................  48
     8.1     Deliveries by Seller...........................................  48

           8.1.1   Corporate Resolutions....................................  48
           8.1.2   Bill of Sale.............................................  49
           8.1.3   Real Property Deed.......................................  49
           8.1.4   Transition Services Agreement............................  49
           8.1.5   Intellectual Property Agreement..........................  49
           8.1.6   Other Transfer Documents.................................  49
           8.1.7   FIRPTA Certificate.......................................  49
           8.1.8   Restrictive Covenants Agreement..........................  49
           8.1.9   Supply Agreement.........................................  49
           8.1.10  Transition Manufacturing Agreement.......................  49
           8.1.11  Code Compliance..........................................  50

                                                                            Page
     8.2   Deliveries by Buyer..............................................  50
           8.2.1   Corporate Resolutions....................................  50
           8.2.2   Assumption Agreement.....................................  50
           8.2.3   Transition Services Agreement............................  50
           8.2.4   Intellectual Property Agreement..........................  50
           8.2.5   Restrictive Covenants Agreement..........................  50
           8.2.6   Supply Agreement.........................................  50
           8.2.7   Transition Manufacturing Agreement.......................  50

ARTICLE 9.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                INDEMNIFICATION.............................................  50

     9.1     Survival.......................................................  50
     9.2     Indemnification by Seller......................................  51

           9.2.1   Certain Limitations......................................  54
     9.3     Indemnification by Buyer.......................................  55
           9.3.1   Certain Limitations......................................  56
     9.4     Conduct Attributable to Both Parties...........................  57
     9.5     Procedure for Indemnification..................................  57
           9.5.1............................................................  57
           9.5.2............................................................  57
           9.5.3............................................................  58
     9.6     Limitation on Remedies.........................................  58
     9.7     Real Property Deed.............................................  58

ARTICLE 10.     COVENANTS...................................................  59

     10.1    Employee Matters...............................................  59
           10.1.1  Termination of Employment; Offer of Employment...........  59
           10.1.2  Collective Bargaining Agreement..........................  60
           10.1.3  Welfare and Other Fringe Benefit Plans...................  60
           10.1.4  Pension Plans............................................  62
           10.1.5  Seller's Liabilities With Respect to Employees...........  65
           10.1.6  Conditional Offers of Employment.........................  66
           10.1.7  Reimbursement............................................  66
           10.1.8  No Rights to Employees...................................  66
           10.1.9  Notice Obligations.......................................  66
           10.1.10 Termination of Employment, Noncompetition and
                    confidentiality Agreements..............................  67

     10.2    Reasonable Commercial Efforts and Required Consents............  67
     10.3    Books, Records and Information.................................  68
     10.4    Workers' Compensation..........................................  68
     10.5    Confidential Information.......................................  68
     10.6    Publicity......................................................  69
     10.7    Switch Products................................................  69

                                                                            Page
     10.8    Barcroft First Refusal.........................................  70
     10.9    Office Building Repurchase.....................................  71
           10.9.1...........................................................  71
           10.9.2...........................................................  71
           10.9.3...........................................................  72
           10.9.4...........................................................  73
           10.9.5...........................................................  73
           10.9.6...........................................................  73
           10.9.7...........................................................  74
           10.9.8...........................................................  74
           10.9.9...........................................................  75
           10.9.10..........................................................  78
     10.10   Failure to Obtain Consent......................................  78
     10.11   Use of Name....................................................  79
     10.12   Non-Solicitation...............................................  79
     10.13   Consultation...................................................  80
     10.14   Envirotest Parcel Repurchase...................................  80
           10.14.1..........................................................  80
           10.14.2..........................................................  80
           10.14.3..........................................................  80
           10.14.4..........................................................  81
           10.14.5..........................................................  81
           10.14.6..........................................................  82

ARTICLE 11.     TAX MATTERS.................................................  82

     11.1    General........................................................  82
     11.2    Sales, Use and Transfer Taxes..................................  82
     11.3    Federal, State and Local Taxes.................................  83
     11.4    Cooperation and Exchange of Information........................  83
     11.5    Purchase Price Allocation......................................  84
     11.6    FIRPTA Certificate.............................................  84
     11.7    Calculations Related to Section 11.1...........................  84
     11.8    Refunds........................................................  85

ARTICLE 12.     MISCELLANEOUS...............................................  85

     12.1    Expenses.......................................................  85
     12.2    Notices........................................................  85
     12.3    Integration....................................................  86
     12.4    Captions.......................................................  86
     12.5    Assignment; Amendment; Waiver..................................  87
     12.6    Applicable Law.................................................  87
     12.7    Failure to Close...............................................  87
     12.8    Further Assurances.............................................  88
     12.9    No Third-Party Rights..........................................  88
     12.10   Incorporation of Exhibits and Schedules........................  88
     12.11   Submission to Jurisdiction.....................................  88
     12.12   Counterparts...................................................  89
     12.13   Rights Cumulative..............................................  89
     12.14   Time...........................................................  89
     12.15   Specific Performance...........................................  89
     12.16   Severability...................................................  90
     12.17   Recording......................................................  90

                                   SCHEDULES
                                   ---------

Number                      Title
- ------                      -----
2.1(a)(i)           Real Property

2.1(a)(i)-1         Office Building

2.1(a)(i)-2         Envirotest Parcel

2.1(a)(ii)          Tangible Personal Property

2.1(a)(iii)         Leases (Real and Personal Property)

2.1(a)(viii)        Governmental, Permits

2.1(a)(xii)         Prepaid Expenses

2.1(b)              Other Excluded Assets

2.2(a)              Contracts not being Assumed

2.2(c)              Advertising Commitments

4.1.3               Compliance

4.1.4               Governmental Body Consents

4.1.5               Third Party Consents

4.1.6               Schedule of Assets and Management Income Statements

4.1.7(c)            Unpaid Assessments of Taxes

4.1.8               Contracts

4.1.9               Status of Contracts

4.1.10(b)           Permitted Encumbrances

4.1.10(d)           Condemnation Proceedings

4.1.11(a)           Litigation

4.1.12              Environmental Matters

4.1.13              Material Changes

4.1.14              Intellectual Property Matters

4.1.15(a)           Strikes, Slowdowns, etc.

4.1.15(b)           Labor Relations Exceptions

4.1.16(a)           Employee Benefit Plans

4.1.16(b)           Amendments to Employee Benefit Plans

4.1.16(d)           Multi-Employer Plans

4.1.16(e)           Obligations Relating to Health Plans

4.1.16(g)           Government Proceedings Relating to Plans

4.1.18 Exceptions to Business being operated in Compliance with Laws, etc.

4.1.21(a)           Agreements between Seller and Related Persons

4.1.22(a)           Customers and Suppliers

4.1.23              Employee List

4.1.24              Changes in Business

4.1.25              Insurance

4.1.27(a)           Products

4.1.27(c)           Product Complaints

4.1.28              Product Warranties

6.1                 Exceptions to Operations in the Ordinary Course

7.2.8               Required Regulatory Approvals

7.2.9               Other Required Consents

10.1.1              Certain New Employees

10.4                Workers' Compensation Claims

                                    EXHIBITS
                                    --------

Number              Title
- ------              -----
2.2            Form of Assumption Agreement

8.1.2          Form of Bill of Sale

8.1.3          Form of Real Property Deed

8.1.4          Form of Transition Services Agreement

8.1.5          Form of Intellectual Property Agreement

8.1.8          Form of Restrictive Covenants Agreement

8.1.9          Form of Supply Agreement

8.1.10         Form of Transition Manufacturing Agreement

8.1.11         Form of RPR Guaranty

8.2.8          Form of CUA Guaranty

          AMENDED AND RESTATED ASSET PURCHASE AGREEMENT, dated as of December 22, 1994, among RHONE-POULENC RORER PHARMACEUTICALS INC., a corporation organized under the laws of Delaware ("SELLER"), RHONE-POULENC RORER CARIBBEAN INC., a corporation organized under the laws of the Commonwealth of Puerto Rico ("RPR CARIBBEAN"), and CIBA SELF-MEDICATION, INC., a corporation organized under the laws of Delaware ("BUYER").

          WHEREAS, Seller, RPR Caribbean and Buyer have entered into an Asset Purchase Agreement dated as of December 22, 1994 (the "DECEMBER 22 PURCHASE AGREEMENT"); and

          WHEREAS, Seller, RPR Caribbean and Buyer desire to amend and restate the December 22 Purchase Agreement in its entirety.

          NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained, the December 22 Purchase Agreement shall be amended and restated in its entirety as follows:

          ARTICLE 1.     DEFINITIONS
                         -----------

          As used in this Agreement, the following terms have the meanings specified or referred to in this Article 1:

          "ACQUISITION EVENT" -- See Section 10.14.3.

          "ADJUSTMENT" -- See Section 3.2(a).

          "AFFILIATE" -- With respect to any Person, any Person which, directly or indirectly, controls or is controlled by that Person or is under common control with that Person. For the purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities, by contract or otherwise.

          "AGENTS" -- See Section 9.2.

          "AGREEMENT" -- This Amended and Restated Asset Purchase Agreement.

          "ASSUMED LIABILITIES" -- See Section 2.2.

          "ASSUMPTION AGREEMENT" -- See Section 2.2.

          "BARCROFT FACILITY" -- The Seller's raw materials manufacturing facility located at 40 Cape Henlopen Drive, Lewes, Delaware 19958.

          "BEST KNOWLEDGE" -- As to any Person, actual knowledge of directors, officers and managerial employees of such Person (as to Seller, including Rhone-Poulenc Rorer Inc., with respect to the Intellectual Property, Rhone-Poulenc Pharmaceuticals Inc. and, with respect to the assets and liabilities associated with Puerto Rico, RPR Caribbean), after due inquiry.

          "BILL OF SALE" -- See Section 8.1.2.

          "BUSINESS" -- The production, marketing, distribution and sale of the Products in the Territory by the North American Consumer Products Division of Seller and RPR Caribbean.

          "BUSINESS DAY" -- Any day that is not a Saturday or Sunday or a day on which banks located in the City of New York are authorized or required to be closed.

          "BUYER" -- See the first paragraph of this Agreement.

          "BUYER PENSION PLAN" -- See Section 10.1.4(b).

          "BUYER REPLY" -- See Section 10.7(b).

          "CANADIAN BUSINESS" -- The production, marketing, distribution and sale of the Products in Canada by the North American Consumer Products Division of Seller.

          "CANADIAN BUYER" -- See Section 2.3.

          "CANADIAN PURCHASE AGREEMENT" -- See Section 2.3.

          "CANADIAN PURCHASED ASSETS" -- The assets of Canadian Seller being purchased pursuant to the Canadian Purchase Agreement.

          "CANADIAN SELLER" -- See Section 2.3.

          "CIBA GUARANTY" -- See Section 7.5.

          "CLOSING" -- See Section 7.1.

          "CLOSING DATE" -- See Section 7.1.

          "COBRA" -- United States Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, 26 U.S.C. (S) 4980B, and the rules and regulations promulgated thereunder.

          "CODE" -- United States Internal Revenue Code of 1986, as amended.

          "CONTEMPLATED TRANSACTIONS" -- The sale, transfer, assignment and conveyance of the Purchased Assets by Seller to Buyer, the purchase of the Purchased Assets by Buyer from Seller, the assumption of the Assumed Liabilities by Buyer and the other transactions contemplated hereby and by the U.S. Buyer Ancillary Agreements and the U.S. Seller Ancillary Agreements.

          "CONTRACTS" -- All contracts, leases, agreements, indentures, mortgages, deeds of trust, notes, bonds, instruments, plans (excluding Plans), commitments, licenses, purchase orders, sales orders or any other binding arrangements, express or implied (including any amendments, supplements, modifications and schedules and exhibits thereto), to which Seller or any Related Person is a party or by which any of them or their assets is bound which primarily relate to the Products, the Business, the Purchased Assets or the Intellectual Property.

          "CUT-OFF DATE" -- See Section 7A.1.

          "CUT-OFF EVENT" -- See Section 7A.2.1.

          "DAMAGES" -- See Section 9.2.

          "DECEMBER 22 PURCHASE AGREEMENT" -- See the first Whereas clause.

          "EEOC" -- United States Equal Employment Opportunity Commission and any successor Governmental Body.

          "EMPLOYMENT CONTRACTS" -- any contract for employment of any employee of Seller or any other Person who renders services to Seller and any Contract with any labor union or association representing any employee of the Business as of the Closing Date.

          "ENCUMBRANCE" -- Any security interest, mortgage, deed of trust, lien (including any lien imposed by any court or Governmental Body), charge, adverse claim or restriction of any kind, including, but not limited to, the rights of any vendor, lessor or similar Person under any conditional sale or other title retention agreement or any lease, and any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

          "ENVIRONMENT" -- The air, ground (surface and subsurface) or water (surface and groundwater), or the workplace.

          "ENVIRONMENTAL LAW" -- Any applicable federal, state, local or other law, statute, ordinance, rule, regulation, permit, judgment, order, decree or other binding requirement of, or binding agreement with, any Governmental Body, relating to Releases of Hazardous Materials, worker exposure to Hazardous Materials, the protection of natural resources and the Environment, historic preservation, zoning or land use, and any judicial ruling, court decree, order or judgment with respect thereto.

          "ENVIROTEST DAMAGES" -- See Section 10.14.5.

          "ENVIROTEST PARCEL" -- The land described on Schedule 2.1(a)(i)-2 hereto.

          "ENVIROTEST SUBDIVISION" -- See Section 10.14.2.

          "EPA" -- United States Environmental Protection Agency and any successor Governmental Body.

          "ERISA" -- United States Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

          "EXCLUDED ASSETS" -- See Section 2.1(b).

          "FDA" -- United States Food and Drug Administration and any successor Governmental Body.

          "FICA" -- United States Federal Insurance Contributions Act, as amended, and the rules and regulations promulgated thereunder.

          "FIRPTA CERTIFICATE" -- See Section 11.6.

          "FUTA" -- United States Federal Unemployment Tax Act, as amended, and the rules and regulations promulgated thereunder.

          "GAAP" -- United States generally accepted accounting principles as in effect on the date hereof.

          "GOVERNMENTAL BODY" -- Any domestic or foreign national, regional, state (including the District of Columbia and the Commonwealth of Puerto Rico) or municipal or other local government or multi-national body, any subdivision, agency, commission, authority or instrumentality thereof, or any quasi-governmental or arbitral tribunal or other private body exercising any regulatory or taxing authority thereunder.

          "GOVERNMENTAL PERMIT" -- All permits, authorizations, registrations, consents, approvals, waivers, franchises, exceptions, variances, orders, certificates, judgments, decrees, licenses, exemptions, or declarations of or by any court or Governmental Body.

          "HART-SCOTT" -- U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

          "HAZARDOUS MATERIALS" -- All chemicals, substances, materials and wastes that are, or are deemed by a Governmental Body or court to be, hazardous, dangerous, toxic, polluting or contaminating, or that are designated, defined or regulated under, any Environmental Law, and shall include, without limitation, petroleum, petroleum products, asbestos, asbestos-containing material, polychlorinated biphenyls and ureaformaldehyde.

          "IND" -- See Section 4.1.27(b).

          "INDEMNITEE" -- See Section 9.5.2(a).

          "INDEMNITOR" -- See Section 9.5.2(a).

          "INTELLECTUAL PROPERTY" -- See Section 4.1.14.

          "INTELLECTUAL PROPERTY AGREEMENT" -- See Section 8.1.5.

          "INTERIM NET EARNINGS" -- See Section 7A.4(b).

          "INTERIM PERIOD" -- See Section 7A.3.

          "IRS" -- United States Internal Revenue Service and any successor Governmental Body.

          "MANUFACTURING PLANT" -- The Real Property excluding the Office Building.

          "MATERIAL ADVERSE EFFECT" -- See Section 4.1.1.

          "MATERIAL CONTRACTS" -- See Section 4.1.8.

          "MULTIEMPLOYER PLAN" -- See Section 4.1.16(d).

          "NET EARNINGS STATEMENT"  -- See Section 7A.4(b).

          "NEW EMPLOYEES" -- See Section 10.1.1(c).

          "NLRA" -- United States National Labor Relations Act, as amended, and the rules and regulations promulgated thereunder.

          "NLRB" -- United States National Labor Relations Board and any successor Governmental Body.

          "NOTICES" -- See Section 10.1.9.

          "OFFICE BUILDING" -- The land described on Schedule 2.1(a)(i)-1 hereto together with the office building and all other improvements thereon.

          "OFFICE BUILDING DAMAGES" -- See Section 10.9.9(iii).

          "OFFICE BUILDING MATTERS" -- See Section 10.9.9(i).

          "PBGC" -- United States Pension Benefit Guaranty Corporation and any successor Governmental Body.

          "PERMITTED ENCUMBRANCES" -- See Section 4.1.10(b).

          "PERSON" -- Any individual, corporation, partnership, limited liability company, joint venture, trust, association, unincorporated organization, Governmental Body or other entity.

          "PLANS" -- See Section 4.1.16(a).

          "PRODUCTS" -- The products of the North American Consumer Products Division of Seller and RPR Caribbean as set forth on Schedule 4.1.27(a).

          "PURCHASE ACCEPTANCE" -- See Section 10.8(c).

          "PURCHASED ASSETS" -- See Section 2.1(a).

          "PURCHASE PRICE" -- See Section 3.1.

          "QUALIFIED PLANS" -- See Section 4.1.16(b).

          "REAL PROPERTY" -- See Section 2.1(a)(i).

          "REAL PROPERTY DEED" -- See Section 8.1.3.

          "RELATED PERSON" -- Rhone-Poulenc Rorer Inc. and its majority owned subsidiaries, including, without limitation, RPR Caribbean.

          "RELEASE" -- Any release, spill, leak, placement, pumping, pouring, flooding, emission, emptying, discharge, injection, escape, leaching, migration, disposal or dumping.

          "RESTRICTIVE COVENANTS AGREEMENT" -- See Section 8.1.8.

          "RETAINED NAMES" -- See Section 10.11.

          "RPR CARIBBEAN" -- See the first paragraph of this Agreement.

          "RPR GUARANTY" -- See Section 7.5.

          "RPR HOURLY PLAN" -- See Section 10.1.4(c).

          "RPR PENSION PLAN" -- See Section 10.1.4(b).

          "SALABLE RETURNS" -- See Section 2.2(b).

          "SELLER" -- See the first paragraph of this Agreement.

          "SELLER ACTION" -- See Section 10.9.9(i).

          "SELLER MINIMUM" --  See Section 9.2.1(a).

          "SELLER OFFER" -- See Section 10.7(b).

          "SUBDIVISION" -- See Section 10.9.2.

          "SUI" -- State Unemployment Insurance.

          "SUPPLY AGREEMENT" -- See Section 8.1.9.

          "SWITCH PRODUCTS" -- See Section 10.7(a).

          "TAX" OR "TAXES" -- (a) Any and all taxes, charges, fees, imposts, levies, interest, penalties, additions to tax or other assessments or fees of any kind (whether federal, state, local or foreign), including, without limitation, income, corporate, capital, gross receipts, profits, occupation, ad valorem, transfer, withholding, payroll, employment, excise, property, sales, use, turnover, value added and franchise taxes, deductions, withholdings and customs duties, imposed by any Governmental Body and (b) any payments or obligation with respect to any Tax or Taxes described in clause (a) above required under any tax-sharing agreement or other arrangement.

          "TAX RETURNS" -- Any return, report, information return or other document (including any related or supporting information) filed or required to be filed with any Governmental Body in connection with the determination, assessment, collection or administration of any Taxes or the administration of any laws, regulations or administrative requirements relating to any Taxes.

          "TERMINATION NOTICE" -- See Section 10.9.6.

          "TERRITORY" -- The 50 States of the United States, the District of Columbia and the Commonwealth of Puerto Rico. The Territory shall include the territories and possessions of the United States.

          "THIRD PARTY NOTICE" -- See Section 10.8(b).

          "THIRD PARTY OFFER" -- See Section 10.8(b).

          "TRANSFER DOCUMENTS" -- See Section 8.1.6.

          "TRANSFER TAXES" -- See Section 11.2(a).

          "TRANSITION MANUFACTURING AGREEMENT" -- See Section 8.1.10.

          "TRANSITION SERVICES AGREEMENT" -- See Section 8.1.4.

          "TSCA" -- The Toxic Substances Control Act, as amended, and the rules and regulations promulgated thereunder.

          "UNION AGREEMENT" -- See Section 10.1.2.

          "U.S. BUYER ANCILLARY AGREEMENTS" -- Collectively, the Assumption Agreement, the Transition Services Agreement, the Restrictive Covenants Agreement, the Supply Agreement, the Transition Manufacturing Agreement, the Ciba Guaranty and the Intellectual Property Agreement.

          "U.S. SELLER ANCILLARY AGREEMENTS" -- Collectively, the Bill of Sale, the Real Property Deeds, the Transfer Documents, the Transition Services Agreement, the Restrictive Covenants Agreement, the Supply Agreement, the Transition Manufacturing Agreement, the RPR Guaranty and the Intellectual Property Agreement.

          "WARN ACT" -- See Section 10.1.9.

          Wherever, from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.

          ARTICLE 2.     PURCHASE AND SALE OF ASSETS
                         ---------------------------

          2.1  Assets of Seller to Be Purchased.
               --------------------------------

               (a) At the Closing, subject to the terms and conditions of this Agreement, Buyer, in reliance on the representations, covenants and warranties of Seller and RPR Caribbean contained herein, shall purchase, assume and acquire from Seller, RPR Caribbean or Related Persons, and Seller and RPR Caribbean, in reliance on the representations, covenants and warranties of Buyer contained herein, shall, and shall cause Related Persons to, sell, transfer, convey, assign and deliver to Buyer all of Seller's, RPR Caribbean's and any Related Person's right, title and interest in all of the assets, properties, powers and rights of every type and description, real, personal and mixed, tangible and intangible, wherever located, which are primarily used or held for use in the conduct of the Business (but in no event including the Excluded Assets, free and clear of all Encumbrances except the Assumed Liabilities and the Permitted Encumbrances (collectively, the "PURCHASED ASSETS"), including, without limitation:

               (i) the real property described in Schedules 2.1(a)(i) and 2.1(a)(i)-1 hereto, together with the buildings and other improvements thereon and all easements, licenses and other interests in real property appurtenant thereto (the "REAL PROPERTY");

              (ii) all tangible personal property, machinery, equipment, plant and office furniture and fixtures, vehicles and trailers, tools, dies and machines (including, without limitation, computers) primarily used or held for use in the Business including, without limitation, that identified in Schedule 2.1(a)(ii) hereto and that located or maintained at the Real Property;

             (iii) all leases of real property (and leasehold improvements) and of equipment or other personal property (whether as lessor or lessee) primarily used or held for use or entered into by Seller or any Related Person primarily in connection with the Business or the Purchased Assets, including, without limitation, those listed on Schedule 2.1(a)(iii) hereto;

              (iv) all inventory of the Business, including, without limitation, spare parts, supplies, fuel and other consumable items, inventories of fabricated products, finished products, work in process and raw materials;

               (v) all manufacturers', vendors', lessors', and suppliers' warranties with respect to any item of property falling within the scope of the Purchased Assets;

              (vi) all right, title and interest in all guarantees in favor of Seller or any Related Person to the extent related to the Business or the Purchased Assets and in the Agreements;

             (vii) all originals and all copies of all customer lists and supplier lists, advertising material, promotional material and artwork (except to the extent related to and covered by the Intellectual Property Agreement), and copies or originals of all files, financial information or any other documentation and books and records in whatever form (including, without limitation, computer records, operating systems and data bases) of Seller or any Related Person to the extent primarily related to the Business or the Purchased Assets;

            (viii) to the extent legally assignable, all Governmental Permits primarily used or held by Seller or any Related Person, for use in the Business or primarily relating to the Purchased Assets, including, without limitation, those identified in Schedule 2.1(a)(viii) hereto;

              (ix) all Contracts (excluding Contracts identified in Schedule 2.2(a) hereto and assets of Plans as described in Section 10.1.4 hereto);

               (x) all goodwill associated with the Purchased Assets;

              (xi) all restrictive covenants and obligations of present and former officers and employees of Seller (or any predecessor thereof) and of any Related Person (or any predecessor thereof) and of other individuals and corporations in favor of Seller (or any predecessor thereof) or any Related Person (or any predecessor thereof) to extent included in any Contract being assumed by Buyer hereunder;

             (xii) all prepaid expenses primarily relating to the Business, the Purchased Assets or the Intellectual Property, all surety bonds, surety deposits, security deposits, lease deposits, letters of credit and other such instruments posted by Seller or any Related Person as security for performance of any Contract, including, without limitation, those identified in Schedule 2.1(a)(xii) hereto (provided, however, that prepaid real estate taxes allocated to the Manufacturing Plant shall be prorated between Seller and Buyer as of the Closing Date based on the fiscal year of the taxing authority);

            (xiii) all Intellectual Property not covered by the Intellectual Property Agreement, including, without limitation, all copyrights and applications therefor, patents and patent applications, processes, software formulation, know-how, shop rights, product manufacturing procedures, test procedures, research and development results, inventions, ideas, technology, formulae, recipes, trade secrets, technical data, preclinical and clinical data, proprietary rights, toxicological and pharmacological data, ingredient and product specifications, discoveries and any other information or experience primarily used or held for use in the Business by Seller or any Related Person as well as any improvements or modifications thereto developed by, or by any third Person for, Seller or any Related Person; and

             (xiv) all other assets, whether tangible or intangible, primarily used or held for use in the Business by Seller or any Related Person not expressly mentioned hereinabove which, as of the Closing Date, are owned by Seller or any Related Person, or in which Seller or any Related Person has a right, title or interest.

               (b) Anything in this Agreement to the contrary notwithstanding, the Purchased Assets shall exclude: (i) cash; (ii) securities; (iii) insurance policies and rights under or arising from such insurance policies; (iv) all rights to any Tax refunds; (v) all rights in, to or under the names "Rorer", "Rhone-Poulenc", "Rhone-Poulenc Rorer" and trademarks, trade names or labels including any such name or any variation thereof (except as set out in Section
10.11 hereof); (vi) all rights of Seller and Related Persons under this Agreement and the U.S.

Buyer Ancillary Agreements; (vii) the corporate books and records of Seller, other than those primarily relating to the Business, the Purchased Assets or the Intellectual Property; (viii) all Tax records of Seller; (ix) the assets set forth on Schedule 2.1(b) hereto; (x) the Barcroft Facility (subject to Buyer's rights under Section 10.8); (xi) Seller's rights and interests under the Supply Agreement, dated January 8, 1993, between Seller and Barre-National, Inc.; (xii) accounts receivable of the Business; (xiii) all existing causes of action and choses in action of Seller or any Related Person; (xiv) the Intellectual Property covered by the Intellectual Property Agreement; (xv) all assets purchased by Canadian Buyer under the Canadian Purchase Agreement and the Excluded Assets (as defined in the Canadian Purchase Agreement); (xvi) the Contracts set forth on Schedule 2.2(a); (xvii) the assets, inventory and materials primarily used or held for use for the production of Slo-Bid by Seller or Related Persons; and (xviii) all furniture, fixtures, office equipment and all other related equipment located at the Collegeville, Pennsylvania headquarters of Rhone-Poulenc Rorer, Inc. (collectively, the "EXCLUDED ASSETS").

          2.2  Liabilities Assumed.  Buyer agrees to assume as of the Closing
               -------------------
Date only the following obligations and liabilities relating to the Business and the Purchased Assets (hereinafter, the "ASSUMED LIABILITIES"):

               (a) those liabilities or obligations of Seller which accrue after the Closing Date under Contracts in effect on the Closing Date (other than the Contracts set forth on Schedule 2.2(a));

               (b) those liabilities and obligations incurred in the ordinary course of the Business which relate to the return of Products sold by the Business (i) which are of a quality salable and merchantable in the ordinary course of the Business including a shelf life of not less than 15 months from the date of return ("SALABLE RETURNS") returned after the date which is 90 days after the earlier to occur of the Cut-Off Date or the Closing Date or (ii) which are not Salable Returns after the date which is 120 days after the earlier to occur of the Cut-Off Date or the Closing Date;

               (c) those liabilities and obligations incurred which relate to advertising and promotional financial commitments during 1995 set forth on
Schedule 2.2(c); and

               (d) those liabilities and obligations set forth in Section
10.1.4.

               On the terms and subject to the conditions set forth in this Agreement, Buyer will execute and deliver to Seller on the Closing Date an assumption agreement (the "ASSUMPTION

AGREEMENT"), substantially in the form attached hereto as Exhibit 2.2, pursuant to which Buyer shall assume and agree to pay, perform and discharge the Assumed Liabilities.

               Except to the extent specifically set out in this Agreement, Buyer is not assuming and shall not be bound by any obligations or liabilities of Seller or any Related Person of any kind or nature, known, unknown, expressed, implied, contingent or otherwise, other than those obligations or liabilities expressly assumed by Buyer pursuant to this Section 2.2 or the Assumption Agreement.

          2.3  The Canadian Transaction.  (a) Rhone Poulenc Rorer Consumer Inc.
               ------------------------
("CANADIAN SELLER"), a Canadian Affiliate of Seller, and Ciba Self-Medication, Inc. ("CANADIAN BUYER"), a Canadian Affiliate of Buyer, have executed and delivered an agreement dated as of December 21, 1994 (the "CANADIAN PURCHASE AGREEMENT") providing for the purchase by Canadian Buyer of certain of the assets of Canadian Seller for Thirty-Four Million Six Hundred Thousand United States Dollars (U.S. $34,600,000), on the terms and conditions set out therein. The parties to this Agreement agree and the parties to the Canadian Purchase Agreement have agreed that the transactions contemplated by the two Agreements together comprise one commercial transaction, and that both transactions are therefore to be consummated simultaneously, and that neither transaction shall be consummated without the other.

               (b) Seller and Buyer each agree that at or prior to the Closing contemplated by the Canadian Purchase Agreement, it will cause its respective Canadian Affiliate to enter into an amendment to the Canadian Purchase Agreement that will amend and restate Article 9 of such Agreement to make such Article consistent in all material respects with the provisions of Article 9 of this Agreement, including conforming the definition of the Seller Minimum in the Canadian Purchase Agreement to the definition of the Seller Minimum in this Agreement and make such other substantive changes in the Canadian Purchase Agreement as shall be required to conform the provisions of such agreement to the corresponding provisions of this Agreement.

          ARTICLE 3.     PAYMENTS
                         --------

          3.1  Payments.  The aggregate purchase price (the "PURCHASE PRICE")
               --------
for the Purchased Assets is One Hundred Fifty-Four Million United States Dollars (U.S. $154,000,000), which is payable by Buyer to Seller on the Closing Date, subject to adjustment as set forth below in Section 3.2.

          3.2  Adjustment.
               ----------

               (a) The parties have agreed that there shall be a post-Closing payment by Seller to Buyer to adjust for any excess buildup of trade inventories in 1994 (the "ADJUSTMENT"). The Adjustment shall be equal to the product of (i) the amount of actual net sales of Products by Seller during the period from January 1, 1994 to December 31, 1994 less the sum of (w) the amount of Salable Returns (excluding all non-antacid Maalox(R) line extension products) in the United States delivered to Buyer with respect to which Seller indemnifies Buyer pursuant to Section 9.2(n), (x) $3,300,000, plus (y) the amount of actual net sales in the United States of all non-antacid Maalox(R) line extension Products and net sales in the United States of Products to hospitals during the period from January 1, 1994 to December 31, 1994, plus (z) the product of (A) the
                                           ----
amount reported by Information Resources Inc. as the three outlet sales in the United States by Seller of the Products (excluding all non-antacid Maalox(R) line extension products) during the period from

January 1, 1994 to December 31,1994 multiplied by (B) .856, (ii) multiplied by
                                    -------------                ----------
.66.

               (b) As soon as practicable after the Closing but not later than April 30, 1995, Seller shall cause the Adjustment to be calculated.

               (c) Seller shall deliver the calculation of the Adjustment to Buyer promptly upon completion thereof. Unless Buyer notifies Seller in writing that it disagrees with the Adjustment within 30 Business Days after receipt thereof, the Adjustment shall be conclusive and binding on Buyer and Seller for purposes of determining the Adjustment under this Section 3.2.

               (d) If Buyer notifies Seller in writing of its disagreement with the Adjustment within such 30 Business Day period, then Buyer and Seller shall attempt to resolve their differences with respect thereto within 30 Business Days after Seller's receipt of Buyer's written notice of such disagreement. Any disputes regarding the Adjustment not resolved by Buyer and Seller within such 30 Business Day period shall be resolved by an accounting firm mutually acceptable to both parties or, in the absence of agreement, by a "big-six" accounting firm selected by lot after eliminating the independent certified public accounting firms regularly employed by Buyer and Seller. Buyer and Seller shall each pay 50% of the fees and expenses of such accounting firm. The determination of any accounting firm so selected with respect to the Adjustment (with such modifications therein, if any, as reflect such determination) shall be conclusive and binding upon the parties.

               (e) Seller shall make payment of the amount of the Adjustment to Buyer not more than 10 Business Days following the determination of the Adjustment pursuant to this Section 3.2.

          3.3  Payment in Immediately Available Funds.  All payments required to
               --------------------------------------
be made pursuant to this Agreement shall be made in immediately available United States funds.

          ARTICLE 4.     REPRESENTATIONS AND WARRANTIES
                         OF SELLER
                         ------------------------------

          4.1  Representations and Warranties.  Seller represents and warrants
               ------------------------------
to Buyer, as of the date hereof and as of the Closing Date (except to the extent any representation or warranty relates to a specific date), that:

               4.1.1  Organization of Seller.  Seller is a corporation duly
                      ----------------------
incorporated, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to carry on its business as now conducted and to own all of its properties and assets, including, without limitation, the Purchased Assets and the Intellectual Property. Seller has full corporate power and authority to execute and deliver this Agreement and each of the U.S. Seller Ancillary Agreements and other documents delivered hereunder or thereunder to which it is a party, and to carry out its obligations hereunder and thereunder. Each Related Person has full corporate power and authority to execute and deliver this Agreement and each of the U.S. Seller Ancillary Agreements to which it is a party, and to carry out its obligations thereunder. Seller is currently, and as of the Closing Date will be, duly qualified to do business in each jurisdiction in which the conduct of the Business or the ownership of its properties requires it to be so qualified except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the businesses, properties, operations or results thereof or financial condition of the Business (a "MATERIAL ADVERSE EFFECT").

               4.1.2  Authorization.  All corporate and other proceedings
                      -------------
required to be taken by or on the part of Seller and any Related Person to authorize and to execute, deliver and perform its respective obligations under this Agreement and the U.S. Seller Ancillary Agreements to which it is a party and all other documents delivered by such Persons hereunder and thereunder, and to sell, transfer and convey the Purchased Assets hereunder, have been duly and properly taken. Each of this Agreement and the U.S. Seller Ancillary Agreements to which it is a party and all other documents delivered by such Persons hereunder and thereunder has been duly executed and delivered by Seller and each Related Person and is a legal, valid and binding obligation of each such Person, enforceable against such Person in accordance with its terms. Seller has delivered to Buyer a complete and correct copy of its certificate of incorporation and by-laws as in effect on the date hereof.

               4.1.3  Compliance.  Except as set forth on Schedule 4.1.3, the
                      ----------
execution and delivery of this Agreement and the U.S. Seller Ancillary Agreements and, upon satisfaction of the conditions set forth in Article 7, the consummation of the Contemplated Transactions will not:

               (a) result in the breach of any of the terms or conditions of, or constitute a default (or event which with notice or lapse of time or both would constitute a default) under, or violate (i) the certificate of incorporation or by-laws of Seller or any Related Person or (ii) any of the Contracts or other document or undertaking, oral or written, to which Seller or any other Related Person is a party or by which any of them or their assets is bound or by which the Business, the Purchased Assets or the Intellectual Property are affected, except, in the case of clause (ii), for any such breaches, defaults or violations which could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; or

               (b) violate any order, writ, injunction, decree, judgment or permit of any court, administrative agency or other Governmental Body or any statute, rule or regulation, in each case, applicable to Seller or any other Related Person, the Purchased Assets, the Intellectual Property or the Business, except for any such violations which could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

               4.1.4  Consents and Approvals of Governmental Bodies.  Except
                      ---------------------------------------------
as set forth in Schedule 4.1.4 and under Hart-Scott, no consent, approval, designation, exemption or authorization of, or declaration, qualification, filing or registration with, any Governmental Body is required on behalf of Seller or any Related Person in connection with the execution, delivery and performance of this Agreement or the U.S. Seller Ancillary Agreements or the consummation of the Contemplated Transactions (including, without limitation, in connection with any Governmental Permit), except for those which could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

               4.1.5  Other Consents.  Except as set forth in Schedule 4.1.5
                      --------------
and as described in Section 4.1.4, no consent, approval, authorization, registration, qualification, designation, exemption, declaration or filing of or with any other Person is required in connection with or necessary to the execution, delivery and performance of this Agreement or the U.S. Seller Ancillary Agreements or the consummation of the Contemplated Transactions, including, without limitation, consents from parties to the Contracts, warranties or other agreements or commitments and approvals for permit or license transfers, except for those which could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

               4.1.6  Financial Statements.  The unaudited Schedule of Assets
                      --------------------
of the United States (including its territories and possessions and the District of Columbia) and Puerto Rico segments of the Business at September 30, 1994 attached hereto in Schedule 4.1.6 fairly presents in all material respects the net book value of the Purchased Assets of the Business at September 30, 1994. Except as disclosed on Schedule 4.1.6, each of the Management Income Statements of the Business attached hereto in Schedule 4.1.6 for the 12-month periods ended December 31, 1992 and 1993, respectively, fairly present in all material respects the operating results of the Business for the respective periods set forth therein in accordance with GAAP consistently applied throughout all of the periods involved.

               4.1.7  Tax Matters.
                      -----------

               (a) All material Tax Returns required to be filed with respect to any period ending on or before or including the Closing Date, by or with respect to Seller and its Affiliates, either separately or as a member of an affiliated group of corporations (as defined in Section 1504 of the Code), have been or will be filed on a timely basis and in accordance with the laws, regulations and administrative requirements of each Governmental Body. All such Tax Returns that have been filed on or before the Closing Date were, when filed, and continue to be, true, correct and complete in all material respects. All such material Tax Returns that will be filed after the Closing Date will be, when filed, and will continue to be, true, correct and complete in all material respects.

               (b) All Taxes of Seller that have or may become due on or before the Closing Date with respect to periods ending on or before such date have been (or will be) paid within the time and in the manner prescribed by law as reflected on the Tax Returns referred to in Section 4.1.7(a), or in any written notice of deficiency or assessment or notice, either formal or informal, except such Taxes, if any, as are set forth in Schedule 4.1.7(c) that are being contested in good faith and as to which adequate reserves (as determined by Seller in accordance with GAAP consistently applied) have been provided.

               (c) Except as set forth in Schedule 4.1.7(c), neither Seller nor any Related Person has given waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes for which (i) Seller or (ii) with respect to the Business, any Related Person, may be liable. Except as set forth in Schedule 4.1.7(c), no Governmental Body has given Seller any written notice of deficiency or commenced any audit proceedings (including, without limitation, written notice of audit) at any time since January 1, 1989 that have not been completely resolved or settled with respect to any Tax Return of Seller or any Related Person relating to the Business or the Purchased Assets; and to the best knowledge of Seller, no notice of deficiency has been proposed or issued, nor is Seller aware of any notice of deficiency to be proposed or issued, by a Governmental Body with respect to any material Tax Return of Seller or any Related Person relating to the Business or the Purchased Assets, and there are no outstanding tax controversies related to any material Tax Return of Seller or any Related Person relating to the Business or the Purchased Assets.

               (d) All material Taxes that Seller and Related Persons are or were required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the appropriate Governmental Body.

               (e) To the best knowledge of Seller, there are no Encumbrances asserted by a Governmental Body as a result of the failure of the Seller to pay Taxes upon the Purchased Assets or the Intellectual Property except the lien of real estate taxes that are not yet due and payable.

               (f) Seller is not a party to any tax-sharing agreement that as a consequence of the Contemplated Transactions will require that payment be made by Buyer or an Affiliate thereof on or after the Closing Date with respect to the Business for tax periods ending on or before the Closing Date.

               (g) Neither the Seller nor any Related Person who, pursuant to this Agreement, transfers a U.S. Real Property Interest as defined in Section 897(c) of the Code is a "foreign person" within the meaning of Section 1445 of the Code.

               (h) There is no contract, agreement, plan or arrangement to which Seller is a party covering any Person that, individually or collectively, as a consequence of the Contemplated Transactions, will give rise to the payment of any amount that would not be deductible by Buyer by reason of Section 280G of the Code.

               (i) None of the Purchased Assets is subject to a "safe harbor lease" under Section 168(f)(8) of the Code, as in effect immediately prior to the Tax Equity and Fiscal Responsibility Act of 1982.

               4.1.8  Contracts and Binding Commitments.
                      ---------------------------------

               (a) Schedule 4.1.8 lists all Contracts or other similar arrangements relating to the Business, the Purchased Assets or the Intellectual Property to which Seller or a Related Person is a party or by which Seller or a Related Person or any of their respective properties is bound (collectively, "MATERIAL CONTRACTS"), which are:

               (i) Employment Contracts;

              (ii) contracts for capital expenditures requiring minimum annual payments in excess of $375,000;

             (iii) contracts or commitments made for the sale or lease of materials, supplies, equipment, merchandise or services, other than pursuant to purchase orders entered into in the ordinary course of business requiring minimum annual payments in excess of $375,000;

              (iv) contracts or commitments made for the purchase or lease of materials, supplies, equipment, merchandise or services, other than pursuant to purchase orders entered into in the ordinary course of business requiring minimum annual payments in excess of $375,000;

               (v) contracts, leases or commitments relating to any real property, including, without limitation, the Real Property, requiring minimum annual payments in excess of $375,000;

              (vi) distributor, dealer, sales or other agency, manufacturer's representative, advertising or public relations contracts requiring minimum annual payments in excess of $375,000;

             (vii) contracts or commitments with respect to any Intangibles requiring minimum annual payments in excess of $375,000;

            (viii) contracts or commitments for any financing arrangements, including loans for working capital; or

              (ix) other agreements of Seller or any Related Person mentioned in this Section 4.1.8 or Schedule 4.1.8 which primarily relate to the Business, the Purchased Assets or the Intellectual Property, including agreements which run with the Real Property or any portion thereof, whether or not made or entered into in the ordinary course of the Business requiring minimum payments in excess of $375,000.

               4.1.9  Status of Contracts.  Each of the Material Contracts is a
                      -------------------
legal, valid and binding obligation of Seller or any Related Person which is a party thereto, and to the best knowledge of Seller, the other parties thereto, enforceable against each of Seller, any such Related Person which is a party to any such Material Contract and, to the best knowledge of Seller, the other parties thereto, in accordance with its terms. True and correct copies of each of the Material Contracts as in effect on the date hereof and at the Closing Date (including, without limitation, all amendments, supplements, schedules and exhibits thereto) have been delivered to Buyer. All of the Material Contracts are valid and in full force and effect, except for such Material Contracts the failure of which to be in full force and effect could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in Schedule 4.1.9, there are no existing defaults (or events which, with notice or lapse of time or both, would constitute a default) under any such Material Contract, license or permit by Seller or any Related Person or, to the best knowledge of Seller, any other party, thereunder, except such defaults, events of default and other events which could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

               4.1.10  Good Title; Condition of Purchased Assets; No
                       ---------------------------------------------
Condemnation.
- ------------

               (a) Seller and RPR Caribbean have good, valid and marketable title to all of the Purchased Assets which are not Real Property. Such Purchased Assets are owned by Seller or RPR Caribbean directly, and not through any Related Person, and are free and clear of Encumbrances other than Permitted Encumbrances. The delivery of the Bill of Sale and the payment of the Purchase Price will result in Buyer's acquisition of good, valid and marketable title to such Purchased Assets, free and clear of Encumbrances, other than Permitted Encumbrances. To the best knowledge of Seller, such Purchased Assets are in good operating condition and repair, ordinary wear and tear excepted, and, in the aggregate, are adequate for the conduct of the Business as currently conducted.

               (b) Seller has good, valid and marketable title to all of the parcels of land described in Schedule 2.1(a)(i) and the buildings and improvements thereon in fee simple. The Real Property is owned by Seller directly, and not through any Related Person, and is free and clear of all Encumbrances, other than (i) Encumbrances for current Taxes not yet payable,
(ii) zoning and building statutes, ordinances, resolutions or regulations, not violated by existing improvements on or the current use of the Real Property or any portion thereof, (iii) inchoate mechanic and materialmen or comparable Encumbrances for construction in progress for amounts not exceeding $375,000 in the aggregate, (iv) Encumbrances that do not materially detract from the value or interfere with the use of the Purchased Assets, (v) as set out in Schedule 4.1.10(b) and (vi) the lease to the Vanderveer Group, Inc. (collectively, "PERMITTED ENCUMBRANCES"). The delivery of the Real Property Deed, the recording thereof and the payment to Seller of the Purchase Price will result in Buyer's immediate acquisition of good, valid and marketable title to the Real Property, free and clear of all Encumbrances, except Permitted Encumbrances.

               (c) To the best knowledge of Seller, buildings, structures and equipment (including, without limitation, the electrical, mechanical, plumbing, elevator, heating, ventilating, air conditioning and fire safety systems) included in the Real Property are structurally sound with no material defects and are in good operating condition and repair and are adequate for the uses to which they are being put, and none of such buildings, structures or equipment is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs. None of the Real Property is in violation of any applicable building, zoning, health or other law, ordinance or regulation in respect of its buildings or other structures or its operations, and no such violation exists, except for violations which could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

               (d) Except as set forth in Schedule 4.1.10(d), neither the whole nor any portion of the property or leaseholds included in the Purchased Assets is subject to any decree or order of any Governmental Body to be sold or is being condemned, expropriated or otherwise taken by any Governmental Body or other Person with or without payment of compensation therefor, nor, to the best knowledge of Seller, has any such condemnation, expropriation or taking been proposed.

               (e) None of the Real Property that is improved is located within a special flood hazard zone or in any conservation or historic district. To the best of knowledge of Seller, none of the Real Property has been designated a landmark. All utilities necessary for the operation of the Business at the Real Property (including, without limitation, electricity, telephone, water and sanitary sewers) have been connected to and are currently serving all buildings on the Real Property.

               (f) The parcels of land described in Schedule 2.1(a)(1) hereto constitute one large parcel of ground. Such large parcel ground is the same as that designated as Lots 1 and 2 on the subdivision map referred to in Schedule 2.1(a)(i)-1 hereto. Any reference in this Agreement or the Schedules hereto to such subdivision map shall not be construed as Buyer's approval of or consent to any matter noted thereon, but the foregoing shall not be construed to relieve Buyer of any of its obligations under Section 10.9.2.

               4.1.11  Litigation; Warranty Claims.
                       ---------------------------

               (a) Except as set forth in Schedule 4.1.11(a) and except for matters involving only monetary recovery in which the damages sought do not exceed $50,000 individually, there is no claim, action, suit, proceeding, charge, arbitration, order, litigation inquiry or investigation (i) pending or, to the best knowledge of Seller, threatened in writing against Seller or any Related Person with respect to the Business, the Purchased Assets or the Intellectual Property, or (ii) by or before any court or Governmental Body pending or, to the best knowledge of Seller, threatened in writing against or involving Seller or any Related Person relating to any Product of the Business alleged to have been manufactured or supplied by or for or sold, marketed or distributed by Seller or any Related Person and alleged to have been defective, or improperly designed or manufactured.

               (b) Since January 1, 1992, there have been no warranty claims asserted in writing or, to the best knowledge of Seller, threatened in writing by customers with respect to Products sold by the Business.

               4.1.12  Environmental; Worker Health and Safety.  Except as set
                       ---------------------------------------
forth in Schedule 4.1.12:

               (a) The Purchased Assets and the Business are and have been in substantial compliance with all Environmental Laws;

               (b) With respect to the Purchased Assets and the Business, Seller has not received any written notice of any alleged violation of any Environmental Law from January 1, 1990 to the present (whether remedied or not) nor is Seller aware of any basis for any claim of any violation of any Environmental Law;

               (c) With respect to the Purchased Assets and the Business, Seller has obtained and is in substantial compliance with all Governmental Permits and has submitted all applications, notices and other documents necessary to effect renewal or reissuance of all Governmental Permits necessary for the continued conduct of the Business in the manner now conducted and Seller is not aware of any threatened revocation or reopening of any Governmental Permit;

               (d) To the best knowledge of Seller, with respect to any Environmental Law, there are no past or present conditions or circumstances that are likely to interfere with the conduct of the Business in the manner now conducted;

               (e) To the best knowledge of Seller, there are no past or present conditions or circumstances at, or arising out of, the Purchased Assets or the Business, including but not limited to on-site or off-site disposal or Release of any Hazardous Material into the Environment are likely to give rise to: (i) liabilities or obligations for any cleanup, remediation or corrective action under any Environmental Law, (ii) claims arising under any Environmental Law for personal injury, property damage, or damage to natural resources, (iii) liabilities or obligations incurred to enable the Purchased Assets and the Business to comply with any Environmental Law in effect as of the Closing Date, or (iv) fines or penalties arising under any Environmental Law;

               (f) To the best knowledge of Seller, there is no existing or threatened investigation or judicial or administrative proceeding alleging or claiming that the Seller or any Related Person with respect to the Purchased Assets or the Business may be: (i) in violation of any Environmental Law, (ii) subject to liabilities or obligations for any cleanup, remediation or corrective action under any Environmental Law, (iii) subject to claims arising under any Environmental Law, including claims for personal injury, property damage, or damage to natural resources, (iv) subject to liabilities or obligations incurred to enable the Purchased Assets and the Business to comply with any Environmental Law, or (v) subject to any fines or penalties arising under any Environmental Law;

               (g) No report of substantial risk under Section 8(e) of TSCA has been made by Seller or any Related Person in connection with the Business and to the best knowledge of the Seller, no such report has been made by any other Person in connection with the Business

               (h) There have been no underground storage tanks owned or operated at any time at the Real Property or at the Purchased Assets, and no such tank has caused a Release.

               4.1.13  Material Changes.  Since September 30, 1994, the
                       ----------------
Business has been operated only in the ordinary course. Other than as set forth on Schedule 4.1.13, since September 30, 1994, there has not been:

               (a) Any Material Adverse Effect or any condition which could reasonably be expected to have a Material Adverse Effect; or

               (b) Any destruction, damage by fire, accident or other casualty or act of God or to any of the properties or assets of Seller, any Related Person or any other Person, including, without limitation, the Purchased Assets or the Intellectual Property, which could reasonably be expected to result in a Material Adverse Effect.

               4.1.14  Intellectual Property.  Schedule 4.1.14 is a complete and
                       ---------------------
correct list of all material intellectual property agreements, patents and patent applications (including, without limitation, those granted to or applied for or owned by Seller or any Related Person and any continuations, continuations-in-part, divisions, re-examinations, reissues, extensions or written invention disclosures of any such patents and patent applications), registered and unregistered trademarks and registration applications therefor, registered copyrights and applications therefor, trade names, or any other names, marks, logos or slogans, or service marks, and the goodwill of the Business symbolized thereby, primarily used by or held for use by the Business or the Purchased Assets (collectively, the "INTELLECTUAL PROPERTY"). Except as set forth on Schedule 4.1.14, Seller owns, or is licensed full, exclusive and valid rights, to use all of the Intellectual Property. Seller has delivered to Buyer a complete and correct copy of each agreement, certificate, license or registration relating to the Intangibles.

Each such agreement or license is a legal, valid and binding obligation of Seller and enforceable against Seller in accordance with its terms, and Seller is aware of no facts to the contrary with respect to the other parties thereto. Except as set forth on Schedule 4.1.14, there are no existing claims of, and neither Seller nor any Related Person has received notice alleging, any infringement by Seller or any Related Person of, any patent, trademark, tradename, copyright or other intellectual property right described in the first sentence of this Section 4.1.14 of any other Person or challenging the validity or effectiveness of any license or agreement relating thereto to which Seller or any Related Person is a party and, to the best knowledge of Seller, there is no basis for any such claim. To the best knowledge of Seller, no Person is infringing any of the Intellectual Property, there are no existing claims or claims contemplated or outstanding by Seller or any Related Person alleging any infringement of the Intellectual Property by any third Person or challenging the validity or effectiveness of any license or other agreement relating thereto.

               4.1.15  Labor Matters.
                       -------------

               (a) All employees and former employees employed by Seller as part of the Business have been or will have been on or before the Closing or as such obligations become due, paid in full all wages, salaries, commissions, bonuses, vacation pay and sick pay, for all services performed by them up to the Closing, payable in accordance with the obligations of Seller under any employment practices and policies, or any collective bargaining agreement or other employment agreement to which Seller is a party, or by which Seller may be bound. Seller has taken all steps required under the Immigration Reform and Control Act of 1986 and regulations thereunder with respect to all of the employees of the Business, who are listed on Schedule 4.1.23 attached hereto, are lawfully authorized to work in the United States according to federal immigration laws. Except as set forth on Schedule 4.1.15(a), since January 1, 1992, to the best knowledge of Seller there has not occurred or been threatened, any strikes, slowdowns or work stoppages with respect to employees of Seller. Except as set forth on Schedule 4.1.15(a), to the best knowledge of Seller, no material grievance or arbitration proceeding arising out of or under any collective bargaining agreement of Seller is pending and, to the best knowledge of Seller and Related Persons, no such grievance or proceeding is threatened.

               (b) (i) To the best knowledge of Seller, except as set forth in
Schedule 4.1.15(b) Seller has materially complied within the applicable statutes of limitation with all applicable laws regarding labor, employment and employment practices, terms and conditions of employment, occupational safety and health and wages and hours, including, without limitation, any bargaining or other obligations under the National Labor Relations Act, (ii) except as set forth on Schedule 4.1.15, Seller is not party to or bound by, any collective bargaining agreement or other Employment Contract or any affirmative action plan established pursuant to any local, state or federal law or order of any Governmental Body or court, (iii) Seller has discharged, or will discharge by or on the Closing Date or as such liabilities become due, all liabilities with respect to severance or termination pay to employees or former employees of the Business, (iv) there is no question concerning representation as to any collective bargaining representative concerning employees of the Business, and no union claims to or is seeking to represent employees of Seller and there is no organizing effort being made to the best knowledge of Seller, (v) no collective bargaining agreement or individual agreements relating to employees of the Business are being negotiated and all collective bargaining agreements have been duly ratified as set forth in Schedule 4.1.15(b), (vi) there are no collective bargaining agreements, individual agreements, employment practices, policies or procedures, or other representations, whether written or oral, which have been made to employees of the Business that commit Buyer to retain them as employees of the Business for any period of time subsequent to the Closing, or that are, in any way, inconsistent with their possible future status with Buyer as employees at-will who may be terminated at any time without cause or notice, except as otherwise provided by law, (vii) Seller is not party to any agreements or arrangements or subject to any requirement that in any manner requires or may require Buyer to hire any employee of Seller or restrict Buyer from relocating, consolidating, merging or closing, in whole or in part, any portion of the Business subject to applicable law, (viii) Seller is not subject to any settlement or consent decree with any present or former employee, employee representative or any Governmental Body relating to claims of unfair labor practices, employment discrimination, or other claims in respect to employment practices and policies, and no Governmental Body has issued a judgment, order, decree, or finding with respect to the labor and employment practices of Seller which has any present effect (or could reasonably be anticipated by Seller to have any future effect) on the employment practices and policies of Seller in connection with the Business or the Purchased Assets, and (ix) Seller has not been issued any deficiency letters by any Governmental Body or entered into any settlement agreements, conciliation agreements or letters of commitment with any Governmental Body which have any present effect (or could reasonably be anticipated by Seller to have any future effect) on the employment practices or policies of Seller relating to the Business or the Purchased Assets.

               4.1.16  Employee Benefits.
                       -----------------

               (a) Except as set forth in Schedule 4.1.16(a), Seller does not maintain or contribute to or have any obligation with respect to, and none of the employees of the Business are covered by, any material bonus, incentive, deferred compensation, severance pay, pension, profit-sharing, retirement, hospitalization insurance, stock purchase, stock option plan or arrangement, written or otherwise, including, without limitation, any employee benefit plan (as defined in Section 3(3) of ERISA) providing benefits to any employee of the Business (collectively, "PLANS").

               (b) With respect to each Plan, Seller has heretofore made available or delivered to Buyer true, correct and complete copies of all documents that comprise the most current version of each of such Plans, including any related trust agreements, insurance contracts, or other funding agreements and any amendments thereto (and a written description of any Plan that is not in writing). Except as set forth in Schedule 4.1.16(b), the RPR Hourly Plan and the RPR Pension Plan (collectively, "QUALIFIED PLANS") have not been amended since the date of the version delivered to Buyer, and will not be amended prior to the Closing Date.

               (c) Seller has performed and complied in all material respects with all of its obligations under and with respect to the Qualified Plans, and each of the Qualified Plans has been administered in material compliance with its terms and the requirements of all applicable laws. Each Qualified Plan has received a favorable determination letter from the IRS and Seller is not aware of any circumstances likely to result in the revocation of such favorable determination letter.

               (d) There are no unpaid contributions due prior to the date hereof with respect to any Qualified Plan that were required to have been made under the terms of the Qualified Plan, any collective bargaining agreement or any applicable law. Except as set forth in Schedule 4.1.16(d), no Qualified Plan (other than any plan which is a multiemployer plan within the meaning of Section 3(37) of ERISA (a "MULTIEMPLOYER PLAN")) has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, no "reportable event" (as defined in Section 4043(b) of ERISA other than a reportable event for which the thirty-day notice requirement has been waived) has occurred with respect to any such Qualified Plan and Seller has not provided, and is not required to provide, security to any Qualified Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code. Seller does not contribute to any Multiemployer Plan and, except as set forth in Schedule

4.1.16(d), has not contributed to any such Multiemployer Plan during the six year period preceding the date hereof.

               (e) Except as set forth in Schedule 4.1.16(e), Seller has no obligation to provide post-retirement health benefits or other non-pension benefits to retired or other former employees of the Business, other than as required by applicable law. With respect to each Qualified Plan which provides any retiree or other post-termination welfare benefits, including, without limitation, health or life insurance, Seller has the right, subject to any applicable collective bargaining agreement, to modify or terminate any of such benefits at any time without penalty or incurrence of another obligation, and no provision of this Agreement nor any of the Contemplated Transactions will affect such right.

               (f) To the best knowledge of Seller, neither Seller nor any other "disqualified person" or "party in interest" (as defined in Section 4975 of the Code and Section 3(14) of ERISA, respectively) has engaged in any "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA) with respect to any Qualified Plan nor have there been any material fiduciary violations under ERISA which would subject the Business (or any officer, director or employee thereof) to the penalty or tax under Section 502(i) of ERISA or Sections 4971 and 4975 of the Code.

               (g) Except as set forth in Schedule 4.1.16(g), with respect to any Qualified Plan (other than a Multiemployer Plan): (i) no filing, application or other material matter is pending with the IRS, the PBGC, United States Department of Labor or any other Governmental Body, (ii) there is no action, suit or claim pending (nor any basis for such a claim), other than routine claims for benefits, and (iii) there are no outstanding liabilities for Taxes or fees, other than routine fees.

               (h) For purposes of this Section 4.1.16, the term "Seller" shall include the Seller and any other trade or business under common control with the Seller, as determined under Section 414(b), (c) or (m) of the Code.

               4.1.17  Inventory.  The inventory included in the Purchased
                       ---------
Assets consists of a quality and quantity usable and salable in the ordinary course of the Business net of appropriate reserves. All inventory included in the Purchased Assets has been valued on the Statement of Assets in accordance with GAAP consistently applied. As of the Closing Date, all finished goods inventories will have an expiration date of not less than 15 months after the Closing Date. None of the inventory or the raw materials contained in the inventory of the Business are set forth on the inventory of chemical substances under the TSCA.

          4.1.18  Compliance with Law.  The Business has been conducted in
                  -------------------
accordance, and the Business, the Purchased Assets and the Intellectual Property are in compliance, with all applicable laws, rules, regulations, ordinances, decrees, orders of all Governmental Bodies and all Governmental Permits and all Encumbrances including, without limitation, (1) all laws, rules, regulations and other requirements relating to antitrust, consumer protection, currency exchange, required by law, and (2) any applicable orders, ordinances, regulations, permits, licenses and certificates in respect of the Business's buildings, plants, structures or operations except for laws, rules, regulations, ordinances, decrees, permits, requirements, licenses or certificates, the failure to be in compliance with which could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. Without limiting the foregoing, all certificates of occupancy required for the lawful use and occupancy of the Real Property have been issued and are in full force and effect in all material respects. Since January 1, 1992, and except as set forth on Schedule 4.1.18, neither Seller nor any Related Person has received any notification of any failure by any such Person to comply with any such laws, rules, regulations, ordinances, permits, licenses or certificates except for laws, rules, regulations, ordinances, permits, licenses or certificates, the failure to be in compliance with which could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in Schedule 4.1.18, Seller has received all approvals, including, without limitation, licenses, permits or orders, required for the conduct of the Business, and neither Seller nor any Related Person is in violation of any such license, permit, order or approval, except for any such approvals or violations which could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. All such licenses, permits, orders and approvals are in full force and effect, and no suspension, revocation, termination or, except as disclosed on Schedule 4.1.18, modification of any such license, permit, order or approval, and, to the best knowledge of Seller, no proceeding which seeks to suspend, revoke, terminate, or modify any such license, permit, order or approval, is pending. Except as set out in Schedule 4.1.18, neither Seller nor any Related Person has received written notice of any event or condition which may interfere with or prevent continued compliance with the above-referenced approvals, licenses, laws, rules, regulations or ordinances. The representation and warranty set forth in this Section 4.1.18 shall not apply to compliance with Environmental Law, labor matters or employee benefits matters.

          4.1.19 Broker. Except for Bear, Stearns & Co. Inc., no broker, finder,
                 ------
agent or similar intermediary has acted for or on behalf of Seller or any Related Person in connection with this Agreement or the Contemplated Transactions or is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with Seller or any Related Person, and Seller will be responsible for the fees and expenses of such Person.

               4.1.20  Assets of the Business.  Except for the Excluded Assets
                       ----------------------
(other than the Intellectual Property covered by the Intellectual Property Agreement) and the administrative, management, accounting and other support services provided to the Business by Seller or Related Persons, the Purchased Assets and the Intellectual Property covered by the Intellectual Property Agreement constitute all of the assets currently primarily used or held for use in the Business and those necessary to continue to carry on the Business.

               4.1.21  Related Person Transactions.
                       ---------------------------

               Schedule 4.1.21 sets forth a list of all contracts, agreements, arrangements or other practices (including a brief description of the terms thereof), whether or not written, between Seller on behalf of the Business, on the one hand, and any Related Person, on the other hand, involving minimum payments in excess of $375,000, with respect to the provision of services, products, materials, supplies, research or development by any Related Person to or from, as the case may be, Seller for the Business or with respect to the Purchased Assets or the Intellectual Property.

               4.1.22  Customers and Suppliers.
                       -----------------------

               (a) Except as set forth on Schedule 4.1.22(a), from January 1, 1994 to the date hereof, no single customer accounted for more than 5% of the gross revenues of the Business. Except as set forth on Schedule 4.1.22(a), from January 1, 1994 to the date hereof, no single supplier accounted for more than 5% of the total expenditures by the Business.

               (b) The Seller has good commercial working relationships with the customers and suppliers of and to the Business. No customer or supplier of or to Seller has cancelled its relationship with the Seller, except for any such cancellations as could not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect.

               (c) Seller has made available to Buyer the lists of each customer of the Business for the Products and services offered by Seller since January 1, 1993, and the lists of suppliers of the various goods and services offered to the Business since January 1, 1993. Such lists contain the names and addresses as carried in the records of the Seller of such customers and suppliers.

               4.1.23  Officers and Employees.  Schedule 4.1.23 sets forth (i)
                       ----------------------
the name, total W-2 or Form 1099 compensation since January 1, 1994 and wage or salary rate and classification of each of the 480 employees working in the Business whose services will be offered to Buyer and (ii) the amount of all wage or salary increases or bonuses granted by Seller or Related Persons to such persons since January 1, 1993. As of the date of this Agreement, none of such persons has given notice to Seller or any Related Person to cancel or otherwise terminate such person's relationship with Seller or any Related Person.

               4.1.24  Absence of Certain Changes. Except as set forth on
                       --------------------------
Schedule 4.1.24, since September 30, 1994, neither Seller nor any Related Person has:

               (i) operated the Business other than in the ordinary course;

              (ii) (a) employed, or agreed to employ, any person for the Business other than the employees named on Schedule 4.1.23; (b) entered into or amended, or agreed to enter into or amend, any employment agreement of any person listed on Schedule 4.1.23; (c) entered into, or agreed to enter into, any agreement with any labor union or association representing any employee; or (d) entered into or amended, or agreed to enter into or amend, any Plan (except for any amendments required by applicable law to be made on or before December 31,
1994);

             (iii) waived or agreed to waive, any right of material value to the Business, the Purchased Assets or the Intellectual Property, other than in the ordinary course of business consistent with past practice;

              (iv) changed, or agreed to change, any of the Business's business policies or practices, including, without limitation, purchasing, personnel, sales, returns, budget or product acquisition policies or practices, other than in the ordinary course consistent with past practice;

               (v) made, or agreed to make, any loan or advance to any officers, employees, consultants or agents listed on Schedule 4.1.23 or made, or agreed to make, any other loan or advance to Persons on account of the Business, except for advances made to employees for business expenses and except those made in the ordinary course of business consistent with past practice;

              (vi) sold, leased, abandoned or made any other disposition of, or agreed to sell, lease, abandon or make any other disposition of, any of the Purchased Assets or the Intellectual Property (or disposed of any records related to the

Purchased Assets or the Intellectual Property) other than in the ordinary course of the Business; or

              (vii) agreed or otherwise committed, whether in writing or otherwise, to do any of the foregoing.

               4.1.25  Insurance Matters.
                       -----------------

               Schedule 4.1.25 sets forth an accurate and complete list of (i) all known (extant and missing) commercial general liability insurance policies issued to or otherwise covering the Business, the Purchased Assets and the Intellectual Property which are currently in effect and (ii) all current policies of fire, workers' compensation and other forms of insurance owned or held by Seller and Related Persons with respect to the Business, the Purchased Assets or the Intellectual Property, or covering any portion of the Purchased Assets including, since January 1, 1991, a claims history under each such policy (including all claims, notices of claims, or notices of occurrences submitted by Seller to its insurance companies with respect to claims, losses, or potential claims or losses asserted against Seller and covered or potentially covered by insurance). Correct and complete copies of each such policy have been made available to Buyer. Except as set forth on Schedule 4.1.25 all such policies are in full force and effect. The policies currently in effect are sufficient for compliance with all requirements of law and of all material agreements to which Seller is a party or by which it is bound, are valid, outstanding and, to the best knowledge of Seller, enforceable policies; provide in the opinion of Seller's management, adequate insurance coverage for the Purchased Assets, the Intellectual Property and the operations of the Business, will remain in full force and effect through the respective dates set forth on Schedule 4.1.25 without the payment of additional premiums, and, except as set forth on Schedule 4.1.25, will not be affected by, or terminate or lapse by reason of, the Contemplated Transactions until after the Closing Date.

               4.1.26 Books and Records. The books of account and other records
                      -----------------
of Seller or any Related Person relating to the Business, the Purchased Assets and the Intellectual Property (and the predecessors of Seller), all of which have been or will be made available to Buyer before the Closing Date, are complete and correct in all material respects and have been maintained in accordance with sound business practices. At the Closing or as soon as practicable thereafter, copies or originals of the books of account and other records of Seller or any Related Person relating to the Business, the Purchased Assets and the Intellectual Property will be delivered to Buyer (except as to the Excluded Assets). Seller hereby agrees to use commercially reasonable efforts to deliver to Buyer such books of account and other records as soon as practicable.

               4.1.27  Products.
                       --------

               (a) Schedule 4.1.27(a) is a complete and correct list of each of the Products manufactured, marketed, distributed or sold by the Seller or any Related Person in connection with the Business.

               (b) Each ongoing clinical investigation conducted by Seller relating to the Business that is required by law to be conducted under an Investigational New Drug application (an "IND") or similar application has an IND or similar application that is currently in effect. To the best knowledge of Seller, such IND is not subject to a clinical hold, and such investigation is in compliance with the terms and conditions of the IND and applicable FDA regulations.

               (c) Schedule 4.1.27(c), to the best knowledge of Seller, is a complete and correct list of all existing adverse drug experience information, drug product complaints concerning the Products from January 1, 1992 through the Closing Date.

               (d) To the best knowledge of Seller, there are no proposals or other proceedings pending before the FDA or any other Governmental Body to change any label, labeling or drug monograph relating to any Product.

               4.1.28  Product Warranties.  Except for (i) the written product
                       ------------------
warranties set forth on Schedule 4.1.28; (ii) promotional documentation, labeling and advertising materials utilized by Seller in the ordinary course of operating the Business; and (iii) product labels and inserts used in connection with the Products, Seller has not made any express warranties relating to the Products to third parties in connection with the sale of any of the Products.

          ARTICLE 5.  REPRESENTATIONS AND WARRANTIES OF BUYER
                      ---------------------------------------

          5.1  Representations and Warranties.  Buyer represents and warrants to
               ------------------------------
Seller, as of the date hereof and as of the Closing Date (except to the extent any representation or warranty relates to a specified date), that:

               5.1.1  Organization and Standing.  Buyer is a corporation duly
                      -------------------------
incorporated and validly existing and is in good standing under the laws of Delaware. Buyer has full corporate power and authority to carry on its business as now conducted and to own all of its properties and assets. Buyer has full corporate power and authority to execute and deliver this Agreement and the U.S. Buyer Ancillary Agreements and the other documents delivered by Buyer hereunder and thereunder and to carry out its obligations hereunder and thereunder.

               5.1.2  Authorization.  All corporate and other proceedings
                      -------------
required to be taken on the part of Ciba Geigy Limited and Buyer and its Affiliates for Buyer and its Affiliates to enter into and carry out this Agreement and the U.S. Buyer Ancillary Agreements and all documents delivered by Buyer hereunder and thereunder and to consummate the Contemplated Transactions have been duly and properly taken. This Agreement and each of the U.S. Buyer Ancillary Agreements and all documents delivered by Buyer hereunder and thereunder have each been duly executed and delivered by Buyer and each is a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms. Buyer has delivered to Seller a complete and correct copy of its certificate of incorporation and by-laws as in effect on the date hereof.

               5.1.3  Compliance. The execution and delivery of this Agreement
                      ----------
and the U.S. Buyer Ancillary Agreements and, upon satisfaction of the conditions set forth in Article 7, the consummation of the Contemplated Transactions will not:

               (a) result in the breach of any of the terms or conditions of, or constitute a default (or event which with notice or lapse of time or both would constitute a default) under, or violate (i) the certificate of incorporation or by-laws of Buyer or any Affiliate thereof or (ii) any of the contracts, leases, agreements, mortgages, deeds of trust, notes, bonds, instruments, plans, commitments, licenses, purchase orders, sales order or any other agreements or other document or undertaking, oral or written, to which Buyer or any Affiliate thereof is a party or by which it or its assets is bound or affected, except, in the case of clause (ii), for any such breaches, defaults or violations which could not be reasonably expected to, individually or in the aggregate, have a material adverse effect on the businesses, properties, operations or results thereof, or financial condition of Buyer or Affiliate thereof; or

               (b) violate any order, writ, injunction, decree, judgment or permit of any court, administrative agency or other Governmental Body or any statute, rule or regulation, in each case, applicable to Buyer or any Affiliate thereof, except such violations which could not be reasonably expected to, individually or in the aggregate, have a material adverse effect on the business, properties, operations or results thereof or financial condition of Buyer or any Affiliate thereof.

               5.1.4  Broker.  No broker, finder, agent or similar intermediary
                      ------
has acted for or on behalf of Buyer or any Affiliate thereof in connection with this Agreement or the Contemplated Transactions or is entitled to any broker's, finder's, or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with Buyer or any Affiliate thereof.

               5.1.5  Available Funds.  Buyer has sufficient unrestricted funds
                      ---------------
available to it to purchase the Purchased Assets pursuant to this Agreement and to otherwise satisfy its obligations under this Agreement and the U.S. Buyer Ancillary Agreements.

               5.1.6  Consents and Approvals of Governmental Bodies.  Except for
                      ---------------------------------------------
under Hart-Scott, no consent, approval, designation, exemption or authorization of, or declaration, qualification, filing or registration with, any Governmental Body is required on behalf of Buyer in connection with the execution, delivery and performance of this Agreement or the U.S. Buyer Ancillary Agreements or the consummation of the Contemplated Transactions (including, without limitation, in connection with any Governmental Permit), except for those which could not be reasonably expected to have, individually or in the aggregate, a material adverse effect on the business, properties, operations or results thereof, or financial condition of Buyer.

               5.1.7 Other Consents.  No consent, approval, designation,
                     --------------
exemption or authorization, qualification, designation, exemption, declaration or filing of or with any Person is required in connection with the execution, delivery and performance of this Agreement or the U.S. Buyer Ancillary Agreements or the consummation of the Contemplated Transactions, except for those which could not be reasonably expected to have, individually or in the aggregate, a material adverse effect on the business, properties, operations or results thereof, or financial condition of Buyer.

          ARTICLE 6.  COVENANTS OF SELLER PENDING CLOSING
                      -----------------------------------

          6.1  Operate in Ordinary Course.
               --------------------------

               (a) Between the date hereof and the Closing Date, Seller shall cause the Business to be conducted only in the ordinary course in accordance with past practice. Seller shall use reasonable commercial efforts to maintain and preserve the organizational structure of the Business as of the date hereof, to preserve the present relationship between Seller and suppliers, customers and other Persons having significant business relations with the Business and providing significant services to the Business, and to maintain in effect the insurance policies currently in effect with coverages and limits at least equal to those in effect on September 30, 1994. Buyer shall at Closing receive a credit against the Purchase Price for the net amount of any condemnation awards or similar payments paid to Seller prior to Closing. Seller shall permit Buyer to participate in any condemnation proceedings and shall not agree to any award or payment in lieu thereof without Buyer's consent, which shall not be unreasonably withheld or delayed. Nothing in the foregoing shall be construed as Buyer's waiving any of its rights under Section 7.2.5. Without limiting the generality of the foregoing, except as set forth on Schedule 6.1 or as contemplated by this Agreement without the prior written consent of Buyer, neither Seller nor any Related Person shall:

               (i) except as required by any Contract in effect as of the date hereof (or otherwise with respect to non-management salaried employees or hourly workers made in the ordinary course of business and consistent with past practice), increase the compensation payable or to become payable to any individual identified on Schedule 4.1.23 or make any bonus payment or arrangement to or with any individual identified on Schedule 4.1.23, except for normal increases associated with regular annual performance evaluations in the ordinary course of business;

              (ii) cancel any contractual agreement with any customers or material suppliers to the Business which imposes upon any party thereto liabilities or obligations having a value equal to or more than $375,000;

             (iii) (a) employ, or agree to employ, any person for the Business other than those persons named on Schedule 4.1.23; (b) enter into or amend, or agree to enter into or amend, any Employment Contract of any person listed on
Schedule 4.1.23 or which relates to the Business or the Purchased Assets; (c) enter into, or agree to enter into, any agreement with any labor union or association representing any employee; (d) enter into or amend, or agree to enter into or amend, any Plan; or (e) terminate the employment of any individual identified on Schedule 4.1.23 other than for cause (for the purposes of subclauses (a) and (e), the consent of Buyer shall not be unreasonably withheld or delayed);

              (iv) waive, or agree to waive, any right of material value to the Business, the Purchased Assets or the Intellectual Property, other than in the ordinary course of business consistent with past practice;

               (v) cause or permit to be made, or agree to make, any change in Seller's accounting methods or practices or make, or agree to make, any change in depreciation or amortization policies or rates adopted by Seller, in each case relating to the Business, the Purchased Assets or the Intellectual Property, except as otherwise required by sound business practices;

              (vi) cause or permit to be changed, or agree to change, any of the Business's business policies or practices, including, without limitation, purchasing, personnel, sales, returns, budget or product acquisition policies or practices;

             (vii) cause or permit to be made, or agree to make, any loan or advance to any individual identified on Schedule 4.1.23 or made, or agreed to make, any other loan or advance, except for advances made to employees for business expenses and except those made in the ordinary course of business consistent with past practice;

            (viii) (a) sell, lease, abandon or make, any other disposition of any of the Purchased Assets or the Intellectual Property (or dispose of any records relating to the Purchased Assets or the Intellectual Property) other than in the ordinary course of business; (b) grant any Encumbrance on the Purchased Assets or the Intellectual Property other than Permitted Encumbrances; or (c) enter into (other than entering into purchase orders in the ordinary course of business), amend, terminate, cause any breach under, or permit any act or omission which would cause a default under, any Material Contract; provided, however, that notwithstanding anything to the contrary contained in this clause
(viii) or any other provision of this Section 6.1, Seller shall have the right to terminate or amend (but not extend) the existing lease with the Vanderveer Group, Inc.; provided any such amendment would not interfere with in any material respect or adversely affect in any material respect Buyer or the Manufacturing Plant or the use thereof or the Business therein either prior to or after the Closing;

              (ix) dispose of or permit to lapse any rights to the use of any Intellectual Property, or dispose of or disclose to any Person any trade secret, formula, process or know-how of the Business or relating to the Purchased Assets or the Intellectual Property and not theretofore a matter of public knowledge, except in the ordinary course of business consistent with past practice;

               (x) withdraw, permit to lapse, or apply for any amendment or modification to, any Governmental Permit or application therefor, except in the ordinary course of business consistent with past practice;

              (xi) agree, or otherwise permit or commit, whether in writing or otherwise, to do any of the foregoing.

               (b) Between the date hereof and the Closing Date, Seller shall immediately notify Buyer if:

               (i) any contractual agreements with any customers or suppliers which produce at least $100,000 per year individually in revenues for the Business or the supplier, as the case may be, is canceled or noticed to be canceled by any party to such agreements; or

              (ii) there occurs (A) any event which reasonably could be expected to have a Material Adverse Effect and (B) any litigation, claim or regulatory inquiry involving Seller or any Related Person, to the extent related to the Business, the Purchased Assets or the Intellectual Property, as a party or which reasonably could be expected to have a Material Adverse Effect.

          6.2  Access.  Between the date hereof and the Closing Date, Seller
               ------
shall, and shall cause its Related Persons to, provide Buyer and its Affiliates and their respective representatives with such information as such Persons may from time to time reasonably request with respect to Seller, the Business, the Purchased Assets, the Intellectual Property, and upon reasonable notice by Buyer, provide Buyer and its Affiliates and their respective representatives during regular business hours, in a manner so as not to unduly disrupt the Business or the other business of Seller, reasonable access to the properties, books and records and representatives of Seller or Related Persons relating to the Business, the Purchased Assets and the Intellectual Property (including, the opportunity to have Buyer or its agents or contractors conduct environmental, engineering and/or other tests at the Real Property), as Buyer and its Affiliates and their respective representatives may from time to time reasonably request; provided, however, that Seller shall have the right to have a representative present at all such times; and provided, further, that such access shall be at the expense and risk of Buyer, and Buyer shall indemnify, defend and hold harmless Seller and its Affiliates and their respective Agents from and against any Damages, arising from Buyer's or its Affiliates' or their representatives' acts or omissions while performing due diligence at the Real Property, and Buyer shall restore any property altered or damaged by reason of any such testing to the condition existing prior to such testing in all material respects.

          6.3  No Dealings with Other Possible Buyers.  Seller shall not, and
               --------------------------------------
shall not permit any Related Person to, solicit or entertain offers, enter into discussions or negotiations, provide information regarding the Business or the Canadian Business, the Purchased Assets or the Canadian Purchased Assets or the Intellectual Property or in any manner discuss, encourage, recommend or agree to any proposal of, any other potential buyer or buyers of all or any part of the Business or the Canadian Business or the Purchased Assets or the Canadian Purchased Assets or the Intellectual Property

          ARTICLE 7.     CLOSING DATE; CONDITIONS PRECEDENT;
                         TERMINATION
                         -----------------------------------

          7.1  Closing Date and Place.  The consummation of the purchase and
               ----------------------
sale of the Purchased Assets and the assumption of the Assumed Liabilities (the "CLOSING") shall take place at the offices of Kaye, Scholer, Fierman, Hays & Handler at 425 Park Avenue, New York, New York at 10:00 A.M. on December 30, 1994 or at such other date and time as may be mutually agreeable to the parties hereto (the "CLOSING DATE"), subject to the following:

               (a) If any of the conditions set forth in Section 7.2 has not been satisfied on the date on which the Closing would otherwise occur, Buyer may from time to time, by notice to Seller, defer the Closing to a Business Day specified in that notice, but not later than March 1, 1995.

               (b) If any of the conditions set forth in Section 7.3 has not been satisfied on the date on which the Closing would otherwise occur, Seller may from time to time, by notice to Buyer, defer the Closing to a Business Day specified in that notice, but not later than March 1, 1995.

               (c) If both of the preceding paragraphs (a) and (b) are applicable, the Closing shall take place on the later of the dates determined in accordance with those paragraphs.

          7.2  Conditions Precedent to the Obligations of Buyer to Close.  The
               ---------------------------------------------------------
obligations of Buyer under this Agreement are subject to the fulfillment at or prior to the Closing of each of the following conditions, any one or more of which may be waived by Buyer in its sole discretion:

               7.2.1  No Injunctive Proceedings.  No preliminary or permanent
                      -------------------------
injunction or other order (including a temporary restraining order) or decree of any state, federal or foreign court or Governmental Body which prevents or delays the consummation of the Contemplated Transactions or prohibits or delays Buyer's ownership (in part or in whole) of the Purchased Assets or conduct of the Business (including, without limitation, use of the Intellectual Property) shall have been issued and remain in effect.

               7.2.2  Hart-Scott. The requirements of Hart-Scott applicable to
                      ----------
the Contemplated Transactions shall have been complied with, and the waiting period thereunder shall have expired or been terminated.

               7.2.3  Representations and Warranties.  All representations and
                      ------------------------------
warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the Closing Date (except to the extent any representation or warranty relates to a specific date).

               7.2.4  Performance of Agreements.  Seller shall have performed in
                      -------------------------
all material respects all obligations, agreements, conditions and commitments to be fulfilled by it pursuant to the terms hereof on or prior to the Closing Date.

               7.2.5  Material Adverse Effect.  There shall not have been any
                      -----------------------
Material Adverse Effect, nor shall there exist any condition which could reasonably be expected to result in a Material Adverse Effect (other than due to matters disclosed in a Schedule to this Agreement).

               7.2.6  Intentionally Omitted.

               7.2.7  Litigation. No action or proceeding shall have been
                      ----------
instituted by any court or Governmental Body and, at what would otherwise have been the Closing Date, remain pending before any court or Governmental Body, relating to the Business, any of the Purchased Assets or the Intellectual Property, or to restrain or prohibit or to recover damages in respect of any or all of the Contemplated Transactions or seeking any divestiture or seeking to require that all or any part of the Purchased Assets or Intellectual Property be held separate or to revoke, suspend or terminate (in whole or in part) any license, permit, order or approval by reason of any or all of the Contemplated Transactions, the revocation, suspension or termination of which would have a Material Adverse Effect.

               7.2.8  Regulatory Approvals.  All licenses, certifications,
                      --------------------
authorizations, consents, orders and regulatory approvals of Governmental Bodies set forth on Schedule 7.2.8 shall have been obtained on terms reasonably satisfactory to Buyer and shall be in full force and effect.

               7.2.9  Consents, Approvals, Assignments.  All consents,
                      --------------------------------
approvals, authorizations and filings set forth on Schedule 7.2.9 shall have been obtained on terms reasonably satisfactory to Buyer and shall be in full force and effect.

               7.2.10  Deliveries.  Buyer shall have received all of the
                       ----------
deliveries required to be made to it, as set forth in Section 8.1.

               7.2.11  Canadian Purchase Agreement Closing.  The closing under
                       -----------------------------------
the Canadian Purchase Agreement shall have occurred or shall occur simultaneously with the Closing.

               7.2.12  Compliance Evidence.  Buyer shall have received such
                       -------------------
certificates, opinions, documents and information as it may reasonably request in order to establish satisfaction of the conditions set forth in this Section 7.2, including a certificate certifying to the matters set out in Sections 7.2.3 and 7.2.4, dated the Closing Date, and signed by the President or Vice President of Seller.

               7.2.13  Proceedings Satisfactory.  All certificates, opinions and
                       ------------------------
other documents to be delivered by Seller and all other matters to be accomplished prior to or at the Closing shall be satisfactory in the reasonable judgment of Buyer and its counsel.

               7.2.14  License Agreements.  The license agreement between the
                       ------------------
predecessor corporations to Rhone-Poulenc Rorer Consumer Inc. and Rorer Pharmaceutical Products Inc. shall have been terminated and shall be of no further force and effect as of the closing contemplated by the Canadian Purchase Agreement and the license agreement between Seller and Rorer Pharmaceutical Products Inc. shall have been terminated and shall be of no further force and effect at the Closing Date and Buyer shall have received written evidence of same in a form reasonably satisfactory to Buyer.

               7.2.15  Delivery of Possession.  Seller shall deliver to Buyer
                       ----------------------
possession of the Real Property free of all leases, tenants, occupants and rights of occupancy, except for the lease to the Vanderveer Group, Inc. and the month-to-month lease described on Schedule 4.1.10(b).

          7.3  Conditions Precedent to the Obligations of Seller to Close.
               ----------------------------------------------------------
The obligations of Seller under this Agreement are subject to the fulfillment at or prior to the Closing of each of the following conditions, any one or more of which may be waived by Seller in its sole discretion:

               7.3.1  No Injunctive Proceedings.  No preliminary or permanent
                      -------------------------
injunction or other order (including, without limitation, a temporary restraining order) of any state, federal or foreign court or Governmental Body which prevents the consummation of the Contemplated Transactions or prohibits or delays Buyer's ownership (in part or in whole) of the Purchased Assets or conduct of the Business (including, without limitation, use of the Intellectual Property) shall have been issued and remain in effect.

               7.3.2  Hart-Scott.  The requirements of Hart-Scott applicable to
                      ----------
the Contemplated Transactions shall have been complied with, and the waiting period thereunder shall have expired or been terminated.

               7.3.3  Representations and Warranties.  All representations and
                      ------------------------------
warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the Closing Date (except to the extent any representation or warranty relates to a specified date).

               7.3.4  Performance of Agreements.  Buyer shall have performed in
                      -------------------------
all material respects all obligations,
agreements, conditions and commitments to be fulfilled by it pursuant to the terms hereof on or prior to the Closing Date.

               7.3.5  Payments.
                      --------

               (a)  Buyer shall have delivered to Seller the Purchase Price.

               (b) Buyer shall have delivered to Seller the first payment under the Intellectual Property Agreement.

               7.3.6  Intentionally Omitted.

               7.3.7  Litigation.  No action or proceeding shall have been
                      ----------
instituted by any court or Governmental Body and, at what would otherwise have been the Closing Date, remain pending before any court or Governmental Body relating to the Business, any of the Purchased Assets or the Intellectual Property, or to restrain or prohibit or to recover damages in respect of any or all of the Contemplated Transactions or seeking any divestiture or seeking to require that all or any part of the Purchased Assets or Intellectual Property be held separate or to revoke, suspend or terminate (in whole or in part) any license, permit, order or approval by reason of any or all of the Contemplated Transactions, the revocation, suspension or termination of which would have a Material Adverse Effect.

               7.3.8  Regulatory Approvals.  All licenses, certifications,
                      --------------------
authorizations, consents, orders and regulatory approvals of Governmental Bodies set forth on Schedule 7.2.8 shall have been obtained on terms reasonably satisfactory to Seller and shall be in full force and effect.

               7.3.9  Consents, Approvals and Assignments.  All consents,
                      -----------------------------------
approvals, authorizations, and filings set forth on Schedule 7.2.9 shall have been obtained on terms reasonably satisfactory to Seller and shall be in full force and effect.

               7.3.10  Deliveries.  Seller shall have received all of the
                       ----------
deliveries required to be made to it, as set forth in Section 8.2.

               7.3.11  Canadian Purchase Agreement Closing.  The closing under
                       -----------------------------------
the Canadian Purchase Agreement shall have occurred or shall occur simultaneously with the Closing.

               7.3.12  Compliance Evidence.  Seller shall have received such
                       -------------------
certificates, opinions, documents and information as it may reasonably request in order to establish satisfaction of the conditions set forth in this Section 7.3, including a certificate certifying to the matters set out in Sections 7.3.3 and 7.3.4, dated the Closing Date, and signed by the President or Vice President of Buyer.

               7.3.13  Proceedings Satisfactory.  All certificates, opinions and
                       ------------------------
other documents to be delivered by Buyer and all other matters to be accomplished prior to or at the Closing shall be satisfactory in the reasonable judgment of Seller and its counsel.

          7.4  Termination of this Agreement.
               -----------------------------

               7.4.1  Termination.  This Agreement may be terminated prior to
                      -----------
the Closing only as follows:

               (a)  By written agreement of Buyer and Seller at any time.

               (b) By Seller, by notice to Buyer at any time, if one or more of the conditions specified in Section 7.3 is not satisfied at the time at which the Closing (as it may be deferred pursuant to Section 7.l) would otherwise occur or if satisfaction of such a condition is or becomes impossible.

               (c) By Buyer, by notice to Seller at any time, if one or more of the conditions specified in Section 7.2 is not satisfied at the time at which the Closing (as it may be deferred pursuant to Section 7.l) would otherwise occur or if satisfaction of such a condition is or becomes impossible.

               (d) By Buyer or Seller, by notice to the other at any time after March 1, 1995.

               7.4.2  Effect of Termination.  In the event that this Agreement
                      ---------------------
is terminated pursuant to Section 7.4, this Agreement shall terminate without any liability or further obligation of any party to another, except for Sections 6.2, 12.1, 12.2, 12.6 and 12.7 which shall survive termination; provided,
                                                                --------
however, that termination under Section 7.4 shall not relieve any party of
- -------
liability for any intentional failure to perform or comply with any agreement prior to the date of termination, including, without limitation, under
Section 10.2.

          7.5  Signing Deliveries.  The parties acknowledge that concurrent with
               ------------------
the execution and delivery of this Agreement, Ciba-Geigy Corporation executed and delivered a guaranty (the "CIBA GUARANTY") of the obligations of Buyer hereunder and under the U.S. Buyer Ancillary Documents and Rhone-Poulenc Rorer Inc. executed and delivered a guaranty (the "RPR GUARANTY") of the obligations of Seller and Related Persons hereunder and under the U.S. Seller Ancillary Documents.

          ARTICLE 7A.    CUT-OFF DATE AND CERTAIN REVISED
                         ARRANGEMENTS
                         -------------------------------

          7A.1.  When Effective.  If the Closing has not occurred prior to
                 --------------
December 30, 1994 (the "CUT-OFF DATE"), then the provisions of this Article 7A shall become effective as of such date. Upon becoming effective, the provisions of this Article 7A shall supersede any other provision of this Agreement which is inconsistent with this Article 7A. If the Closing occurs prior to December 30, 1994, the provisions of this Article 7A shall not become effective.

          7A.2.  Revised Arrangements.  If this Article 7A becomes effective:
                 --------------------

          7A.2.1.  Cut-Off Event.  At 10:00 a.m., or such other time as the
                   -------------
parties may agree, on December 30, 1994 at the offices of Kaye, Scholer, Fierman, Hays and Handler, the parties shall make certain deliveries and take certain actions (the "CUT-OFF EVENT").

          7A.2.2.  Conditions to Buyer's Obligations.  (a) The provisions of
                   ---------------------------------
this Section 7A.2.2. shall apply instead of the provisions of Section 7.2.

          (b) The obligations of Buyer under this Agreement shall be subject to fulfillment at or prior to the Cut-Off Event of each of the following conditions, any one which may be waived by Buyer in its sole discretion:

                    (i) the conditions set out in Section 7.2.1.

                   (ii) the conditions set out in Section 7.2.3, except that
                        the references to the Closing Date in Section 7.2.3 and in Article 4 of this Agreement shall be deemed to be the Cut-Off Date.

                  (iii) the conditions set out in Section 7.2.4, except that the reference to the Closing Date shall be deemed to be the Cut-Off Date.

                   (iv) the condition set out in Section 7.2.5.

                    (v) Intentionally Omitted.

                   (vi) the condition set out in Section 7.2.7, except that the reference to the Closing Date shall be deemed to be the Cut-Off Date.

                  (vii) the status of all matters described in Section 7.2.8 shall be described as of the Cut-Off Date in writing by the President or a Vice President of Seller and such status shall be satisfactory in the judgment of Buyer and its counsel.

                 (viii) the status of all matters described in Section 7.2.9 shall be described as of the Cut-Off Date in writing by the President or a Vice President of Seller and such status shall be satisfactory in the judgment of Buyer and its counsel.

                   (ix) Buyer shall have received all deliveries required by
                        Section 7A.2.6.

                    (x) the conditions set out in Section 7.2.12, except that
                        the reference to the Closing Date shall be deemed to be the Cut-Off Date and the references to the sections in the certificate certifying certain matters shall be deemed to be to Sections 7A.2.2(ii) and (iii).

                   (xi) the conditions set out in Section 7.2.13, except that the reference to the Closing Date shall be deemed to be the Cut-Off Date.

                    (x) the condition set out in Section 7.2.14, such agreement to be effective as of the Closing Date.

               7A.2.3. Conditions to Seller's Obligations. (a) The provisions of
                       ----------------------------------
this Section 7A.2.3 shall apply instead of the provisions of Section 7.3.

               (b) The obligations of Seller under this Agreement shall be subject to the fulfillment at or prior to the Cut-Off Event of each of the following conditions, any one or more of which may be waived by Seller in its sole discretion:

                    (i) the conditions set out in Section 7.3.1.

                   (ii) the conditions set out in Section 7.3.3, except that
                        the references to the

                        Closing Date in Section 7.3.3 and in Article 5 of the Agreement shall be deemed to be the Cut-Off Date.

                  (iii) the conditions set out in Section 7.3.4, except the
                        reference to the Closing Date shall be deemed to be the Cut-Off Date.

                   (iv) Intentionally Omitted.

                    (v) the condition set out in Section 7.3.7, except that the reference to the Closing Date shall be deemed to be the Cut-Off Date.

                   (vi) Seller shall have received all deliveries required by
                        Section 7A.2.7.

                  (vii) the status of all matters described in Section 7.3.8 shall be described as of the Cut-Off Date in writing by the President or Vice President of Buyer and such status shall be satisfactory in the judgment of Seller and its counsel.

                 (viii) the status of all matters described in Section 7.3.9 shall be described as of the Cut-Off Date in writing by the President or Vice President of Buyer and such status shall be satisfactory in the judgment of Seller and its counsel.

                   (ix) the conditions set out in Section 7.3.12, except the
                        reference to the Closing Date shall be deemed to be the Cut-off Date and the references to the sections in the certificate certifying certain matters shall be deemed to be for Sections 7A.2.3(ii) and (iii).


                    (x) the conditions set forth in 7.3.13, except that the
                        reference to the Closing Date shall be deemed to be the Cut-Off date.

               7A.2.4.  Termination.  After the Cut-Off Date, the Agreement may
                        -----------
be terminated prior to Closing only as follows:

           (a) by Seller, by notice to Buyer, if one or more of the conditions specified in Sections 7.3.1, 7.3.2, 7.3.5, 7.3.7 and 7.3.8 (but
               only with respect to the delivery of such items which were not delivered pursuant to Section 7A.2.7), is not satisfied by March 1, 1994 or if satisfaction of such a condition is or becomes impossible.

           (b) by Buyer, by notice to Seller, if one or more of the conditions specified in Sections 7.2.1, 7.2.2, 7.2.7 and
               7.2.8 (but only with respect to the delivery of such items which were not delivered pursuant to Section 7A.2.7.), is not satisfied by March 1, 1994 or if satisfaction of such a condition is or becomes impossible.

           (c) by Buyer or Seller, by notice to the other at any time after March 1, 1995.

               7A.2.5.  Effect of Termination. In the event that this
                        ---------------------
Agreement is terminated pursuant to Section 7A.2.4, this Agreement shall terminate without any liability or further obligation of any party to another, except for Sections 6.2, 12.1, 12.2, 12.6 and 12.7 which shall survive termination; provided, however, that termination under Section 7A.2.4 shall not
             --------  -------
relieve any party of liability for any intentional failure to perform or comply with any agreement prior to the date of termination, including, without limitation, under Section 10.2.

               7A.2.6.  Deliveries By Seller. At the Cut-Off Event,
                        --------------------
Seller shall deliver to Buyer the following (all documents to be dated as of the Cut-Off Date):

           (a) the resolutions described in Section 8.1.1, except that the reference to the Closing Date shall be the Cut-Off Date.

           (b) the document specified in Section 8.1.4.

           (c) the document specified in Section 8.1.5.

           (d) the document specified in Section 8.1.6.

           (e) the document specified in Section 8.1.8.

           (f) the document specified in Section 8.1.9.

           (g) the document specified in Section 8.1.10.

          Such documents shall provide that they will become effective if and only if the Closing occurs hereunder. All such items shall not thereafter be required deliveries at the Closing.

               7A.2.7.  Deliveries By Buyer.  At the Cut-Off Event, Buyer shall
                        -------------------
deliver to Seller the following (all documents to be dated as of the Cut-Off
Date):

          (a) the resolutions described in Section 8.2.1, except that the reference to the Closing Date shall be the Cut-Off Date.

          (b) the document specified in Section 8.2.3

          (c) the document specified in Section 8.2.4

          (d) the document specified in Section 8.2.5.

          (e) the document specified in Section 8.2.6.

          (f) the document specified in Section 8.2.7.

          Such documents shall provide that they will become effective if and only if the Closing occurs hereunder. All such items shall not thereafter be required deliveries at the Closing.

          7A.3.  Interim Period.  If the Closing occurs, all the profits and
                 --------------
losses, changes in assets and liabilities and cash flow of the Business commencing the day after the period from the Cut-Off Date though the Closing Date (the "INTERIM PERIOD") shall be for the account of the Buyer. During the Interim Period, the Seller shall keep the books and records and accounts of the Business in a manner that will enable Buyer and Seller to prepare the Net Earning Statements and cash flow statements. During the Interim Period, Seller shall fund all working capital needs of the Business, which shall not exceed $1,000,000 without the prior approval of Buyer and, if the Closing occurs, Buyer shall reimburse Seller for such costs as provided in Section 7A.4.

          7A.4   Post-Closing Payment
                 --------------------

               (a) Not more than 30 days after the Closing Date, Seller shall deliver to Buyer a Net Earnings Statement (as defined below) and balance sheet and cash flow statements of the Business for the Interim Period, prepared in accordance with GAAP on a basis consistent with prior periods; provided, that, no deduction shall be made from earnings for expenses
     --------  ----
     incurred as a result of the Contemplated Transactions or related matters (which such expenses shall be paid by Seller and not the Business), or expense items associated with capital expenditures in excess of $1,000,000 or insurance coverage (or other prepaid items) in excess of the share of such expense items allocable to the Interim Period.

               (b) The parties have agreed that there shall be a post-Closing payment to Buyer to reflect the cash flow generated by the business less working capital advanced by Seller of the Business during the Interim Period. For purposes of determining the amount of the payment the parties have agreed to use in their calculation the cash flow statements of the Business during the Interim Period as shown on the unaudited statement of cash flow and net earnings of the Business (the "NET EARNING STATEMENTS"), to be prepared in accordance with GAAP and consistent with the Management Income Statements set forth in Schedule 4.1.6, but subject to the adjustments described in paragraph (a) above (the net earnings of Seller for the Interim Period being hereinafter referred to as the "INTERIM NET EARNINGS") and to follow the procedures set out below in this Section 7A.

               (c) Buyer may elect to have the Net Earning Statements, balance sheet and cash flow statement audited by its independent certified public accountants and Seller shall cooperate with Buyer in such audit. Unless Buyer notifies Seller in writing that it disagrees with the Net Earning Statements within 30 days after receipt thereof, or if the Buyer elects to audit the Net Earning Statements, upon completion of the audit by the Buyer's Accountants (which in no event shall take more than 45 Business Days following Seller's delivery of the Net Earning Statements, balance sheet and cash flow statement), the Net Earning Statements, balance sheet and cash flow shall be conclusive and binding on Buyer and Seller for purposes of determining the post-Closing payment under this Section 7A. The fees and expenses of Buyer's independent certified public accountants incurred in auditing the Net Earning Statements, balance sheet and cash flow statement shall be borne and paid by Buyer.

               (d) If Buyer notifies Seller in writing of its disagreement with the Net Earning Statements, balance sheet and/or cash flow statement within such 30 day period (or after completion of Buyer's audit), then Buyer and Seller shall attempt to resolve their differences with respect thereto within 30 days after Seller's receipt of Buyer's written notice of such disagreement. Any disputes regarding the Net Earning Statements, balance sheet and/or cash flow statement not resolved by Buyer and Seller within such 30 day period shall be resolved by an accounting firm mutually acceptable to both parties or, in the absence of agreement, by a "big-six" accounting firm selected by lot after eliminating Seller's accountants and Buyer's accountants. Buyer and Seller shall each pay 50% of the fees and expenses of such accounting firm. The determination of any accounting firm so selected, and the Net Earning Statements, balance sheet and cash flow statement (with such modifications therein, if any, as reflect such determination) shall be conclusive and binding upon the parties.

               (e) If the amount of the cash flow for the Interim Period is positive in connection with the Business, then Seller shall pay to Buyer an amount equal to such amount. If the amount of the cash flow for the Interim Period statement is negative Seller or Buyer, as the case may be, shall make such payment or payments not more than 10 Business Days following the determination of the Interim cash flow pursuant to this
     Section 7A. The amount of the payment or payments shall bear simple interest from the Closing Date until the date such payment or payments are made at the rate announced by The Chase Manhattan Bank, N.A., or any successor thereto, in New York City as its prime rate of interest as of the Closing Date.

          7A.5.  Affirmative Covenants.  At the Closing, Seller agrees to
                 ---------------------
deliver to Buyer evidence of the termination of the agreement referred to in
Section 7.2.14.

          ARTICLE 8.     CLOSING DELIVERIES
                         ------------------

          8.1  Deliveries by Seller.  At the Closing, Seller shall deliver to
               --------------------
Buyer the following (all documents to be dated as of the Closing Date, except as otherwise specified):

               8.1.1  Corporate Resolutions.  Copies of corporate resolutions of
                      ---------------------
Seller and, to the extent relevant, Related Persons, certified by an appropriate officer of each such Person as being in effect on the Closing Date, authorizing the execution and delivery and performance by Seller and, to the extent relevant, Related Persons of this Agreement and the U.S. Seller

Ancillary Agreements to which each such Person is a party and the performance of the Contemplated Transactions.

               8.1.2  Bill of Sale.  A bill of sale in favor of Buyer covering
                      ------------
the Purchased Assets (excluding the Real Property), in the form attached as
Exhibit 8.1.2 hereto (the "BILL OF SALE"), duly executed by Seller.

               8.1.3  Real Property Deed.  Special warranty deed in favor of
                      ------------------
Buyer for the Real Property, in the form attached as Exhibit 8.1.3 hereto (collectively, the "REAL PROPERTY DEED"), duly executed by the record owner of the Real Property.

               8.1.4  Transition Services Agreement.  An agreement providing
                      -----------------------------
for the performance of certain services by and/or for Buyer and Seller, between Seller and Buyer, in the form attached as Exhibit 8.1.4 (the "TRANSITION SERVICES AGREEMENT"), duly executed by Seller.

               8.1.5  Intellectual Property Agreement.  An agreement between
                      -------------------------------
Rorer Pharmaceuticals Products, Inc. and Buyer providing Buyer the rights to the Intellectual Property, in the form attached as Exhibit 8.1.5 hereto (the "INTELLECTUAL PROPERTY AGREEMENT"), duly executed by Rorer Pharmaceuticals Products Inc.

               8.1.6  Other Transfer Documents.  Such other documents
                      ------------------------
(including, without limitation, written assignments) as Buyer shall deem reasonably necessary or appropriate to evidence or effectuate the transfer of any of the Purchased Assets to Buyer (the "TRANSFER DOCUMENTS").

               8.1.7  FIRPTA Certificate. The FIRPTA Certificate duly executed
                      ------------------
by Seller.

               8.1.8   Restrictive Covenants Agreement.  An agreement between
                       -------------------------------
Seller and Buyer providing for Seller's and its Related Persons agreement to not engage in certain activities, in the form attached as Exhibit 8.1.8 hereto (the "RESTRICTIVE COVENANTS AGREEMENT"), duly executed by Seller.

               8.1.9    Supply Agreement.  The Supply Agreement between Buyer
                        ----------------
and Barcroft Company for the supply by Barcroft Company to Buyer of aluminum hydroxide and magnesium hydroxide, in the form attached as Exhibit 8.1.9 hereto (the "SUPPLY AGREEMENT"), duly executed by Barcroft Company.

               8.1.10   Transition Manufacturing Agreement.  The Transition
                        ----------------------------------
Manufacturing Agreement between Buyer and Seller, in the form attached as
Exhibit 8.1.10 hereto (the "TRANSITION MANUFACTURING AGREEMENT"), duly executed by Seller.

               8.1.11   Code Compliance.  A letter from the Upper Dublin
                        ---------------
Township Code Enforcement Office stating that such Office has no record that the Real Property violates any applicable zoning and building codes; provided that the Seller's obligation to deliver such letter shall exist only to the extent that such letters are customarily available from such Office and that Seller, with the exercise of its diligent efforts (including the payment of any required fees and expenses), is able to obtain such letter by the Closing Date.

               8.2  Deliveries by Buyer.  At the Closing, Buyer shall deliver to
                    -------------------
Seller the following (all documents to be dated as of the Closing Date, except as otherwise specified):

               8.2.1  Corporate Resolutions.  Copies of corporate resolutions of
                      ---------------------
Buyer, certified by an appropriate officer of Buyer as being in effect on the Closing Date, authorizing the execution and delivery and performance by Buyer of this Agreement and the U.S. Buyer Ancillary Agreements and the performance of the Contemplated Transactions.

               8.2.2  Assumption Agreement.  The Assumption Agreement, duly
                      --------------------
executed by Buyer.

               8.2.3  Transition Services Agreement.  The Transition Services
                      -----------------------------
Agreement, duly executed by Buyer.

               8.2.4  Intellectual Property Agreement.  The Intellectual
                      -------------------------------
Property Agreement, duly executed by Buyer.

               8.2.5  Restrictive Covenants Agreement.  The Restrictive
                      -------------------------------
Covenants Agreement, duly executed by Buyer.

               8.2.6  Supply Agreement.  The Supply Agreement, duly executed by
                      ----------------
Buyer.

               8.2.7  Transition Manufacturing Agreement.  The Transition
                      ----------------------------------
Manufacturing Agreement, duly executed by Buyer.

          ARTICLE 9.     SURVIVAL OF REPRESENTATIONS AND
                         WARRANTIES; INDEMNIFICATION
                         -------------------------------

          9.1  Survival.  Except to the extent specifically set out to the
               --------
contrary in any U.S. Buyer's Ancillary Agreements or U.S. Seller's Ancillary Agreements, all representations and warranties and agreements of Seller and Buyer contained in this Agreement or in any U.S. Buyer's Ancillary or U.S. Seller's Ancillary Agreements or any other document delivered pursuant to this Agreement to be performed and complied with prior to the Closing Date shall survive the Closing until April 30, 1996, notwithstanding any investigation conducted or knowledge acquired with respect thereto, other than (a) representations and warranties relating to Taxes and Tax matters and representations and warranties set forth in Section 4.1.14, all of which shall survive until the expiration of the applicable statute of limitations (as the same may be extended or tolled) and (b) the representations and warranties set forth in Sections 4.1.1, 4.1.2,
5.1.1 and 5.1.2, which shall survive without limitation as to time. All other agreements contained in this Agreement or in U.S. Buyer's Ancillary Agreements or U.S. Seller's Ancillary Agreements or any other document delivered pursuant to this Agreement shall survive the Closing without limitation as to time, except as and to the extent specifically set out to the contrary therein. Notwithstanding the foregoing, Seller shall have no liability for breach of any representation or warranty relating to the status of title to the Real Property to the extent that Buyer's Damages for such breach are covered by a title insurance policy under which Buyer is the insured. Buyer shall use reasonable efforts (including the payment of customary premium) to obtain title insurance or a commitment therefor (including survey, "comprehensive" and contiguity endorsements, to the extent available based on then available information about the Real Property and at reasonable rates) at Closing coverage under which is consistent with the state of title required to be delivered by Seller hereunder.

          9.2  Indemnification by Seller.  If the Closing occurs, Seller
               -------------------------
shall indemnify, defend and hold harmless Buyer and its Affiliates and their respective officers, directors and employees (collectively, the "AGENTS") from, and shall reimburse Buyer and its Affiliates and their respective Agents for, any judgments, awards, losses, obligations, damages, liabilities (whether arising out of strict liability, tort or otherwise), deficiencies, penalties, fines, claims and expenses (including, but not limited to, reasonable costs of investigation and defense, reasonable attorneys' fees and disbursements and, with respect to Section 9.2(f) as it relates to Section 4.1.12, consultants'
fees) (collectively, "DAMAGES") arising from or in connection with:

               (a) the conduct of the Business by Seller or any Related Person (or any predecessor entities), the operation or use of the Purchased Assets or the Intellectual Property or any act or omission of Seller or any Related Person (or any predecessor entities) on or prior to the Closing Date (whether or not in connection with the operation of the businesses of Seller or any Related Person (or any predecessor entities) on or prior to the Closing Date), but not including any matter which would be covered by Section 9.2(f);

               (b) any failure by Seller or any Related Person to perform or comply with any agreement in this Agreement;

               (c) any claim by any Person, including, without limitation, Bear, Stearns & Co. Inc. for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with Seller or any Related Person in connection with any of the Contemplated Transactions;

               (d) any claim, including, without limitation, for Damages, severance pay, welfare and fringe benefits or for wrongful discharge by any employee(s) or former employees(s) of Seller or any Related Person incurred, relating to or arising from employment with the Seller on or prior to the Closing Date (excluding claims by New Employees for severance payments during the one-year period following the Closing Date or any other claims arising out of any plans (including the RPR Hourly Plan), agreements, or policies maintained by or on behalf of the Buyer or its Affiliates), (i) whose employment with any such Person is terminated by such Person, whether in connection with the consummation of the Contemplated Transactions or otherwise; or (ii) who claim termination of employment on account of the consummation of the Contemplated Transactions or (iii) relating to any unpaid wages, salaries, commissions, bonuses, vacation pay or short-term disability or any other compensation or benefits;

               (e) any and all orders, notices, claims, suits, proceedings, investigations or actions at law or in equity against or affecting the Business or the Purchased Assets, Seller or any property or rights of Seller relating to the Business or the Purchased Assets which are pending or threatened as of the Closing Date, or arising from acts, omissions or circumstances occurring or existing prior to the Closing Date but not including any matter which would be covered by Section 9.2(f);

               (f) any and all orders, notices, claims, suits, proceedings, investigations by third parties (including, without limitation, Governmental Bodies) or actions at law or in equity under any Environmental Law (including, without limitation, changes in law) relating to:

               (I) conditions associated with the Purchased Assets or the Business at or prior to the Closing Date, or related to acts or omissions of Seller or any of Seller's predecessor entities or Related Persons;

               (II) the manufacture, generation, processing, distribution, labeling, use, presence, treatment, removal, handling, storage, disposal, transport or abandoning of any Hazardous Materials at or prior to the Closing Date from, on, at, around or under the Purchased Assets, the Business, or properties currently or previously owned, operated or leased by Seller or any of Seller's predecessor entities or Related Persons (or any of their respective predecessor entities), or by any third party acting on Seller's or a Related Person's behalf;

               (III) the Release of any Hazardous Materials or the threat of the same on or prior to the Closing Date, into the

Environment from, on, at, around or under the Purchased Assets or the Business, or properties currently or previously owned, operated or leased by Seller or any of Seller's predecessor entities or Related Persons (or any of their respective predecessor entities), or by any third party acting on Seller's behalf;

               (IV) worker exposure to Hazardous Materials or other personal injury or property damages relating to releases of Hazardous Materials by the Purchased Assets or the Business prior to the Closing Date;

               (V) any Governmental Permit required to be obtained under Environmental Law prior to the Closing Date which has not been obtained prior to the Closing Date or as of the Closing Date,

provided, that Buyer notifies Seller of any such orders, notices, claims, suits,
- --------
proceedings, investigations by third parties (including, without limitation, Governmental Bodies) or actions at law or in equity under Environmental Laws, including without limitation, changes in law, on or before the fifteenth anniversary of the Closing Date (notwithstanding the fact that remedial actions with respect to such matters have not been determined by such date or are to be undertaken in the future);

               (g) except as otherwise provided in Section 10.1.4 hereof, the maintenance by Seller at any time, of any employee benefit plan (as defined in Section 3(3) of ERISA), including, without limitation, any liability to the PBGC, the IRS, a multiemployer plan or employees or former employees (or their beneficiaries) of Seller arising out of or relating to the maintenance, administration, or termination or any other reason of any such plans, the trusts related to such plans, or employment with Seller on or prior to the Closing Date;

               (h) any Damages arising out of or resulting from any failure to comply with any applicable bulk sales laws in connection with the Contemplated Transactions;

               (i) any claim by any Governmental Body for Taxes relating to the Seller's Tax obligations listed under Section 4.1.7 and Article 11 of this Agreement, provided, that Buyer notifies Seller of any such claim within 45 days
           --------
after receipt of written notice from such Governmental Body, and provided that
                                                                 --------
such notification to Seller occurs no later than the later of (I) the day which constitutes the midpoint of the period from the date on which written notice from such Governmental Body is received to the date on which a response to such notice is due (counting the day of receipt as a day only if it would result in a period with an odd number of days), and (II) 30 days before the date on which a response to the notice from such Governmental

Body is due, in each case determining the date on which such response is due by taking into account all applicable extensions of time to respond that are granted; provided, further, that the failure of Buyer to provide Seller with
         --------  -------
such notification shall relieve Seller of its obligation to indemnify Buyer hereunder only if, and to the extent that, Seller incurs liability hereunder directly as a result of Buyer's failure to provide such notification to Seller;

               (j) any products liability claim which involves Products or products or active ingredients made, manufactured or shipped by or for Seller or a Related Person or any predecessor entity on or prior to the Closing Date unless such Products, products or active ingredients have been adulterated after the Closing Date;

               (k) any inaccuracy in or omissions relating to any of the representations and warranties of Seller in this Agreement;

               (l) any liability or obligation which is not an Assumed
Liability;

               (m) any Office Building Damages;

               (n) any liability or obligation relating to the return of Salable Products within 90 days of the earlier to occur of the Cut-Off Date or the Closing Date and all other Products within 120 days of the earlier to occur of the Cut-Off Date or the Closing Date sold by the Business, provided that Seller's obligation under this Section 9.2(n) shall not exceed $4,000,000; provided further that Buyer shall purchase from Seller any Salable Returns received by Seller whose shelf life is 15 months or longer at Seller's 1994 standard cost of goods sold (it being understood that such purchases shall not be offset against the $4,000,000 limitation on Seller's liability pursuant to this Section 9.2(n)); Seller shall have no further liability or responsibility to accept Salable Returns under this Section 9.2(n) if Buyer makes any material change in the formulation or packaging of Products which reasonably could be expected to encourage the return of Products. Seller shall have no liability with respect to any returns of Products if Buyer implements any sale or return practices or takes any action which reasonably could be expected to encourage the return of Products; and

               (o) any Envirotest Damages.

               9.2.1  Certain Limitations.
                      -------------------

               (a) Seller shall not be required to make any payment under subsection 9.2(k) in respect of Damages until the aggregate amount of all Damages under such subsection when combined with all Damages under subsection 9.2(k) of the Canadian Purchase Agreement exceeds $5,000,000 (the "SELLER MINIMUM"), but then for the entire amount of such Damages, including those not in excess of $5,000,000. The Seller Minimum shall not apply to losses arising out of any breach of the representations and warranties set forth in Section 4.1.1, 4.1.2 or 10.10(c) hereof.

               (b) Determinations of amounts of indemnification payable hereunder shall be made with a view towards making Buyer whole (i) net of any insurance proceeds actually received with respect thereto by Buyer or any Affiliate thereof and (ii) after taking into account any net decrease or increase in the Tax liability of the Buyer or any Affiliate resulting from the event giving rise to the indemnification hereunder and the receipt by the Buyer or its Affiliate of indemnification, insurance or other payments with respect to such event or pursuant to this Agreement. For purposes of the preceding sentence, any payment that results, for income Tax purposes, in a reduction in the tax basis for the Purchased Assets shall, to the extent of such reduction in tax basis, be treated as taxable income to Buyer or the relevant Affiliate in the taxable year in which such tax basis is reduced.

               (c) To the extent any matter specified in subsections 9.2(a), 9.2(b) or 9.2(k) is the subject of any of the specific subsections 9.2(a) through 9.2(o), such specific subsection shall govern.

               (d) Seller shall not have any liability to Buyer in respect of any claim for indemnification pursuant to Section 9.2(k) to the extent that the facts, circumstances, act or omissions were disclosed to Buyer by Seller prior to the earlier of the Cut-Off Date or the Closing Date in an amendment to a Schedule to this Agreement or in a writing that references this Section.

          9.3  Indemnification by Buyer.  If the Closing occurs, Buyer shall
               ------------------------
indemnify and hold harmless Seller and Related Persons and their respective Agents from, and shall reimburse Seller and Related Persons and their respective Agents for, any Damages arising from or in connection with:

               (a) the conduct of the Business by Buyer or any Affiliate thereof (or any successor entities) or the operation or use of the Purchased Assets by Buyer or any act or omission of Buyer or any Affiliate thereof (or any successor entities) subsequent to the Closing Date;

               (b) any failure by Buyer thereof to perform or comply with any agreement in this Agreement;

               (c) any inaccuracy in or omission relating to any of the representations and warranties of Buyer in this Agreement;

               (d) any claim by any Governmental Body for any Taxes of any kind or nature relating to the Purchased Assets attributable to periods beginning and ending after the Closing Date; provided, that Seller notifies Buyer of any such
                               --------
claim within 45 days after receipt of written notice from such Governmental Body and provided, that such notification to Buyer occurs no later than the later of
    --------
(I) the day which constitutes the midpoint of the period from the date on which written notice from such Governmental Body is received to the date on which a response to such notice is due (counting the day of receipt as a day only if it would result in a period with an odd number of days), and (II) 30 days before the date on which a response to the notice from such Governmental Body is due, in each case determining the date on which such response is due by taking into account all applicable extensions of time to respond that are granted; provided,
                                                                       --------
further, that the failure of Seller to provide Buyer with such notification
- -------
shall relieve Buyer of its obligation to indemnify Seller hereunder only if, and to the extent that, Buyer incurs liability hereunder directly as a result of Seller's failure to provide such notification to Buyer;

               (e) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with Buyer or any Affiliate thereof in connection with any of the Contemplated Transactions; and

               (f) any of the Assumed Liabilities.

               9.3.1  Certain Limitations.
                      -------------------

               (a) Buyer shall not be required to make any payment under subsection 9.3(b) until the aggregate amount of all Damages under such subsection when combined with all Damages under Section 9.3(b) of the Canadian Purchase Agreement exceeds $5,000,000 but then for the entire amount of such Damages, including those not in excess of $5,000,000.

               (b) Determinations of amounts of indemnification payable hereunder shall be made with a view towards making Seller whole (i) net of any insurance proceeds actually received with respect thereto by Seller or any Affiliate thereof; and (ii) after taking into account any net decrease or increase in the Tax liability of the Seller or any Affiliate resulting from the event giving rise to the indemnification hereunder and the receipt by Seller or its Affiliate of indemnification, insurance or other payments with respect to such event or pursuant to this Agreement.

               (c) To the extent any matter specified in subsection 9.3(a) or 9.3(c) is the subject of any of the specific subsections 9.3(a) through 9.3(f), such specific subsection shall govern.

          9.4  Conduct Attributable to Both Parties.  In the event any Damages
               ------------------------------------
hereunder are attributable to or arise out of the conduct of the Business in part both before and after the Closing Date and the parties have not otherwise provided for the allocation of such Damages, the parties shall indemnify each other against all such Damages in proportion to the extent to which the conduct of each party (including, in the case of Seller, all Related Persons and all predecessors thereof) created or formed the basis for such Damages.

          9.5  Procedure for Indemnification.
               -----------------------------

               9.5.1 Claims for indemnification under this Article 9, other than those referred to in Section 9.5.2, and under Article 11, shall be made by notice in accordance with Section 12.2 to each party from whom indemnification or other payment is sought and shall contain a statement to the effect that a claim for indemnification is being made pursuant to this Article 9. If the parties agree as to the amount of Damages, the indemnifying party shall pay such amount within 20 days of receipt of said notification.

               9.5.2 (a) Except as provided in Section 9.5.2(b), after receipt by an indemnitee under Section 9.2 or 9.3 (an "INDEMNITEE") of notice of a claim, such Indemnitee shall, if a claim in respect thereof is to be made against an indemnitor under such Section (an "INDEMNITOR"), give notice to the Indemnitor in accordance with Section 12.2 of the commencement thereof within a reasonable time after obtaining information concerning the facts of the claim. The failure so to notify the Indemnitor shall not relieve it of any liability that it may have to an Indemnitee except to the extent the Indemnitor demonstrates that the defense of such claim is materially prejudiced thereby. In case any such claim shall be brought against an Indemnitee and it shall give notice to an Indemnitor, the Indemnitor, to the extent that it shall wish, may assume the defense thereof with counsel reasonably satisfactory to the Indemnitee and, after notice from the Indemnitor to the Indemnitee of its election so to assume the defense thereof, the Indemnitor shall not be liable to the Indemnitee for fees of counsel and any other expenses subsequently incurred by the Indemnitee in connection with the defense thereof, other than reasonable costs of investigation; provided, an Indemnitee shall nonetheless have the right to participate in such proceedings and to be represented by counsel of its own choosing, and the cost and expense attributable to such counsel employed by an Indemnitee shall be borne solely by the Indemnitee. The Indemnitor shall keep the Indemnitee fully informed of the facts of the claim, the progress of the defense and of its disposition.

               (b) If an Indemnitor assumes the defense of an action pursuant to
Section 9.5.2(a), no compromise or settlement thereof may be effected by the Indemnitor without the Indemnitee's written consent (not to be unreasonably withheld or delayed). If an Indemnitee determines in good faith that there is a reasonable probability that a claim may adversely affect it or its Affiliates other than as a result of monetary damages, such Indemnitee may, by notice to the Indemnitor, assume the exclusive right to defend, compromise or settle such action, but the Indemnitor shall not be bound by any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld or delayed); provided that Buyer shall have the exclusive right to defend, compromise or settle any action with respect to the Manufacturing Plan brought by a Governmental Body under an Environmental Law. If notice is given to an Indemnitor by an Indemnitee of the commencement of any action, and the Indemnitor does not, within ten Business Days after the Indemnitee's notice is given, give notice of its election to assume the defense thereof, the Indemnitor shall be bound by any determination made in such action or any compromise or settlement thereof effected by the Indemnitee. The Indemnitor shall cooperate with the Indemnitee in the defense against any asserted liability and the Indemnitee shall keep the Indemnitor fully informed of the facts of the claim of which it becomes aware and the progress of the defense.

               (c) In the investigation and defense of any claim for which indemnification is sought hereunder, the Indemnitor and the Indemnitee shall cooperate with the other and shall provide reasonable access to all information in their respective possession which is reasonably necessary in the investigation and defense of any such claim.

               9.5.3 All notices given under this Section 9.5 shall be in writing.

          9.6  Limitation on Remedies.  Each of the parties hereto hereby
               ----------------------
acknowledges and agrees that its sole and exclusive remedy with respect to any and all claims relating to the representations and warranties in this Agreement, shall be pursuant to the indemnification provisions set forth in this Article 9, and each party agrees not to seek any remedies other than those set forth herein.

          9.7  Real Property Deed.  The fact that the Real Property Deed recites
               ------------------
that the Real Property is being conveyed "under and subject to all matters of record" shall not affect, release or impair Seller's liability under this Agreement for breach of any representations, covenants and warranties made by Seller in this Agreement with respect to the Real Property, and the provisions of this Agreement shall survive delivery of the Real Property Deed in accordance with the terms of this Agreement.

          ARTICLE 10.    COVENANTS
                         ---------

          10.1  Employee Matters.
                ----------------

               10.1.1  Termination of Employment; Offer of Employment.
                       ----------------------------------------------

               (a) Prior to the Closing Date, Buyer shall identify to Seller the majority of employees of Seller whose employment relates to the Business that Buyer shall offer to employ under terms which are substantially similar in the aggregate to those existing immediately prior to the Closing Date unless otherwise agreed to pursuant to an employment contract or labor agreement. In total, Buyer shall offer employment commencing on the Closing Date to at least 380 of Seller's employees. Within 60 days after the Closing Date, Buyer shall identify to Seller and offer employment commencing 60 days after the Closing Date to any additional employees of Seller whose employment relates to the Business in accordance with this Section. Buyer shall conduct the process of offering employment pursuant to this Section 10.1.1(a) in accordance with any applicable federal, state or local law or rule. For the one-year period commencing on the Closing Date, Buyer shall provide each of the New Employees who accepts the offer of employment by Buyer with severance benefits that are substantially comparable to, and under the same terms and conditions as, those provided by Seller on the date hereof in the event any such New Employees are terminated during such one-year period; provided, however, that within 30 days after the Closing Date, Buyer may terminate the employment of up to 20 New Employees (but in no event any of 9 New Employees who currently work for the Business in the classifications identified in Schedule 10.1.1) and Seller, promptly after Buyer's request and identification of the terminated New Employees, shall reimburse Buyer for severance payments Buyer makes to such terminated New Employees in an amount equal to and calculated pursuant to Seller's relevant severance pay Plan or obligation as such Plan or obligation existed before the Closing Date. Notwithstanding the foregoing, Seller acknowledges and agrees that Buyer shall have no obligation to continue to employ any New Employee for any specific period of time after the Closing Date or interfere in any way with Buyer's right to terminate any New Employee at any time for any reason, subject to applicable law. Seller shall retain at its own cost or terminate, in its sole discretion, all employees of the Business who are not being offered employment by Buyer or who reject any offer of employment by Buyer in accordance with the foregoing provisions of this Section 10.1.1(a), and shall, except as otherwise provided in Section 10.1.4 hereto, be responsible for any and all obligations and liabilities arising in connection with the employment and/or termination of any such employees, including, without limitation, any severance or other termination pay, retirement and welfare benefit payments.

                (b) Subject to the prior approval of Seller, which approval shall not be unreasonably withheld, Buyer may at any time during normal business hours meet with managerial and supervisory personnel of the Business, and Seller shall cooperate with and assist Buyer to effectuate such meetings. Buyer intends to meet with employees of the Business and with any collective bargaining representatives of any such employees to make arrangements or to enter into any agreements with those employees or their representatives concerning their becoming employees of Buyer. Seller shall assist Buyer to arrange and to effectuate such meetings. Such assistance by Seller shall include, without limitation, distributing notices prepared by Buyer notifying the employees and the collective bargaining representatives, inter alia, of the time, location and date of such meetings. Such notices
- ----- ----
shall be subject to approval by Seller without delay and Seller shall not unreasonably withhold its approval.

                (c) For purposes of this Section 10.1, all employees of Seller who become employed by Buyer following the Closing or on or before the expiration of their leave of absence (including employees on layoff or disability leaves) shall be individually referred to as a "NEW EMPLOYEE" and collectively referred to as the "NEW EMPLOYEES."

               10.1.2  Collective Bargaining Agreement.  Buyer expressly shall
                       -------------------------------
not assume or be bound and shall not be required in any manner by the Seller to assume or be bound, by any labor and employment obligations relating to employees of Seller, except as specifically provided herein or pursuant to applicable law. Buyer does not intend to become a successor employer to any collective bargaining agreement (including the Agreement between Seller and Teamsters Employees Union Local 169, effective as of October 16, 1992 (the "UNION AGREEMENT")), either by operation of law or fact. Except as otherwise provided by applicable law, and, except as otherwise provided in Section 10.1.4 hereto, Seller shall continue to be responsible for any and all obligations and liabilities arising, accruing or attributable to service with Seller before the Closing Date, or asserted to exist as of the Closing Date with respect to any collective bargaining agreement which covers or may cover employees of Seller, including, without limitation, any claim for severance arising out of the Closing, and shall discharge, or make adequate provision for the discharge, of any such obligations and liabilities. Seller shall continue to be responsible for any legal, administrative, arbitration or other action or proceeding arising out of the collective bargaining agreement existing on or before the Closing Date. Nothing in this Section 10.1.2 shall limit the parties' rights under any other provisions of this Agreement.

               10.1.3  Welfare and Other Fringe Benefit Plans.
                       --------------------------------------

               (a) Buyer shall establish or provide for the New Employees' hospitalization, medical, surgical, life insurance and other welfare plans or programs, which shall specifically include a "group health plan" within the meaning of Section 4980B(g)(2) of the Code, and which, taken as a whole, will provide such employees with a level of benefits that is substantially comparable to that provided to similarly situated employees of Buyer on the Closing Date, provided that Buyer shall have no obligation to establish or provide any severance plan or program which provides any benefits which vest, are increased or for which the time of payment is accelerated solely on account of either a change in control or sale of assets of Buyer. Buyer shall credit each New Employee with his or her total years and months of service with Seller for purposes of eligibility but not for purposes of vesting or benefit accrual under each and every such plan and program where service is used for such purpose, and any other fringe benefit arrangements that exist or may be established by Buyer for its employees, to the extent such service was recognized under corresponding plans of Seller; provided that, with respect to any plan or program that provides for severance pay or other termination pay of any kind, each New Employee shall receive credit for his or her past service with Seller if such New Employee has his or her employment terminated by Buyer during the 12-month period immediately following the Closing Date. Buyer shall use commercially reasonable efforts to arrange that any group insurance plan established or maintained by it for the purpose of providing New Employees with hospitalization, medical, surgical or similar benefits after the Closing Date shall, to the extent practicable, (1) recognize expenses and claims that were incurred by a New Employee in the year in which the Closing Date occurs and recognized by a similar plan of Seller solely for the purpose of computing deductible amounts, co-payments or other limitations on coverage under Buyer's plan, and (2) provide coverage (without any required waiting period) for pre-existing health conditions to the extent covered under the applicable plan of Seller. Notwithstanding the foregoing, the welfare and other fringe benefits to be provided to any New Employees who, pursuant to applicable law, are determined to be represented by a collective bargaining representative, shall be established in accordance with any legal obligations Buyer may have with respect to any such representative under a collective bargaining agreement which incorporates the provision for such benefits under the Union Agreement. To the extent Buyer assumes and continues the obligation for the Health and Welfare Retirement Benefit (the "RETIREE BENEFIT") as currently set forth in Paragraph 39 of the Union Agreement (including any portion of the payment made for the payment of taxes), Seller agrees to reimburse Buyer for the payments made pursuant to such paragraph as such payments are made, up to the aggregate dollar limit set forth below. The aggregate dollar limit for which Seller shall be liable to reimburse Buyer hereunder shall be equal to the sum of (1) one-half (50%) of the aggregate amount that Seller would have been obligated to pay the participants in the RPR Hourly Plan who are New Employees who had reached their Special Early Retirement Date as of the Closing Date, assuming that all such employees retired on such date, and (2) the aggregate amount that would be payable under Paragraph 39 to the remaining participants in the RPR Hourly Plan who are New Employees, assuming that each such employee retired upon attaining age 63 (collectively, the "LIMIT OF SELLER'S LIABILITY"). Buyer shall notify Seller of the amount of Retiree Benefit payments made as they are made and Seller shall reimburse Buyer for the amount of such payments within 10 business days of such notice. In the event that Buyer subsequently negotiates the elimination of the Retiree Benefit from the Union Agreement, Buyer shall notify Seller of such elimination and, within 10 business days of such notifications, Seller agrees to pay Buyer a lump sum in cash equal to (a) the actuarial present value as of the date of such elimination of the Limit of Seller's Liability as of the Closing Date using the retirement age assumptions specified in clauses (1) and (2) above, and a discount rate of 8.5%, less (b) the total of the reimbursements made by Seller pursuant to this Section prior to such date. Buyer's acceptance of this provision is conditioned upon its receipt of a letter from Seller's actuary setting forth the methodology and assumptions used to calculate the liabilities arising under the Union Agreement and the allocation of such liability between Buyer and Seller as set forth above. Buyer shall have no obligations to reimburse Seller in any event.

               (b) If Buyer requests, Seller shall use its best efforts to arrange to have coverage under its group health care insurance plan or policies extended for any or all of the New Employees through the end of the month in which the Closing Date occurs, and for one month thereafter. Buyer shall reimburse Seller promptly for any costs or other liabilities or obligations Seller incurs by reason of providing the foregoing coverage, taking into account any tax effect.

               (c) Prior to and subsequent to the Closing Date, Seller shall provide Buyer with such records and other relevant data within its control or access relating to benefit matters with respect to the New Employees as Buyer shall reasonably request, to the extent permitted by applicable law.

               10.1.4  Pension Plans.
                       -------------

               (a) As soon as practicable after the Closing Date, Buyer shall establish a new 401(k) plan for the benefit of New Employees who had been subject to the Union Agreement and/or who participated in the Rhone-Poulenc Rorer Employee Savings Plan (the "RPR 401(K) PLAN") as of the Closing Date and/or allow other New Employees to participate in a 401(k) plan Buyer presently maintains (collectively, the "BUYER 401(K) PLAN"). In either case, for purposes of eligibility and vesting the Buyer's 401(k) Plan shall recognize the service credited the New Employees under the RPR 401(k) Plan as of the Closing Date. Seller shall cause the RPR 401(k) Plan to fully vest all New Employees in their account balances thereunder as of the Closing Date. Buyer agrees that the Buyer 401(k) Plan shall accept "eligible rollover distributions" (within the meaning of Section 401(a)(31) of the Code) of cash from any New Employee who receives such a distribution from the RPR 401(k) Plan, provided that such rollover distribution meets the requirements for such distributions specified in the Code and Buyer 401(k) Plan.

               (b) Seller shall cause to be transferred from the trust under the Pension Plan of Rhone-Poulenc Rorer (the "RPR PENSION PLAN") to the trust under a defined benefit pension plan or plans designated by Buyer (the "BUYER PENSION PLAN") assets in the form of cash and/or another form or forms acceptable to Buyer, the value of which shall be equal to the present value of the accumulated retirement benefits of the New Employees in the RPR Pension Plan as of the Closing Date, determined using the actuarial methods and assumptions used in the January 1, 1993 actuarial valuation for the RPR Pension Plan, except that an interest rate of 8.5% shall be substituted for the rate used in such valuation. For purposes of eligibility, vesting, subsidized benefits and accrued benefits, Buyer shall credit each New Employee with the total number of months and years of service with which such New Employee was credited under the RPR Pension Plan as of the Closing Date. Any such credit of past service shall be contingent upon the transfer of assets described above and Buyer shall not be required to provide any credit for service to any New Employee with Seller if it would result in a duplication of benefits for such New Employee under the Buyer Pension Plan. The transfer of assets described above is contingent upon Seller providing evidence to Buyer that the RPR Pension Plan is qualified under Section 401(a) of the Code on the date of such transfer, including, specifically, evidence that the RPR Pension Plan was amended on or before December 31, 1994 to make all changes required by the Internal Revenue Code and the regulations thereunder to be made to the RPR Pension Plan by such date. The amount to be transferred shall be adjusted to take into account any benefit payments made to the New Employees from the RPR Pension Plan from the day following the Closing Date to the date assets are transferred. The amount to be transferred under this paragraph shall be determined in the first instance by an actuary designated by Seller, and shall be subject to review and approval by an actuary designated by Buyer. In the event of any disagreement between the actuary for Buyer and Seller, they shall agree on the appointment of a third actuarial firm to review such dispute, and the determination of such actuary shall be final and binding. Such transfer shall take place as soon as possible after the Closing Date, subject to the receipt of any necessary governmental approvals, which Buyer and Seller shall cooperate in receiving. Upon the transfer of assets contemplated above, the Buyer agrees to indemnify and hold harmless Seller and its Affiliates and their respective Agents for any Damages arising from or in connection with the Buyer Pension Plan caused by any action or failure to act by Buyer, provided, that this indemnification shall not apply to Damages that result from violations of the law or other failures with respect to the RPR Pension Plan which occurred prior to the Closing Date. Notwithstanding the foregoing, no transfer shall take place until

Buyer furnishes Seller with (i) a copy of a favorable determination letter issued by the IRS with respect to the Buyer Pension Plan or (ii) an opinion of Buyer's counsel to the effect that the terms of the Buyer Pension Plan and its related trust qualify under Section 401(a) of the Code and the trust is exempt from taxation under Section 501(a) of the Code. Buyer and Seller shall cooperate with respect to providing each other with records and information necessary or appropriate to carry out the foregoing, and the transfer of assets described in this Section 10.1.4(c) shall be subject to the filing of any required governmental forms and the receipt of any necessary governmental approvals.

               (c) Seller currently maintains the Rhone-Poulenc Rorer Pharmaceutical Inc. Ft. Washington Hourly Employees Pension Plan (the "RPR HOURLY PLAN"). Prior to the Closing Date, Seller shall make a contribution to the RPR Hourly Plan equal to the lesser of (i) $8,000,000 and (ii) the maximum tax deductible contribution permitted under applicable law (the "AMOUNT CONTRIBUTED"). In addition, as soon as practicable after the signing of this Agreement, but in no event later than June 30, 1995, a determination shall be made of the amount, if any, by which (1) the present value of the accumulated retirement and termination benefits of the participants in the RPR Hourly Plan on December 31, 1994, determined using the actuarial methods and assumptions used in the January 1, 1993 actuarial valuation for the RPR Hourly Plan, except that (x) an interest rate of 8.5% shall be substituted for the rate used in such valuation, and (y) it shall be assumed that one-half (50%) of the participants in such RPR Hourly Plan who have reached their Special Early Retirement Date as of December 31, 1994 under such RPR Hourly Plan will retire immediately, exceeds
(2) the fair market value of the assets of the RPR Hourly Plan on December 31, 1994 (without regard to any accrued but unpaid contributions) (the "PENSION SHORTFALL"). If there is a Pension Shortfall, Seller shall pay Buyer an amount in cash or cash equivalents equal to the excess, if any, of the Pension Shortfall over the Amount Contributed. If the Pension Shortfall is less than the Amount Contributed, Buyer shall pay Seller an amount in cash or cash equivalents equal to the excess, if any, of the Amount Contributed over the Pension Shortfall. In the case of either adjustment described above, the amount of the adjustment shall be paid within 10 business days of the date the actuaries for the parties agree on the Pension Shortfall. All calculations contemplated in this Section shall be determined in the first instance, by an actuary designated by Seller, and shall be subject to review and approval by an actuary designated by Buyer. Any disagreements shall be resolved and reconciled between the Buyer's actuary and Seller's actuary. In the event of any material disagreement between the actuary for Buyer and Seller, they shall agree on the appointment of a third actuarial firm to review such dispute, and the determination of such actuary shall be final and binding. Subject to and contingent upon the foregoing, effective as of the Closing Date, Buyer shall adopt and be substituted for Seller as the sponsoring employer of the RPR Hourly Plan, and, except as otherwise provided in this Agreement, Seller shall have no further liability with respect to the RPR Hourly Plan. Seller shall take all steps necessary prior to December 31, 1994 to ensure that the RPR Hourly Plan is qualified under Section 401(a) of the Code on such date, including, specifically, causing the RPR Hourly Plan to adopt on or before December 31, 1994 any amendments required to be made by such date. Upon Buyer's assumption of the RPR Hourly Plan, Buyer agrees to indemnify and hold harmless Seller and its Affiliates and their respective Agents for any Damages arising from or in connection with the RPR Hourly Plan caused by any action or failure to act by Buyer, provided that this indemnification shall not apply to Damages that result from violation of law or other failures with respect to the RPR Hourly Plan which occurred prior to the Closing Date.

               (d) To the extent any New Employee is eligible to participate in one or more employee pension benefit plans (within the meaning of Section 3(2) of ERISA) maintained by Buyer other than the plans described in this Section 10.1.4, for purposes of eligibility and vesting but not for purposes of benefit accrual, Buyer shall cause such plan to credit each such New Employee participant with the total number of months and years of service with which such employee was credited under the RPR Pension Plan or the RPR Hourly Plan as of the Closing Date.

               10.1.5  Seller's Liabilities With Respect to Employees.
                       ----------------------------------------------

               (a) Seller shall (i) be responsible for providing any required notices to the employees of the Business pursuant to COBRA, (ii) with respect to the New Employees, continue to be responsible after the Closing Date for any benefit claims incurred by such employees (or their eligible dependents) on or prior to the Closing Date which become payable under the terms of any medical, hospitalization, disability, workers' compensation, or life insurance plan, coverage, obligation, practice, arrangement or any other plan that is a welfare benefit plan (as defined in Section 3(1) of ERISA) affecting such employees maintained by Seller, (iii) continue to be responsible for the cost of extended insurance coverage for any employee of the Business not actively employed by the Seller on the Closing Date until such time, if any, that such employee returns to active employment and is employed by Buyer, and (iv) except as provided in Sections 10.1.1, 10.1.3 and 10.1.4, with respect to New Employees, continue to be responsible for all wages, salaries, commissions, bonuses, vacation pay, retiree health and other non-pension benefits, including long-term disability, and other compensation or benefits accrued or attributable to services with Seller prior to the Closing Date.

               10.1.6  Conditional Offers of Employment.  All offers of
                       --------------------------------
employment by Buyer contemplated in this Section 10.1 shall be expressly conditioned upon consummation of the Contemplated Transactions.

               10.1.7  Reimbursement.  Seller shall pay all liabilities
                       -------------
relating to the employer's portion of FICA, FUTA taxes, SUI taxes, the state unemployment and payroll taxes, unused vacation time accrued by the New Employees prior to the Closing Date.

               10.1.8  No Rights to Employees.  Nothing in this Section 10.1 or
                       ----------------------
elsewhere in this Agreement is intended to confer upon any past, present or future employee of Seller or his or her legal representatives, including, without limitation, any collective bargaining representative, or heirs, any rights as a third party beneficiary or otherwise or any other rights or remedies of any nature or kind whatsoever under or by reason of this Agreement or the Contemplated Transactions, including without limitation, any rights of employment, continued employment, or any rights under or with respect to any welfare benefit, pension or other fringe benefits plan, program or arrangement. Nothing in this Agreement shall be construed as causing a termination of employment with Seller with respect to any New Employees by reason of any transactions contemplated hereby. Except as otherwise provided herein, nothing contained in this Agreement shall restrict in any way Buyer's right, in its sole discretion to establish, amend or terminate any employee benefit plan, arrangement, program, practice, policy or procedure. All rights and obligations created by this Agreement are solely between the parties hereto.

               10.1.9  Notice Obligations.
                       ------------------

               (a) Buyer shall have the right to review any and all notices provided to employees of the Business, their legal representatives, including, without limitation, any collective bargaining representative, or other Persons required by law, in connection with the Contemplated Transactions including, without limitation, notices: (i) pursuant to Section 2101 et seq. of the
                                                          -- ---
Workers' Adjustment Retraining  and Notification Act of 1988 (the "WARN ACT"),
(ii) to any collective bargaining representatives of employees of Seller, (iii) pursuant to COBRA, and (iv) as otherwise provided by applicable law (collectively, the "NOTICES") before such Notices are issued to the appropriate parties by Seller.

               (b) Upon Buyer's request, Seller shall distribute to its employees letters prepared by Buyer advising such

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

employees of employment opportunities with Buyer. Such letters shall be subject to approval by Seller without delay and Seller shall not unreasonably withhold its approval.

               10.1.10  Termination of Employment, Noncompetition and
                        ---------------------------------------------
Confidentiality Agreements.  To the extent that Seller or any Related Person
- --------------------------
have employment, noncompetition and/or confidentiality agreements with any employees of the Business, Seller shall, and shall cause each Related Person to, terminate all such agreements and release, relinquish, waive and terminate any rights Seller or any such Related Person may have pursuant to such agreements, effective immediately prior to the Closing, for any New Employee; provided that with regard to Seller's standard confidentiality agreement with employees of the Business, Seller shall discharge its obligations under this Section 10.1.10 by refraining from enforcement of such agreements which had been entered into by any New Employee.

          10.2  Reasonable Commercial Efforts and Required Consents.  (a)
                ---------------------------------------------------
Subject to Sections 10.10(b), 10.10(c) and 10.10(d), Seller and Buyer shall each use reasonable commercial efforts to comply promptly with all requests or requirements which applicable Governmental Bodies may impose on them with respect to the Contemplated Transactions, and to consummate such transactions as promptly as practicable. The reasonable commercial efforts of Buyer and Seller shall include, without limitation, the good faith response, in cooperation with each other, to all requests for information, documentary or otherwise, by any Governmental Body pursuant to Hart-Scott. Seller shall use reasonable commercial efforts to secure all necessary consents, approvals, authorizations, exemptions and waivers set forth on Schedules 4.1.4, 4.1.5, 7.2.8 and 7.2.9 from any and all Persons, including, without limitation, Governmental Bodies, as shall be required for the transfer of the Purchased Assets from Seller to Buyer and the consummation of the other Contemplated Transactions, including, without limitation, consents or approvals with respect to the transfer or assignment of all Governmental Permits which require such consent. Buyer will cooperate with Seller, as Seller may reasonably request, in Seller's efforts to obtain any such consent.

               (b) Seller has used commercially reasonable efforts to identify all of the assets which are primarily used or held for use for the Business. In the event that after the date hereof, Seller or Buyer shall identify any additional assets which are primarily used or held for use in the Business which have not previously been conveyed by Seller to Buyer, Seller shall immediately deliver such assets to Buyer (without any consideration therefor). To the extent Seller uses any assets to conduct any business other than the Business and such assets are also used or are useful in the Business, Seller shall use commercially reasonably efforts to afford Buyer, to the fullest extent practicable, the use or benefit of such assets (without any consideration therefor).

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

          10.3  Books, Records and Information.  Buyer agrees that it shall
                ------------------------------
cause to be preserved and kept the records of the Seller delivered to it hereunder for a period of two years after the Closing Date or for any longer period as may be required by applicable law or in connection with any ongoing litigation that Seller informs Buyer of in writing prior to the date which is two years after the Closing Date, and shall make such records and employees of Buyer available to Seller or any Related Person (at Seller's cost) as may be reasonably required by Seller in connection with any legal proceedings involving, or governmental investigations or tax examinations of Seller or any Related Person. In the event Buyer wishes to destroy such records after that time, it shall first give prior written notice to the Seller and Seller shall have the right at its option, upon notice given to the Buyer within ten days after delivery of such notice, to take possession of such records.

          10.4  Workers' Compensation.  Seller represents and warrants to Buyer
                ---------------------
that Schedule 10.4 contains a true and complete list of all workers' compensation claims brought against Seller or any Related Person by employees or former employees of the Business arising from occurrences which took place or were alleged to have taken place in whole or in part since January 1, 1992. Seller, through the applicable insurance carrier or claims administrator, shall, at its sole cost and expense, administer (including, without limitation, defending, settling and paying awards) the workers' compensation claims listed on Schedule 10.4 and any other workers' compensation claims brought against Seller or any Related Person by employees or former employees of the Business arising from occurrences which took place or were alleged to have taken place in whole or in part on or prior to the Closing Date, regardless of when the claim with respect thereto is filed.

          10.5  Confidential Information.  Prior to the Closing, each party
                ------------------------
shall keep confidential and not disclose to any Person (other than its employees, attorneys, accountants, bankers and advisors) or use (except in connection with the Contemplated Transactions) all confidential information obtained by it from the other party or its representatives (including any information obtained pursuant to the access provided under Section 6.2). Prior to the Closing, each party shall keep confidential and not disclose to any Person (other than its employees, attorneys, accountants, bankers and advisors) this Agreement or the Canadian Purchase Agreement or the U.S. Seller Ancillary Agreements, the U.S. Buyer Ancillary Agreements, the Canadian Seller Ancillary Agreements or any provision of such Agreements. If the Closing occurs, neither Seller nor any Affiliate shall at any time, directly or indirectly, publish, utilize, disclose or make available to any Person other than its Affiliates, whether or not a competitor of Buyer or its Affiliates, any confidential information concerning the Purchased Assets or the Business,

Buyer or its Affiliates. If the Closing occurs, neither Buyer nor any Affiliate shall at any time, directly or indirectly, publish, utilize, disclose or make available to any Person any confidential information concerning Seller or its Affiliates. This Section 10.5 shall not be violated by disclosure of information which (a) at the time of disclosure is publicly available or becomes publicly available through no act or omission by the party who obtained the information,
(b) was in possession of the party receiving the information prior to the other party's disclosure thereof to such party, (c) is thereafter disclosed to the party receiving the information by a third party who did not obtain the information under an obligation of confidentiality, (d) is disclosed with the written consent of the other party, or (e) is disclosed pursuant to court order or as otherwise required by law, on condition that notice of the requirement for such disclosure is given to the other party prior to making any disclosure and the party subject to such requirement cooperates as the other may reasonably request in resisting it. Seller and Buyer shall each use commercially reasonable efforts to cause their own and their Affiliates' representatives, attorneys, accountants and advisers to whom information is disclosed pursuant to this
Section 10.5 to comply with the provisions of this Section 10.5.

          10.6  Publicity.  Without the approval of the other party hereto,
                ---------
neither party shall issue (or permit any Affiliate to issue) any public announcement or statement with respect to this Agreement, the U.S. Seller Ancillary Agreements, the U.S. Buyer Ancillary Agreements, the Canadian Purchase Agreement, the Canadian Seller Ancillary Agreements or the Contemplated Transactions, except as required by law or stock exchange regulations.

          10.7  Switch Products.  (a)  On the terms described in this Section
                ---------------
10.7, Seller agrees to negotiate in good faith with Buyer during the period beginning on the Closing Date and ending seven years after the Closing Date, with respect to the right to use, distribute, market and sell any existing or future prescription pharmaceutical products owned by Seller or any Related Person which become or in the reasonable judgement of Seller have the potential to become consumer pharmaceutical products ("SWITCH PRODUCTS") which Seller decides not to use, market, distribute or sell itself in the Territory.

          (b) If at any time Seller wishes to permit the use, marketing, distribution or sale of any Switch Product as a consumer pharmaceutical product by any third party (pursuant to an acquisition, licensing arrangement or otherwise), Seller shall first offer such right to Buyer by delivering a writing (the "SELLER OFFER") to Buyer that describes the Switch Product and the terms of Seller's proposed offer. If Buyer wishes to accept the Seller Offer or if Buyer wishes to discuss the Seller Offer,

Buyer shall give written notice (the "BUYER REPLY") to Seller within 15 days after receipt of the Seller Offer. If Buyer timely gives the Buyer Reply to Seller, then the parties shall, within five days after receipt of the Buyer Reply, either (a) execute a written contract about the Switch Product, if Buyer accepted the Seller Offer, or (b) begin to negotiate in good faith to achieve a written contract and execute such contract, if Buyer's Reply asked to discuss the Seller Offer. If the parties are unable to execute a mutually satisfactory contract within two months (or such longer period as the parties may agree) after the Buyer Reply or if Buyer does not deliver a Buyer Reply within 15 days after receipt of a Seller Offer, then Seller shall be free to discuss the Switch Product which was the subject of the Seller Offer with third parties and all rights of Buyer with respect to such Switch Products shall terminate.

          10.8  Barcroft First Refusal.  (a)  During the one-year period
                ----------------------
following the Closing Date, Seller shall not sell or enter into a contract to sell the Barcroft Facility without complying with the provisions of this Section
10.8. For purposes of this Section 10.8, a ground lease of the Barcroft Facility shall be deemed to be a sale thereof. The grant of a mortgage lien shall not trigger Buyer's rights hereunder; provided such mortgage lien is granted as part of a bona fide financing transaction with a Person unaffiliated
                     ---- ----
to Seller and not for the purpose of conveying title to a third Person.

          (b)  If Seller desires to accept a bona fide offer from a third party
                                             ---- ----
(a "THIRD PARTY OFFER") regarding the acquisition of the Barcroft Facility at any time during the one-year period after the Closing, Seller shall promptly notify Buyer of such Third Party Offer in writing (the "THIRD PARTY NOTICE"). The Third Party Offer shall contain all of the material terms and conditions concerning the proposed acquisition and the Third Party Notice shall contain a copy of the Third Party Offer (but need not contain the form of the complete agreement with respect thereto or the identity of the third party).

          (c) Buyer shall have 60 days after the date of its receipt of the Third Party Notice to give notice (the "PURCHASE ACCEPTANCE") that it wishes to enter into a contract with Seller on the material terms and conditions set out in the Third Party Offer and Third Party Notice. During such 60-day period, Buyer shall have the right to conduct a full due diligence investigation of the Barcroft Facility, including, without limitation, the taking of physical samples (subject to the same requirements for restoration and indemnity as are set forth in Section 6.2). Such 60-day period shall be extended to 90 days if Buyer elects to obtain an environmental audit beyond a "phase-1" environmental audit. If Buyer gives its Purchase Acceptance with the specified period, the parties shall execute a binding contract evidencing the transaction within 45 days after the expiration of the period described in the previous sentence which contract shall provide for closing upon the later of (i) the date specified in the Third Party Offer and (ii) a date no later than 60 days after the execution of such binding contract. If Buyer does not give its Purchase Acceptance within the specified period, Seller shall be free to enter into the third party transaction, but only on the same (or less favorable to the third party) terms and conditions as are set out in the Third Party Notice; provided, however, that if the transaction
                                   --------  -------
with the third party is not consummated within the one-year period set out in the first sentence of this Section 10.8, the restrictions set out in this
Section 10.8 shall again become effective for the balance of such one-year period. If Buyer defaults under any such binding contract, this Section 10.8 shall be of no further force and effect.

          10.9  Office Building Repurchase.
                --------------------------

               10.9.1 Notwithstanding that the Office Building is part of the Real Property to be conveyed to Buyer at Closing, the parties agree that (i) the Office Building is being conveyed to Buyer as an accommodation to Seller pending completion of the subdivision of the Real Property and the reconveyance of the Office Building to Seller as described below in this Section 10.9; (ii) it is the desire and intention of the parties that Seller retain all of the benefits (including the right to receive all revenues) and burdens (including the obligation to pay all expenses and liabilities) of the Office Building; and
(iii) Buyer is taking legal title to the Office Building at Closing solely as the nominee and/or "straw party" for Seller and in order to enable Seller to legally convey to Buyer at Closing the balance of the Real Property. The Real Property Deed shall not reflect such arrangement, but at Seller's request Buyer and Seller shall enter into a separate "straw party" agreement on or prior to the date of Closing, which agreement shall not be recorded and shall not detract from or expand either party's rights or obligations under this Section 10.9.

               10.9.2 Promptly following the Closing, Seller shall, at Seller's sole cost and expense, take any and all action necessary to legally subdivide the Real Property so that the Office Building will constitute a single, separate tax lot that may be legally reconveyed by Buyer to Seller (including, without limitation, the satisfaction of all conditions imposed by any governmental authority in connection with such subdivision). Such action shall include, without limitation, the removal of the existing above-ground walkway connecting the Manufacturing Plant and the Office Building and the performance of all work to the Manufacturing Plant and Office Building necessitated by such removal, and the installation in the Office Building and/or Manufacturing Plant, as needed, of all infrastructure, heating, ventilation, air conditioning, electrical and other systems, and connection of all utilities necessary, and the creation of access to a public street or highway, so that each of the Manufacturing Plant and Office Building alone complies with all zoning laws (taking then existing variances into account) and is able to be operated and accessed, as a totally independent and self-sufficient facility without depending on the other property for service, compliance with any laws or any other matters (except for any cross easements granted pursuant to this Section 10.9.2). Seller shall cause such subdivision and all such work and installations, including, without limitation, all work required by governmental authorities as a condition to obtaining such subdivision (collectively, the "SUBDIVISION") to be completed not later than the third anniversary of the Closing. Subject to the last sentence of this Section 10.9.2, Buyer shall cooperate with Seller in connection with effecting the Subdivision (and satisfying conditions pertaining thereto, including, without limitation, conditions relating to parking, access, sewage and "equivalent dwelling units" for the Office Building) and upon Seller's request (as described below in Section 10.9.9) Buyer shall execute any and all documents which must be executed by the record owner of the Office Building in order to effect the Subdivision and shall grant reasonable and necessary easements in favor of the Manufacturing Plant and/or Office Building required in order to obtain the Subdivision; provided, however, that Buyer shall have no obligation to incur any out of pocket liability or expense in connection with the Subdivision and Seller shall reimburse Buyer, and shall indemnify and hold harmless Buyer in accordance with Sections 10.9.9 and 9.2(m), for all Damages incurred or suffered by Buyer in connection with the Subdivision, including, without limitation, by reason of business interruption at the Manufacturing Plant on account of the Subdivision. Buyer shall provide Seller with reasonable evidence of such Damages and shall cooperate in a reasonable manner with Seller, but without any out of pocket expense to Buyer, to mitigate any such damages. Such cooperation shall include, but not be limited to, informing Seller, upon its request, of the times when any work would cause the least amount of disruptions to Buyer. Notwithstanding anything to the contrary contained in this Section 10.9.2, in no event shall the provisions of the preceding sentence be deemed to require Seller to take any action or grant any easement or give Seller "equivalent dwelling units" or agree to any condition pertaining to the Subdivision that would have a materially adverse effect on the Manufacturing Plant or the conduct of Buyer's business on or in the Manufacturing Plant, or would be a violation of any applicable law.

               10.9.3 Seller shall notify Buyer within ten Business Days after the Subdivision has occurred.

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

                10.9.4 Subject to Section 10.9.6, at any time following the Subdivision (including after the third anniversary of the Closing), either party may, by notice to the other, fix a date (which shall be a Business Day) for the reconveyance to Seller of legal title to the Office Building, which date may not be earlier than 30 days after the giving of such notice.

                10.9.5   On the date specified in a notice given pursuant to
Section 10.9.4, Buyer shall reconvey to Seller the Office Building by quitclaim deed (or, if required for title insurance purposes, a special warranty deed), subject to all Encumbrances existing on the date of such reconveyance other than Encumbrances resulting from Buyer's breach of Section 10.9.9 or other misconduct of Buyer. Buyer shall have no obligation to make any representations or warranties, or give any indemnities, to Seller with respect to any matters relating to such reconveyance (except in the special warranty deed, if one is required by Seller's title company); provided, that Buyer shall execute and deliver to Seller at such closing a FIRPTA Certificate and shall execute and deliver at such closing to Seller's title insurance company any affidavit customarily requested by such company (but only if such title company will not accept such affidavit from Seller). The closing of such reconveyance shall take place at the offices of Buyer at the address set forth in Section 12.2 or such other place as Buyer and Seller shall agree. All costs and expenses of such reconveyance (including, without limitation, all transfer taxes, (if any) and the reasonable fees and expenses of Buyer's attorneys) shall be paid for by Seller at or before such closing. Buyer and Seller shall also execute and deliver at such closing any other documents reasonably necessary to effectuate such reconveyance. If following the Subdivision and Seller's giving of notice under Section 10.9.4 Buyer fails to tender a deed for the Office Building in compliance with the requirements for reconveyance under this Section 10.9.5, and such failure continues for 90 days after notice from Buyer, Seller shall have the right to either (i) bring an action for specific performance or (ii) elect to terminate all its obligations under this Section 10.9 arising after the expiration of such 90 day period.

               10.9.6 If on the third anniversary of the Closing the Subdivision has not been completed, or if Seller is not ready, willing and able to close on the reconveyance of the Office Building on the date fixed therefor pursuant to paragraph 10.9.4 above (or within 15 days thereafter) and in either such case the same is not due to a breach by Buyer of this Section 10.9 written notice of which was given by Seller to Buyer promptly following such breach, then, in any such event, Buyer shall thereafter have the right but not the obligation to give Seller a notice (a "TERMINATION NOTICE") terminating Seller's right to reacquire the Office Building and all other rights of Seller under this
Section 10.9. If Buyer gives a Termination

Notice then (i) Seller shall, subject to the last sentence of Section 10.9.9(iii) hereof, thereafter have no rights under this Section 10.9, (ii) Seller shall, within 15 days after the giving of such notice, pay to Buyer in immediately available funds the sum of $1,000,000, as liquidated damages (and not as a penalty) and as Buyer's sole legal and equitable remedy for Seller's default under Section 10.9.2 and/or Section 10.9.5 and thereafter neither Seller nor Buyer shall have any further rights or obligations under this Section 10.9, except that Seller shall remain fully liable under Section 9.2(m) and this
Section 10.9 for all Office Building Damages. From and after the date of the Termination Notice or any termination pursuant to the last sentence of Section 10.9.5, Buyer's ownership of the Office Building shall not be as the nominee or straw party of Seller but rather Buyer shall be deemed to own all of the legal, beneficial and equitable ownership interests in the Office Building. Following the giving of a Termination Notice or any termination pursuant to the last sentence of Section 10.9.5, (i) Seller shall, within ten days after Buyer's request, confirm in writing (including, if requested by Buyer, in a deed in recordable form confirming) that Seller has no legal, beneficial or equitable interest in the Office Building and (ii) Buyer shall be liable for all obligations arising with respect to the Office Building from and after the giving of such Termination Notice or any termination pursuant to the last sentence of Section 10.9.5. Seller shall not be relieved of any of its obligations under this Section 10.9 except to the extent expressly so provided in the last sentence of Section 10.9.5, in the preceding sentence or elsewhere in this Section 10.9.

               10.9.7 Buyer and Seller agree that the damages that Buyer will suffer as a result of Seller's breach of Section 10.9.5 are difficult to ascertain and that the liquidated damages provided for in Section 10.9.6 represent fair and reasonable compensation to Buyer for such breach.

               10.9.8 The parties agree that from Closing Date to the earliest to occur of (x) Buyer's giving a Termination Notice under Section 10.9.6, (y) a termination by Seller pursuant to the last sentence of Section 10.9.5, or (z) the date of reconveyance of the Office Building to Seller pursuant to Section
10.9.5 above, (i) Seller shall have the sole right to make all decisions and take all reasonable actions (provided such decisions and actions do not interfere in any material respect or adversely affect in any material respect Buyer or the Manufacturing Plant or the use thereof or the Business therein and subject to the other provisions of this Section 10.9) regarding the Office Building (including, without limitation, all decisions and actions relating to the management, leasing, repair and improvement of the Office Building); provided, that Buyer shall have the right to take any action which it reasonably believes to be necessary in order to comply with law even if such action is inconsistent with Seller's decisions (provided further, that except in the event of an emergency, Buyer shall notify Seller in writing at least two business days before taking such actions), (ii) subject to the first proviso in the preceding clause (i), Buyer shall cooperate with Seller to implement all such decisions made by Seller and Seller shall have the right to enter upon the Office Building for the purpose of implementing all such decisions, and (iii) Seller shall pay when due any and all costs and expenses relating to the Office Building (including, without limitation, all real estate taxes, utilities, and costs of managing, operating, maintaining, repairing, improving and leasing the Office Building). For purposes of the preceding clause
(iii), 20% of the real estate taxes for the entire Real Property (and of any other expense relating to the entire Real Property which is not separately billed or otherwise specifically allocated to the Office Building) shall be deemed allocable to the Office Building. From the date hereof through the date of the reconveyance of the Office Building pursuant to Section 10.9.5 or the date of delivery of a Termination Notice or a termination by Seller under
Section 10.9.5, whichever is earliest, Seller shall maintain, at its expense, comprehensive or commercial general liability insurance with respect to the Office Building with such carrier, deductible and limit as may be reasonably acceptable to Buyer. The comprehensive or commercial general liability insurance maintained by Seller shall be primary over any other insurance. Seller shall cause Buyer to be named as an additional insured under such insurance, and upon Buyer's request Seller shall deliver to Buyer a copy of such insurance policy and evidence of timely renewals thereof.

               10.9.9 Notwithstanding anything in this Agreement to the contrary (but subject to the first proviso in clause (i) of Section 10.9.8), it is specifically agreed by the parties that

                         (i) prior to the earliest of (x) Buyer's giving a
Termination Notice under Section 10.9.6, or (y) the date of reconveyance of the Office Building to Seller pursuant to Section 10.9.5, or (z) a termination by Seller under clause (ii) of the last sentence of Section 10.9.5, Buyer shall take no action (or grant consent to any action) pursuant to Section 10.9.2 or
10.9.8 or otherwise (including, without limitation, the conveying of any interest in or granting any lien or other encumbrances on or placing any matter of record with respect to the Office Building, or violating the rights of any tenants thereof) to carry out the Subdivision or regarding any other matter relating to the Office Building ("OFFICE BUILDING MATTERS") without the specific written request and direction of Seller (any such action taken by Buyer at the request or direction of Seller, or taken by Seller, are hereinafter referred to as a "SELLER ACTION"). Buyer shall cause any judgment lien filed against Buyer to be removed of record as against the Office Building prior to the foreclosure thereof or the date fixed for reconveyance under Section 10.9.4, whichever is earlier.

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

                        (ii) prior to the earliest of (x) Buyer's giving a Termination Notice under Section 10.9.6, or (y) the date of reconveyance of the Office Building to Seller pursuant to Section 10.9.5, or (z) a termination by Seller under clause (ii) of the last sentence of Section 10.9.5, Buyer will take such lawful actions in connection with Office Building Matters as are directed in writing by Seller, including but not limited to cooperating in a reasonable manner to minimize or avoid real estate transfer taxes to the extent permitted by law.

                       (iii) Buyer shall have no liability, and Seller shall reimburse Buyer for, any and all Damages pertaining to the Office Building or which arise at any time on account of Buyer's owning or maintaining (or having owned or maintained) the Office Building or on account of any Seller Action or on account of the conveyance of the Office Building to Buyer or the reconveyance of the Office Building to Seller, excluding, however, Damages arising by reason of (w) Buyer's breach of this Section 10.9, (x) Buyer's (or its Affiliates' or their respective Agents') gross negligence or willful misconduct, (y) acts, omissions, conditions or circumstances which first exist or occur on or after the date that Buyer acquires beneficial ownership of the Office Building pursuant to Section 10.9.6 or (z) acts of Buyer, its Affiliates or their respective Agents after the date of reconveyance of the Office Building to Seller pursuant to Section 10.9.5 (collectively, "OFFICE BUILDING DAMAGES"). Office Building Damages shall include, without limitation, all Taxes, insurance, utilities, operating losses and maintenance and upkeep relating to the Office Building and all claims by third parties arising with respect to, or on account of the Office Building and all reasonable fees and expenses of counsel incurred relating to such claims. Seller shall reimburse Buyer for all Office Building Damages, within 10 Business Days after submission to Seller of a reasonably detailed invoice therefor (with supporting documents), on a dollar-for-dollar basis (without giving effect to any tax benefits) including for the reasonable value of Purchaser's employees and for Purchaser's internal and other disbursements, including reasonable attorney's or other expert fees, if in Buyer's reasonable judgment such services are required as long as and to the extent Buyer complies in all material respects with Seller's directions. The provisions of this Section 10.9.9(iii) and Section 10.9.9(iv) below shall survive the closing of any reconveyance under Section 10.9.5 or the conveyance of beneficial ownership of the Office Building to Buyer.

                        (iv) If Buyer receives directions regarding a Seller Action from Seller and does not comply therewith in all material respects (through no fault of Seller or the third party or parties involved with the Seller Action and subject in all events to the first proviso contained in clause
(i) of Section 10.9.8), then, unless the reason for Buyer's non-compliance is that Seller is in default with respect to payments due to Buyer under this
Section 10.9, Buyer shall indemnify, defend and hold harmless Seller and its Affiliates and their respective Agents for all Damages arising from such non-compliance by Buyer or its Affiliates or their respective Agents, net of Seller's available insurance therefor.

                         (v) If Buyer receives a request from a third party for
or otherwise needs directions regarding a Seller Action, it shall promptly notify Seller and Seller shall reply with directions promptly (and in any event in sufficient time to allow Buyer to comply with Seller's directions without undue effort). If Seller delivers directions to Buyer without having been requested, Seller shall allow sufficient time to permit Buyer to comply with Seller's directions without unreasonable effort.

                        (vi) If Buyer receives no request for a Seller Action from a third party or directions from Seller, it shall take no Seller Action (unless required by law, in which case Buyer shall be indemnified as provided in Section 9.2(m)). If Buyer notifies Seller of a request for directions and receives no direction from Seller, Buyer shall take no action in connection with such request unless required by law, and Buyer shall be fully reimbursed and indemnified by Seller for all Damages relating thereto or arising on account thereof or in connection therewith, as described in Sections 9.2(m) and 10.9.9(iii).

                       (vii) So long as Buyer owns the Office Building as Seller's nominee or straw party, Buyer shall supply the Office Building with a reasonable amount of chilled water, steam and electricity to enable Seller to comply with the obligations to tenants of the Office Building, provided that:

                             (A) Seller shall pay Buyer for such service at a reasonable cost established by Buyer from time to time,

                             (B) Buyer shall have no obligation to provide such chilled water, steam and electricity above levels so provided as of the date of this Agreement, but Buyer will in good faith try to accommodate requests by Seller for additional levels if the same are available and in excess of that required by Buyer,

                             (C) Buyer shall have no liability to Seller or any tenant of the Office Building by reason of any interruption of any such services (any such liability being "Office Building Damages") unless (x) such interruption is due to the gross negligence or wilful misconduct of Buyer or (y) Buyer does not use reasonable efforts to promptly restore such service.

                      (viii) In the event of a sale of the Office Building to a third party, such third party shall be entitled to all of the rights, and be bound by all of the obligations, of Buyer under this Section 10.9. Buyer and such third party shall execute and deliver an assignment and assumption agreement so stating and deliver an original thereof to Seller, and at Buyer's request Seller shall consent in writing to such assignment and assumption.

                        (ix) So long as Buyer owns the Office Building as Seller's nominee or straw party, Buyer shall pay all real estate taxes and assessments on the Manufacturing Plant on a timely basis.

          10.9.10 Whenever this Section 10.9 provides that Buyer may take action if required by law, Buyer shall be permitted to take such action if it in good faith believes that such action is required by law and has received advice from counsel to such effect.

          10.10  Failure to Obtain Consent.
                 -------------------------

               (a) Subject to Sections 10.10(b), 10.10(c) and 10.10(d), in the event and to the extent Seller does not obtain any of the consents set forth on Schedules 4.1.4 and 4.1.5, Seller shall use commercially reasonable efforts to obtain such consents. Pending receipt of such consents, Seller agrees to cooperate with Buyer to provide for Buyer the benefits under any Contract or Governmental Permit which is the subject of such consents, and Seller shall, to the fullest extent possible, exercise all rights of Seller thereunder for the benefit of Buyer.

              (b) Seller will use its best efforts to obtain a written consent, in form and substance satisfactory to Buyer, of MADAUS AG ("MADAUS") to Seller's assignment to Buyer of the Product Supply Agreement between Seller and Madaus, dated April 28, 1994 (the "MADAUS SUPPLY AGREEMENT"), without alteration in any terms or conditions thereof. Buyer will cooperate with Seller, as Seller may reasonably request, in Seller's efforts to obtain such consent. If Seller fails to obtain such consent on or prior to the Closing Date (or such consent is conditioned upon a modification of the Madaus Agreement reasonably unacceptable to Buyer or otherwise subject to conditions reasonably unacceptable to Buyer),
(i) Seller shall hold its interest in the benefits of the Madaus Supply Agreement in trust for the benefit of Buyer or shall enter into such other arrangements as Buyer may reasonably request in order to permit Buyer to obtain the intended benefits thereof, (ii) Seller shall use its best efforts to provide to Buyer (whether through continued exercise of its rights under the Madaus Agreement or through alternative arrangements) the economic benefits of the Madaus Agreement at no increased cost and under no more burdensome conditions than those borne by Seller as of the date of this Agreement (the "ALTERNATIVE ARRANGEMENTS"), and (iii) the Intellectual Property Agreement shall be deemed amended to exclude the Trademarks "Perdiem" and "Prodiem" and the goodwill associated therewith (the "MADAUS INTELLECTUAL PROPERTY"). In the event the Closing occurs prior to Seller's receipt of a written consent of Madaus which satisfies the condition set out above, Buyer shall have the right, exercisable by 30 days' written notice to Seller at any time prior to Seller's receipt of such consent in accordance with the provisions of Section 12.2, to notify Seller that Buyer has determined that the Madaus Agreement constitutes an Excluded Asset, in which event Buyer shall
(x) reduce all remaining outstanding annual Payment Amounts contemplated by
Section 3.1 of the Intellectual Property Agreement by $6.4 million per year (in the case of a full Fiscal Year (as defined in the Intellectual Property Agreement), and a proportionate amount thereof, in the case of a portion of a Fiscal Year) and (y) reduce the purchase price of the purchase option contemplated by Section 9.1 of the Intellectual Property Agreement by $36.8 million. Should Buyer exercise such right, Seller's obligations pursuant to clauses (i) and (ii) above shall terminate and Seller shall have all rights to the Madaus Intellectual Property, free and clear of all rights of Buyer under this Agreement or the Intellectual Property Agreement.

               (c) The Purchased Assets constitute all of the assets of the business of Seller to which the Material Supply Agreement, dated September 22, 1994, between Dow Corning Corporation and Seller relates. Seller has provided Dow Corning Corporation with written notice of the assignment by Seller to Buyer of Seller's rights under such Material Supply Agreement.

               (d) The obligations of Seller and Buyer to consummate the transactions contemplated by this Agreement are conditioned upon, among other things, the receipt of a consent (the "OI CONSENT") to the assignment by Seller to Buyer of the OI Supply Agreement, dated as of September 22, 1993, by and between Rhone-Poulenc Rorer Inc. and Owens-Illinois Plastic Products Inc. (the "OI SUPPLY AGREEMENT"). Seller has advised Buyer that the OI Consent will not be received by Closing.

          To induce Buyer to waive the condition to its obligation to close set forth in Section 7.2.9 of this Agreement, Seller agrees that it will use its best efforts to obtain the OI Consent and that if the OI Consent is not obtained or is obtained on terms that result in an increased cost to Buyer of the materials supplied under the OI Supply Agreement (over the pricing as currently provided for in the OI Supply Agreement), Seller shall for a period of one year following the Closing Date reimburse Buyer for and indemnify Buyer against the increased cost to Buyer, if any, of the materials that are or (except that Buyer had to use an alternate source) would have been supplied pursuant to the Supply Agreement. In connection with the enforcement of any rights under this Section 10.10(d), Buyer shall be entitled to recover reasonable attorney fees and expenses. Seller shall pay Buyer for amounts due to Buyer under this Section 10.10(d) within 15 Business Days after delivery by Buyer to Seller of a reasonably detailed invoice therefor.

          To induce Seller to waive the condition to its obligation to close set forth in Section 7.3.9 of this Agreement, Buyer agrees that it will cooperate with Seller in Seller's efforts to obtain the OI Consent and will use reasonable efforts to mitigate its damages resulting from Seller's failure to obtain the OI Consent or failure to obtain the OI Consent with the same price terms as are currently provided for therein.

          10.11  Use of Name.  Anything herein to the contrary notwithstanding,
                 -----------
no interest in or right to use the names "Rorer," "Rhone-Poulenc," "Rhone-Poulenc Rorer" or any variation or derivation thereof (collectively, the "RETAINED NAMES") is being transferred to Buyer pursuant to the Contemplated Transactions. Buyer shall not put into use after the Closing Date any products, signs, purchase orders, invoices, sales orders, labels, letterheads, shipping documents and other materials not in existence on the Closing Date that bear any Retained Name or any name, mark or logo similar thereto. Buyer shall be entitled to use any Products, signs, purchase orders, invoices, sales orders, labels, letterheads or shipping documents that bear any Retained Name or any name, mark or logo similar thereto for such period after the Closing Date, not exceeding one year, as Buyer reasonably requires in order to (i) sell, in the ordinary course, the inventory purchased by Buyer hereunder and (ii) effect an orderly transition of the Business; provided, that, upon the written consent of Seller (which shall not be unreasonably withheld) such one year period may be extended for a period reasonably necessary to effect an orderly transition of the Business. Buyer agrees that Seller shall have no responsibility for claims by third parties arising out of, or relating to, the use by Buyer of any Retained Name after the Closing Date, and Buyer agrees to indemnify and hold harmless Seller and its Affiliates from any and all claims that may arise out of the use thereof by Buyer or any Affiliate thereof whether or not in accordance with this Agreement.

          10.12  Non-Solicitation.  In the event the closing shall not occur,
                 ----------------
Buyer agrees that from the date hereof until December 31, 1997, it will not, and will cause each Affiliate thereof not to, directly or indirectly, solicit for employment

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

any of the individuals identified on Schedule 4.1.23 or have any arrangement (financial, consulting or otherwise) with any such individual.

          10.13  Consultation.  Buyer hereby agrees to render general consulting
                 ------------
services to Seller with respect to the worldwide marketing, and sale of Maalox(R) products by Seller (other than in the Territories and Canada) at reasonable times for a term of five years from the date of this Agreement. In consideration therefor, Seller shall pay to Buyer $2,000,000 per year for five years. The first payment shall be made by Seller to Buyer on the Closing Date and the subsequent annual payments shall be made by Seller to Buyer on each anniversary of the Closing Date. Each such payments shall be made in immediately available funds.

          10.14  Envirotest Parcel Repurchase
                 ----------------------------

               10.14.1 Notwithstanding that the Envirotest Parcel is part of the Real Property to be conveyed to Buyer at Closing, the parties agree that (i) the Envirotest Parcel is being conveyed to Buyer as an accommodation to Seller, pending completion of the subdivision of the Envirotest Parcel from the Real Property, and the reconveyance of the Envirotest Parcel to Seller; (ii) it is the desire and intention of the parties that Seller retain all of the benefits (including the right to receive any revenues) and burdens (including the obligation to pay all expenses and liabilities) of the Envirotest Parcel; and
(iii) Buyer is taking legal title to the Envirotest Parcel at Closing solely as the nominee and/or straw party for Seller and in order to enable Seller legally to convey to Buyer at Closing the balance of the Real Property. The Real Property Deed shall not reflect such arrangement, but at Seller's request, Buyer and Seller shall enter into a separate "straw party" agreement on or before the date of Closing, which agreement shall not be recorded and shall not detract from or expand either party's rights under this Section 10.14.

               10.14.2  Subject to Section 10.14.3(b), at any time following the Envirotest Subdivision, Buyer, at Seller's request, shall reconvey the Envirotest Parcel to Seller upon at least twenty (20) days' prior written notice from Seller (the "Closing Notice"); provided, however, that notwithstanding such
                                    --------  -------
20-day time period or any other applicable time period provided for in this
Section 10.14, Buyer shall use all reasonable efforts to reconvey the Envirotest Parcel by a date that will enable Seller to meet its obligations to Envirotest Partners, and Seller shall use all reasonable efforts to give Buyer as much prior notice as possible of Seller's requested date of reconveyance. Buyer shall not be required to convey the Envirotest Parcel unless and until Seller, at no out-of-pocket expense to Buyer, has taken any and all action necessary legally to subdivide the Envirotest Parcel from the remainder of the Real Property (the "Envirotest Subdivision") so that the Envirotest Parcel is a single, separate lot that may be legally conveyed by Buyer to Seller. Buyer shall cooperate with Seller and Envirotest in connection with effecting the Envirotest Subdivision and satisfying the conditions pertaining thereto (including, without limitation, execution and delivery by Buyer of covenants in favor of Upper Dublin Township in form substantially similar to those heretofore delivered to Buyer's counsel and a stormwater easement substantially similar to that heretofore delivered to Buyer's counsel) and upon Seller's request (as described in Section 10.14.5), Buyer shall execute any and all documents which must be executed by the record owner of the Envirotest Parcel in order to effect the Envirotest Subdivision; provided, however, that Buyer shall have no obligation to incur any out-of-pocket liability or expense in connection with the Envirotest Subdivision and Seller shall reimburse Buyer, and shall indemnify and hold harmless Buyer in accordance with Sections 10.14.5 and 9.2(m) of this Agreement, for all Envirotest Damages incurred or suffered by Buyer; provided further, that in no event shall the provisions of this Section 10.14.2 require Buyer to take any action or agree to any condition (including, without limitation, the execution of the Stormwater easement referred to above) pertaining to the Envirotest Subdivision that would have a materially adverse effect on the Manufacturing Plant or the conduct of Buyer's business on or in the Manufacturing Plant. Buyer shall provide Seller with reasonable evidence of such Damages and shall cooperate in a reasonable manner with Seller, but without any out-of-pocket expense to Buyer, to mitigate such Damages.

               10.14.3 (a) On the date specified in the Closing Notice, Buyer shall reconvey to Seller the Envirotest Parcel by a quitclaim deed (or, if required for title insurance purposes, special warranty deed), subject to all the Encumbrances existing on the date of such reconveyance, other than Encumbrances resulting from Buyer's breach of Section 10.14.5 hereof or other misconduct of Buyer. Buyer shall have no obligation to make any representations or warranties, or give any indemnities, to any party with respect to any matters relating to such conveyance (except in the special warranty deed, if one is required by the title insurance company); provided, that Buyer shall execute and deliver to Seller a FIRPTA Certificate and shall execute and deliver at such closing to the company insuring Seller's title any affidavit customarily requested by such title company (but only if such title company will not accept such an affidavit from Seller). The closing of such conveyance shall take place at such location in the Philadelphia area as is reasonably requested by Seller. Seller shall pay reasonable out-of-pocket costs incurred by Buyer's representatives (including, without limitation, the reasonable fees, travel expenses and other disbursements of Buyer's attorneys) in connection with attending such closing, and all other costs and expenses of such closing, including all real estate transfer taxes, if any. Buyer and Seller shall also execute and deliver at such closing such other documents reasonably necessary to effectuate such closing. If following the Envirotest Subdivision and Seller's giving the Closing Notice Buyer fails to tender a deed for the Envirotest Parcel in compliance with the requirements for conveyance under this Section 10.14.3, and such failure continues for 60 days after notice from Seller, Seller shall have the right to exercise one or more of the following remedies: (i) bring an

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

action for specific performance and (ii) elect to terminate all its obligations under this Section 10.14 arising after the expiration of such 60 day period (but such termination shall not constitute a waiver by either party of its right, if any, to seek damages from the other).

               (b) If, by the second anniversary of the Closing, the Envirotest Parcel has not been reconveyed to Seller, and such failure is not due to a breach by Buyer of any of the terms of this Section 10.14, written notice of which has been given by Seller to Buyer promptly following such breach, then in such event, without any further action, Buyer shall become the legal and equitable owner of the Envirotest Parcel, Seller shall have no legal, beneficial or equitable interest in the Envirotest Parcel, and Buyer shall be liable for all obligations arising in respect of the Envirotest Parcel from and after such date. Buyer shall have no other legal or equitable remedy against Seller for Seller's breach of Section 10.14.2 or Section 10.14.3; provided, that Seller shall remain fully liable under Sections 9.2(m) and 10.14.5 for Envirotest Damages the Acquisition Event. The occurrence of Buyer's acquisition of full legal and equitable ownership of the Envirotest Parcel as provided in this
Section 10.14.3 is hereinafter referred to as the "Acquisition Event." After the Acquisition Event, Seller shall, within ten (10) Business Days after Buyer's request, confirm in writing (including, if requested by Buyer, in a deed in recordable form confirming) the occurrence of the Acquisition Event. From and after the date of the Acquisition Event or any termination pursuant to the last sentence of Section 10.14.3(a), Buyer's ownership of the Envirotest Parcel shall not be as the nominee or straw party of Seller but rather Buyer shall be deemed to own all of the legal, beneficial and equitable ownership interests in the Envirotest Parcel.

               10.14.4 The parties agree that from and after the Closing Date until the earliest to occur of (x) reconveyance of the Envirotest Parcel pursuant to Section 10.14.3(a), (y) the Acquisition Event, or (z) termination of Seller's obligations pursuant to the last sentence of Section 10.14.3(a) hereof:
(i) Seller shall not take any action with respect to the Envirotest Parcel other than (w) in connection with the Envirotest Subdivision or reconveyance of the Envirotest Parcel pursuant to Section 10.14.3, (x) complying with legal requirements, (y) responding to emergencies, (z) complying with Seller's agreement of sale with Envirotest Partners, to the extent such compliance does not violate any applicable law, or (zz) other action deemed reasonably necessary by Seller and consented to by Buyer, which consent shall not be unreasonably withheld or delayed (provided that in no event shall Seller lease, mortgage, encumber or develop the Envirotest Parcel except as required by law or pursuant to the Envirotest Subdivision); and (ii) Seller shall pay when due any and all costs and expenses relating to the ownership and maintenance of the Envirotest Parcel (including without limitation, all real estate taxes). For the purposes of the preceding clause (ii), 5.3% of the real estate taxes for the entire Real Property (and any other expense relating to the entire Real Property which is not separately billed or otherwise specifically allocated to the Envirotest Parcel) shall be deemed allocable to the Envirotest Parcel.

               10.14.5 Notwithstanding anything in this Section 10.14 to the contrary, it is specifically agreed by the parties that:

               (i) Before the earliest to occur of (x) the Acquisition Event,
(y) the date of reconveyance of the Envirotest Parcel pursuant to Section
10.14.3 or (z) termination of Seller's obligations pursuant to the last sentence of Section 10.14.3(a), Buyer shall take no action (or grant consent to any action) pursuant to Section 10.14.2 or 10.14.4 or otherwise (including, without limitation, the conveying of any interest in or granting of any lien or other encumbrance on, or placing any matter of record with respect to the Envirotest Parcel) with respect to the Envirotest Parcel, other than in connection with the Envirotest Subdivision, the reconveyance of the Envirotest Parcel pursuant to this Agreement, compliance with legal requirements, and in the event of an emergency, in which cases Buyer shall take only such actions as shall be reasonably requested by Seller or as Buyer reasonably believes are required in order to comply with law or eliminate such emergency. Buyer shall cause any judgment lien filed against Buyer to be removed of record as against the Envirotest Parcel prior to the foreclosure thereof or the date fixed for closing under Section 10.14.3 hereof, whichever is earlier.

               (ii) Buyer shall have no liability, and Seller shall reimburse Buyer for, any and all Damages pertaining to the Envirotest Parcel or which arise at any time on account of Buyer's owning (or having owned) the Envirotest Parcel or on account of the Envirotest Subdivision or the conveyance of the Envirotest Parcel by Seller to Buyer or the reconveyance of the Envirotest Parcel to Seller or on account of any action taken (or not taken) by Seller or by Buyer at the direction or request of Seller in connection with any of the foregoing matters, excluding, however, Damages arising by reason of (w) Buyer's breach of this Section 10.14, or (x) Buyer's (or its Affiliates' or their respective Agents') gross negligence or willful misconduct, (y) acts, omissions, conditions or circumstances which first exist or occur on or after the date that Buyer acquires beneficial ownership of the Envirotest Parcel pursuant to Section 10.14.3(a) or 10.14.3(b) or (z) acts of Buyer, its Affiliates or their respective Agents after the date of reconveyance of the Envirotest Parcel to Seller pursuant to Section 10.14.3(a) (collectively, "ENVIROTEST DAMAGES"). Envirotest Damages shall include, without limitation, all Taxes, insurance, utilities, operating losses and maintenance and upkeep relating to the Envirotest Parcel and all claims by third parties (including, without limitation, Envirotest) arising with respect to, or on account of, the Envirotest Parcel and all reasonable fees and expenses of counsel incurred relating to such claims. Seller shall reimburse Buyer for all Envirotest Damages, within 10 Business Days after submission to Seller of a reasonably detailed invoice therefor (with supporting documents), on a dollar-for-dollar basis (without giving effect to any tax benefits) including for the reasonable value of Buyer's employees and for Buyer's internal and other disbursements, including reasonable attorney's or other expert fees, if in Buyer's reasonable judgment such services are required as long as and to the extent Buyer complies in all material respects with Seller's directions. The provisions of this clause

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

(ii) of Section 10.14.5 and of clause (iii) of this Section 10.14.5 shall survive the closing of any conveyance under Section 10.14.3 hereof and the transfer of beneficial ownership pursuant to Section 10.14.3(a) or (b).

               (iii) If Buyer receives directions from Seller regarding an action required to be taken by Buyer pursuant hereto and does not comply therewith in all material respects (through no fault of Seller or the third party or parties involved with such action), then, unless the reason for Buyer's non-compliance is that Seller is in default with respect to payments due to Buyer under this Section 10.14.5, Buyer shall indemnify, defend and hold harmless Seller and its Affiliates and their respective Agents for all Damages arising from such non-compliance by Buyer or its Affiliates or their respective Agents, net of Seller's available insurance therefor.

               10.14.6 Buyer shall cause any successor in title to the Envirotest Parcel that acquires title from Buyer (other than at the request of Seller) to comply with the terms of this Section 10.14.

          ARTICLE 11.    TAX MATTERS
                         -----------

          11.1   General.
                 -------

               (a) Except as otherwise provided in Section 11.2 and 11.3, (i) Seller shall be responsible for the payment of all Taxes relating to the Business and the Purchased Assets attributable to the taxable periods that end on or before the Closing Date; (ii) Buyer shall be responsible for the payment of all Taxes relating to the Business and the Purchased Assets attributable to taxable periods that begin on or after the Closing Date; (iii) for all taxable periods which include (but do not begin or end on) the Closing Date, Seller shall be responsible for the payment of Taxes relating to the Business and the Purchased Assets which are attributable to such taxable periods up to and including the Closing Date and Buyer shall be responsible for the payment of Taxes relating to the Business and the Purchased Assets attributable to the day immediately following the Closing Date to the end of such taxable period; provided, however, that Taxes on real property shall be prorated and apportioned in accordance with Section 164(d) of the Code. The party that has the primary obligation to do so under applicable law shall file any Tax Return that is required to be filed in respect of Taxes described in this Section 11.1, and that party shall pay the Taxes shown on such Tax Return and the other party shall reimburse the paying party for its share of such Tax as determined under
Section 11.7 by wire transfer of immediately available funds no later than ten days after receipt of written notice that such Tax has been paid to the applicable Governmental Body.

          11.2   Sales, Use and Transfer Taxes.
                 -----------------------------

               (a) Buyer and Seller shall equally share the liability for all sales, value added, use, transfer, registra-tion, stamp and similar Taxes ("TRANSFER TAXES") incurred

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

with respect to the Contemplated Transactions, including the purchase and sale of the Purchased Assets contemplated by this Agreement, other than Transfer Taxes attributable to the conveyance of the Office Building and Envirotest Parcel from Seller to Buyer, and the subdivision and reconveyance of the Office Building and Envirotest Parcel from Buyer to Seller pursuant to Sections 10.9 and 10.14, respectively, for which Seller shall be solely liable.

               (b) Seller shall prepare and file the required Tax Returns and other required documents with respect to Transfer Taxes required to be paid by both Buyer and Seller in paragraph Section 11.2(a). Buyer shall reimburse Seller for its portion of such Transfer Taxes within ten days of receipt of written notice from Seller. With respect to Transfer Taxes attributable to the subdivision and reconveyance of the Office Building pursuant to Section 10.9, the Seller shall pay such Transfer Taxes and file such Tax Returns as required.

          11.3  Federal, State and Local Taxes.
                ------------------------------

               (a) For purposes of Taxes based upon or measured by net income ("INCOME TAXES"), Seller shall include the net income attributable to the Business and the Purchased Assets in its income through the Closing Date and shall file the appropriate Tax Returns, and Buyer shall thereafter include the net income relating to the Business and the Purchased Assets in its income, other than the net income or net loss attributable to the Office Building which Seller shall include in its income on its Tax Returns. Seller shall be responsible for the payment of all Income Taxes imposed on Seller as a result of the transfer of the Business and the Purchased Assets to Buyer.

          11.4  Cooperation and Exchange of Information.  Seller and Buyer shall
                ---------------------------------------
provide each other, and shall cause their respective Affiliates to provide each of them, with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return with respect to the Business or the Purchased Assets, amended return or claim for refund, determining a liability for Taxes or a right to refund of Taxes or in conducting any audit or other proceeding in respect of Taxes with respect to the Business or the Purchased Assets. Such cooperation and information shall include, without limitation, providing copies of all relevant portions of Tax Returns with respect to the Business, together with accompanying schedules and related work papers, documents relating to rulings or other determinations by taxing authorities and records concerning the ownership and tax basis of property, which either party may possess. Each party shall make its employees available on a mutually convenient basis to provide explanation of any documents or information provided hereunder. The party requesting assistance hereunder shall reimburse the other for any reasonable out-of-pocket costs incurred in providing any return,

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

document or other written information, and shall compensate the other for any reasonable costs (excluding wages and salaries) of making employees available, upon receipt of reasonable documentation of such costs. Each party shall retain all returns, schedules and work papers and all material records or other documents relating thereto, until the expiration of the statute of limitations (including extensions) of the taxable years to which such returns and other documents relate and, unless the relevant portions of such returns and other documents are offered to the other party, until the final determination of any payments which may be required in respect of such years under this Agreement. Any information obtained under this Section 11.4 shall be kept confidential, except as may be otherwise necessary in connection with the filing of returns or claims for refund or in conducting any audit or other proceeding.

          11.5  Purchase Price Allocation.  The Purchase Price shall be
                -------------------------
allocated pursuant to Section 1060 of the Code, in accordance with the fair market values for the Purchased Assets as reflected on a schedule to be agreed upon between Buyer and Seller on or promptly following the Closing Date (the "ALLOCATION SCHEDULE"). Unless otherwise agreed in writing by Buyer and Seller, Buyer and Seller shall (i) reflect the Purchased Assets in their books for tax reporting purposes in accordance with the Allocation Schedule, and (ii) file all U.S. Tax Returns (including Form 8594) in accordance with and based upon such allocation.

          11.6  FIRPTA Certificate.  Seller shall deliver to Buyer on or before
                ------------------
the Closing Date a certification of non-foreign status of the Seller or any Related Person who, pursuant to this Agreement, transfers any U.S. Real Property Interests as defined in Section 897(c) of the Code (the "FIRPTA CERTIFICATE") (as provided for in Section 1445 of the Code and the regulations promulgated thereunder). Seller acknowledges and agrees that Buyer shall, if requested, deliver copies of the certification to the IRS and Buyer shall incur no liability, and the rights and obligations of Buyer and Seller hereunder shall not be affected, as a result of any such delivery.

          11.7  Calculations Related to Section 11.1.  For purposes of Section
                ------------------------------------
11.1, Buyer's Accountants and Seller's Accountants shall attempt to determine the amount, if any, of Taxes properly attributable to the Buyer and Seller for any taxable period that does not in fact end on the Closing Date. If no agreement can be reached within 45 days after the end of such taxable period, Buyer's Accountants and Seller's Accountants shall jointly select a third independent certified public accounting firm to resolve the dispute. The determination of the jointly selected independent certified public accounting firm shall be binding on both Buyer and Seller. Buyer and Seller shall each bear their own costs and one-half the costs of the

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

jointly selected independent certified public accounting firm in determining any amount due under Section 11.1. For purposes of Section 11.1 and the calculation of any indemnity, interest, penalties or additions to tax accruing after the Closing Date with respect to a liability for Taxes for which Seller indemnifies Buyer pursuant to Section 9.2(i) shall be deemed to be attributable to a taxable period ending on or before the Closing Date.

          11.8  Refunds.
                -------

               (a) Seller shall be entitled to any refunds or credits of Taxes attributable to the taxable periods ending on or before the Closing Date or attributable (or deemed attributable pursuant to Section 11.7) to such taxable periods up to and including the Closing Date with respect to the Business and the Purchased Assets.

               (b) Buyer shall be entitled to any refunds or credits of Taxes attributable to the taxable periods beginning on or after the Closing Date or attributable to such taxable periods beginning on the day immediately following the Closing Date with respect to the Business and the Purchased Assets.

          ARTICLE 12.    MISCELLANEOUS
                         -------------

          12.1  Expenses.  Except as specifically set out herein to the
                --------
contrary, each party hereto shall bear its own expenses incident to the preparation, negotiation, execution and delivery of this Agreement and the performance of its obligations hereunder. Expenses incurred after the date hereof under the U.S. Buyer Ancillary Agreements and the U.S. Seller Ancillary Agreements shall be borne as set out in each such agreement.

          12.2  Notices.  All notices or other communications given pursuant
                -------
hereto by one party hereto to the other party shall be in writing and deemed given when (a) delivered by messenger, (b) sent by telecopier (with receipt confirmed), provided that a copy is mailed by registered or certified mail, postage prepaid, return receipt requested, (c) received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested), or (d) mailed, seven days after being mailed in the U.S. first-class postage prepaid, registered or certified, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate as to itself by notice to the other party):

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

          If to Seller or RPR Caribbean, to it at:

               c/o Rhone-Poulenc Rorer Pharmaceuticals Inc.
               500 Arcola Road
               Collegeville, Pennsylvania  19426-0107
               Attention:  General Counsel
               Telecopier No.:  (610) 454-3807
               Confirmation No.:  (610) 454-8000

          Copy to:

               Skadden, Arps, Slate, Meagher & Flom
               919 Third Avenue
               New York, New York  10022
               Attention:  J. Michael Schell, Esq.
               Telephone No.:  (212) 735-3000
               Telecopier No.:  (212) 735-2000

          If to Buyer, to it at:

               Ciba Self-Medication, Inc.
               581 Main Street
               Woodbridge, New Jersey  07095
               Attention:  President
               Telecopier No.:  (908) 602-6600
               Confirmation No.:  (908) 602-6612

          Copies to:

               Ciba-Geigy Corporation
               444 Saw Mill River Road
               Ardsley, New York 10502
               Attention: General Counsel
               Telecopier No.:  (914) 479-2199
               Confirmation No.:  (914) 496-5000

          12.3  Integration.  This Agreement, the Canadian Purchase Agreement
                -----------
and the other agreements being executed by the parties concurrently herewith and therewith or on the Closing Date (or on the closing date under the Canadian Purchase Agreement if different than the Closing Date) are the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, including, without limitation, the Letter of Intent, dated December 7, 1994, between Buyer and Seller and the Confidential Disclosure Agreement, dated September 30, 1994, between Rhone Poulenc Pharmaceuticals Inc. and Ciba-Geigy Limited.

          12.4  Captions.  The headings contained in this Agreement and in the
                --------
tables of contents, exhibits and schedules

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

are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

          12.5  Assignment; Amendment; Waiver.
                -----------------------------

               (a) All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assignable or transferable by either party hereto without the prior written consent of the other party, except that Buyer may assign this Agreement and all its rights hereunder to any corporation organized in the United States wholly-owned directly or indirectly by Ciba-Geigy Limited without consent, provided that such assignment shall not relieve Buyer of any of its obligations hereunder. Buyer shall be responsible for any additional state or local realty transfer tax payable in connection with any such assignment.

               (b) This Agreement may be amended only by written agreement of the parties hereto.

               (c) The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

          12.6  Applicable Law.  This Agreement shall be governed by and
                --------------
construed in accordance with the internal laws of the State of New York, without giving effect to the principles of conflicts of laws thereof.

          12.7  Failure to Close.  If this Agreement is terminated prior to
                ----------------
Closing, each party to this Agreement shall return to the other party all documents and other information, including, without limitation, all originals and all copies thereof, theretofore delivered to such party by the other party. In such event, neither Buyer nor any Affiliates thereof shall retain copies of any such documents or other information disclosed to such Persons by or on behalf of Seller or its Affiliates, and shall not thereafter use for any purposes any information conveyed to Buyer or its Affiliates in connection with the Contemplated Transactions or concerning Seller or its Affiliates, except for such information which was: (a) possessed by Buyer or its Affiliates prior to the disclosure thereof by or on behalf of Seller or Related Persons; (b) disclosed to Buyer or its Affiliates by an independent third party without a violation of any obligation of confidentiality on the part of such third party to Seller or Related Persons; (c) ascertainable from public or published information or trade sources; (d) is disclosed with the written consent of Seller or Related Persons; or (e) is disclosed pursuant to court order or as otherwise required by law, on condition that notice of the requirement for such disclosure is given to Seller prior to making any disclosure and Buyer and its Affiliates cooperate as Seller reasonably requests in resisting it. Neither Seller nor any Affiliates thereof shall retain copies of any such documents or other information disclosed to such Persons by or on behalf of Buyer or its Affiliates, and shall not thereafter use for any purposes any information conveyed to Seller or its Affiliates in connection with the Contemplated Transactions, or concerning Buyer and its Affiliates except for such information which was: (a) possessed by Seller or its Affiliates prior to the disclosure thereof by or on behalf of Buyer or its Affiliates; (b) disclosed to Seller or its Affiliates by an independent third party without a violation of any obligation of confidentiality on the part of such third party to Buyer or its Affiliates; (c) ascertainable from public or published information or trade sources; (d) is disclosed with the written consent of Buyer or its Affiliates; or (e) is disclosed pursuant to court order or as otherwise required by law, on condition that notice of the requirement for such disclosure is given to Buyer prior to making any disclosure and Seller and its Affiliates cooperate as Buyer reasonably requests in resisting it.

          12.8  Further Assurances.  Each party agrees that it will execute and
                ------------------
deliver, or cause to be executed and delivered, on or after the date of this Agreement, all such other instruments and will take all reasonable actions as the other party may reasonably request from time to time in order to effectuate the provisions and purposes of this Agreement.

          12.9  No Third-Party Rights.  This Agreement is intended for the
                ---------------------
exclusive benefit of the parties hereto and their respective successors and permitted assigns. Nothing contained in the Agreement shall be construed as granting any rights or benefits in or to any third party, and no Person shall assert any rights as third-party beneficiary hereunder.

          12.10  Incorporation of Exhibits and Schedules.  The Exhibits and
                 ---------------------------------------
Schedules attached hereto are incorporated into this Agreement and shall be deemed a part hereof as if set forth herein in full. References herein to "this Agreement" and the words "herein," "hereof" and words of similar import refer to this Asset Purchase Agreement (including its Exhibits and Schedules) as an entirety. In the event of any conflict between the provisions of this Agreement and any such Exhibit or Schedule, the provisions of this Agreement shall control.

          12.11  Submission to Jurisdiction.
                 --------------------------

               (a) Any legal action or proceeding with respect to this Agreement or any of the Contemplated Transactions may be

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

brought in the courts of the State of New York located in the County of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each of the parties hereto and hereby accepts generally and unconditionally, the exclusive jurisdiction of the aforesaid courts.

               (b) Each of the parties hereto hereby irrevocably waives, in connection with any such action or proceeding, any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to bringing of any such action or proceeding in such respective jurisdictions.

               (c) Each of the parties hereto hereby irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each such person, as the case may be, at its address set forth in Section 12.2 hereof.

               (d) Nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any other party hereto in any other jurisdiction.

          12.12  Counterparts.  This Agreement may be executed in counterparts,
                 ------------
each of which shall be considered an original, but all of which together shall constitute the same instrument.

          12.13  Rights Cumulative.  Except as otherwise provided herein, all
                 -----------------
rights and remedies of each of the parties under this Agreement will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or applicable law.

          12.14  Time.  If the last day permitted for the giving of any notice
                 ----
or the performance of any act required or permitted under this Agreement falls on a day which is not a Business Day, the time for the giving of such notice or the performance of such act will be extended to the next succeeding Business Day.

          12.15  Specific Performance.  The parties agree that irreparable
                 --------------------
damages would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.
It is accordingly agreed that the parties shall be entitled to an injunction or injunctions without the need to first post any bond or other security to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, in addition to any other remedy to which they are entitled at law or in equity.

          12.16  Severability.  Any term or provision of this Agreement which is
                 ------------
invalid or unenforceable will be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining rights of the Person intended to be benefitted by such provision or any other provisions of this Agreement.

          12.17  Recording.  Except as required by any applicable law, neither
                 ---------
this Agreement nor any memorandum shall be recorded in any public place of record, and any attempt by Buyer or Seller or any Person on its behalf to do so shall be a default by Buyer or Seller under this Agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

                                            CIBA SELF-MEDICATION, INC.


                                            By:/s/Roland Jeannet
                                               ----------------------------
                                               Name:Roland Jeannet
                                               ----------------------------
                                               Title:President
                                               ----------------------------


                                            RHONE-POULENC RORER
                                              PHARMACEUTICALS INC.


                                            By:/s/Michel de Rosen
                                               ----------------------------
                                               Name:Michel de Rosen
                                               ----------------------------
                                               Title:President
                                               ----------------------------


                                            RHONE-POULENC RORER
                                              CARIBBEAN INC.


                                            By:/s/Joseph C. Scodari
                                               ----------------------------
                                               Name:Joseph C. Scodari
                                               ----------------------------
                                               Title:President
                                               ----------------------------


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